Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No.: 333-140923

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn: HASCO 2007-HE2 or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Free Writing Prospectus dated April 27, 2007
(to Prospectus dated April 27, 2007)
$[___]
(Approximate)
Mortgage Pass-Through Certificates, Series 2007-HE2
HSI Asset Securitization Corporation Trust 2007-HE2
Issuing Entity
HSI Asset Securitization Corporation
Depositor
HSBC Bank USA, National Association
Sponsor and Seller
Wells Fargo Bank, N.A.
Master Servicer and Servicer
Countrywide Home Loans Servicing LP
Servicer

Consider carefully the Risk Factors beginning on page S-17 in this free writing prospectus and page 1 in the accompanying prospectus.
The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, the trustee, any of their respective affiliates or any other party.
This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The trust will issue certificates including the following classes offered hereby:
•  Five classes of senior certificates
•  Ten classes of subordinate certificates
The classes of certificates offered by this free writing prospectus are listed, together with their initial class certificate balances and interest rates in the table under “Summary—The Offered Certificates” on page S-6 of this free writing prospectus. This free writing prospectus and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-6 and not to the other classes of certificates that will be issued by the trust as described herein.

Each class of certificates will receive monthly distributions of interest and principal, as described in this free writing prospectus. Distributions on the certificates will be made on the 25th day of each month, or if the 25th day is not a business day on the next business day, beginning in May 2007.

Credit enhancement for the offered certificates includes excess interest, overcollateralization, limited cross-collateralization, subordination and loss allocation. Amounts payable under an interest rate cap agreement and an interest rate swap agreement, both provided by [___], will be applied to pay certain interest shortfalls (including basis risk shortfalls), maintain overcollateralization and repay certain losses.

The trust’s main source of funds for making distributions on the certificates will be collections on a pool consisting of two groups of adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

HSBC Securities (USA) Inc. will purchase the offered certificates from the depositor. HSBC Securities (USA) Inc., together with Blaylock & Company, Inc. and Utendahl Capital Partners, L.P., will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to HSI Asset Securitization Corporation from the sale of the offered certificates (excluding accrued interest) will be approximately $[___] before deducting expenses. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking and Euroclear Bank, as operator of the Euroclear System, on or about May 4, 2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BLAYLOCK & COMPANY, INC.	UTENDAHL CAPITAL PARTNERS, L.P.
The date of this free writing prospectus is April 27, 2007

Important Notice About Information Presented in this
Free Writing Prospectus and the Accompanying Prospectus

The depositor has filed a registration statement (including a prospectus) (registration statement No. 333-140923) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We provide information about the offered certificates for Series 2007-HE2 in two separate documents that progressively include more detail:

•	the accompanying prospectus dated April 27, 2007, which provides general information, some of which may not apply to the Series 2007-HE2 certificates.

•	this free writing prospectus, which describes the specific terms of the Series 2007-HE2 certificates.

Cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

S-ii

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-iii

Table of Contents

Free Writing Prospectus

S-iv

PREPAYMENT AND YIELD CONSIDERATIONS	S-116
Structuring Assumptions	S-116
General	S-120
Defaults	S-120
Prepayment Considerations and Risks	S-120
Overcollateralization Provisions	S-122
Class M Certificates	S-122
Weighted Average Lives of the Offered Certificates	S-123
Decrement Tables	S-123
Prepayment Scenarios	S-124
Final Scheduled Distribution Date	S-133
FEDERAL INCOME TAX CONSIDERATIONS	S-133
General	S-133
Taxation of the Component Certificates	S-133
The Cap Contract Component	S-135
Status of the Offered Certificates	S-136
Other Matters	S-136
STATE AND LOCAL TAXES	S-136
ACCOUNTING CONSIDERATIONS	S-136
ERISA CONSIDERATIONS	S-137
LEGAL INVESTMENT	S-139
LEGAL MATTERS	S-140
RATINGS	S-140
GLOSSARY	S-142
ANNEX I: INTEREST RATE SWAP
SCHEDULE	I-1
ANNEX II: INTEREST CAP SWAP
SCHEDULE	II-1
ANNEX A: MORTGAGE LOAN STATISTICAL INFORMATION	A-1

S-v

SUMMARY

This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire free writing prospectus and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor and Seller

HSBC Bank USA, National Association, a national banking association and an affiliate of the depositor and one of the originators. The primary executive office of the sponsor and seller is 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6120. HSBC Bank USA, National Association acquired the mortgage loans from the originators and will sell them to the depositor on the closing date. See “The Sponsor and Seller” and “Assignment of the Mortgage Loans” in this free writing prospectus.

Depositor

HSI Asset Securitization Corporation, a corporation organized under the laws of Delaware. The principal executive office of the depositor is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-8119. The depositor is a direct wholly-owned subsidiary of HSBC Markets (USA) Inc. and an affiliate of the sponsor and seller and one of the originators. See “The Depositor” in the accompanying prospectus.

Issuing Entity

HSI Asset Securitization Corporation Trust 2007-HE2, a common law trust created pursuant to a pooling and servicing agreement governed by New York law, dated as of April 1, 2007, by and among the depositor, the master servicer, the securities administrator, the credit risk manager, the custodian and the trustee. See “The Pooling and Servicing Agreement—The Issuing Entity” in this free writing prospectus.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4134, and its telephone number is (714) 247-6000. See “The Trustee” in this free writing prospectus.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association. The securities administrator maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and its telephone number is (410) 884-2000. Its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. As paying agent, the securities administrator will be responsible for making monthly distributions and preparing the related monthly distribution statements provided to certificateholders. The securities administrator will also be responsible for the preparation of certain tax information for investors and the preparation and filing of certain tax returns for the trust and certain periodic reports relating to the trust and the certificates that are required to be filed with the Securities and Exchange Commission. See “The Securities Administrator” in this free writing prospectus.

Master Servicer

Wells Fargo Bank, N.A., a national banking association. In its capacity as master servicer, Wells Fargo Bank, N.A. will be responsible for monitoring the performance of the servicers and for reconciling the servicers’ loan-level reports, which serve as the basis for the monthly distribution statement prepared by the securities administrator. See “The Master Servicer” in this free writing prospectus.

Servicers

On the closing date, Countrywide Home Loans Servicing LP and Wells Fargo Bank, N.A. will service approximately 76.32% and 23.68% of the mortgage loans, respectively.

The principal executive office of Countrywide Home Loans Servicing LP is located at 7105 Corporate Drive, Plano, Texas 75024.

The principal place of business for Wells Fargo Bank, N.A.’s servicing operations is located at 1 Home Campus, Des Moines, Iowa 50238-0001 and its telephone number is (515) 213-3330.

Each of the servicers will:

(1)  provide customary servicing functions with respect to the mortgage loans;

(2)  provide certain loan-level reports to the master servicer; and

(3)  make certain principal and interest advances with respect to the mortgage loans and certain servicing advances with respect to the related mortgage properties.

See “The Servicers” in this free writing prospectus.

Credit Risk Manager

OfficeTiger Global Real Estate Services Inc. The principal executive office of the credit risk manager is located at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, and its telephone number is (678) 579-1000. The credit risk manager will monitor the master servicer and the servicers and advise Wells Fargo Bank, N.A., as master servicer and servicer, with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust. See “The Credit Risk Manager” in this free writing prospectus.

Custodian

Wells Fargo Bank, N.A., a national banking association. In its capacity as custodian, Wells Fargo Bank, N.A. will maintain and secure the mortgage document files underlying the mortgage loans on behalf of the trust. See “Assignment of the Mortgage Loans” in this free writing prospectus.

Originators

Decision One Mortgage Company, LLC, and WMC Mortgage Corp. originated approximately 71.95% and 26.05% of the mortgage loans, respectively. The remaining mortgage loans were originated by various other originators.

Decision One Mortgage Company, LLC’s principal executive office is located at Edgewater Corporate Center, 3023 HSBC Way, Ft. Mill, South Carolina 29715, and its telephone number is (803) 835-6000.

WMC Mortgage Corp.’s principal executive office is located at 3100 Thornton Avenue, Burbank, California 91504 and its telephone number is (818) 736-5000.

See “The Originators—Decision One Mortgage Company, LLC—Underwriting Standards”and“The Originators—WMC Mortgage Corp.—Underwriting Standards” in this free writing prospectus for a description of the underwriting guidelines applied by the originators in underwriting the mortgage loans.

Derivative Counterparty

[___], an entity which as of the closing date satisfies the Derivative Counterparty Ratings Requirement described in the Glossary to this free writing prospectus.

Rating Agencies

Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

Relevant Dates

Statistical Cut- off Date

March 1, 2007. Unless otherwise indicated in this free writing prospectus, any statistical information with respect to the mortgage loans contained in this free writing prospectus, including the statistical information in Annex A, is based on the scheduled principal balances as of March 1, 2007 of a pool of mortgage loans (the “sample mortgage pool”) that the depositor believes is representative of the mortgage pool to be acquired by the trust.

Cut-off Date

April 1, 2007. On the closing date, the trust will acquire a pool of mortgage loans, including all principal outstanding as of, and interest due thereon after, the close of business on the cut-off date. The collateral characteristics of the final mortgage loan pool acquired by the trust on the closing date will vary from the collateral characteristics of the sample mortgage pool in several respects: (1) the mortgage loan balances acquired by the trust will, except in the case of interest-only mortgage loans, be reduced by the April 1, 2007 scheduled principal payment; (2) certain mortgage loans contained in the sample mortgage pool may not be included in the final mortgage loan pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the final mortgage loan pool; and (3) certain replacement mortgage loans may be included in the final mortgage loan pool in substitution of the deleted mortgage loans referred to in clause (2) above. The sponsor believes that the collateral characteristics of the sample mortgage pool are representative of the final mortgage loan pool to be acquired by the trust and that any variance between the statistical distribution of characteristics of the sample mortgage pool as of the statistical cut-off date as presented in this free writing prospectus and the final mortgage loan pool as of the cut-off date should not be material.

Closing Date

On or about May 4, 2007.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2007, to the holders of record on the preceding record date.

Record Date

The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date).

Due Period

With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which such distribution date occurs.

The Mortgage Loans

The mortgage loans to be included in the trust will be comprised primarily of adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first or second lien mortgages or deeds of trust on one- to four-family residential real properties. All of the mortgage loans were originated or acquired by the originators and sold to the sponsor in the ordinary course of business pursuant to various underlying sale agreements. Certain rights of the sponsor under these underlying sale agreements will be assigned to the depositor and then to the trust under assignment, assumption and recognition agreements entered into with each of the originators. On the closing date, the sponsor will sell the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement and the depositor will, in turn, sell the mortgage loans to the trust pursuant to the pooling and servicing agreement.

Under these agreements, the originators have the obligation to remedy a material defect in the documentation constituting part of the mortgage file relating to the related mortgage loan, or if such defect cannot be remedied, substitute or repurchase the defective mortgage loan. In addition, under these agreements, the originators and the sponsor make certain representations and warranties relating to, among other things, their ability to convey unencumbered good title to the mortgage loans, the underwriting criteria pursuant to which the mortgage loans were originated and certain other characteristics of the mortgage loans. A breach of any such representation and warranty that materially and adversely affects the value of the related mortgage loan will require the breaching party to either cure the breach or substitute or repurchase the affected mortgage loan. See “Assignment of the Mortgage Loans” in this free writing prospectus.

Approximately 29.23% and 25.37% of the mortgage loans, which were initially serviced by Decision One Mortgage Company, LLC, and Litton Loan Servicing LP, respectively, are expected to be transferred for servicing to Countrywide Home Loans Servicing LP on or about May 1, 2007. Approximately 0.08% of the mortgage loans, which were initially serviced by various other servicers, are expected to be transferred for servicing to Wells Fargo Bank, N.A., on or about May 1, 2007.

As of the statistical cut-off date, the mortgage loans have original terms to maturity ranging from 180 months to 360 months, have a weighted average remaining term to scheduled maturity of 357 months and have the following additional approximate characteristics:

Aggregate scheduled principal balance:	$743,291,188
Number of loans:	3,680
Range of principal balances:	$18,385 to $788,763
Average principal balance:	$201,981
Adjustable rate (by aggregate scheduled balance and percentage of total pool):	$616,474,636	82.94%
Fixed rate (by aggregate scheduled balance and percentage of total pool):	$126,816,552	17.06%
Interest-only (by aggregate scheduled balance and percentage of total pool):	$126,624,830	17.04%
Balloon loans (by aggregate scheduled balance and percentage of total pool):	$273,657,420	36.82%
Second lien loans (by aggregate scheduled balance and percentage of total pool):	$11,428,218	1.54%
Range of mortgage rates:	5.275% to 13.625%
Weighted average mortgage rate:	8.018%
Range of gross margins: (1)	3.759% to 10.340%
Weighted average gross margin:(1)	6.589%
Range of minimum mortgage rates: (1)	5.075% to 11.600%
Weighted average minimum mortgage rate:(1)	7.951%
Range of maximum mortgage rates:(1)	11.340% to 18.600%
Weighted average maximum mortgage rate:(1)	14.111%
Range of original loan-to-value ratio:	11.36% to 100.00%
Weighted average original loan-to-value ratio:	81.59%
Weighted average original combined loan-to-value ratio:	90.36%
Weighted average next rate adjustment date: (1)	January 2009
Geographic concentration in excess of 5%:	California	20.44%
	Florida	11.51%
	New Jersey	6.25%
	Illinois	5.90%
	Arizona	5.30%
	Maryland	5.25%

___________________
(1)  The information is based only on the adjustable rate mortgage loans.

Approximately 0.02%, 0.04%, 14.60% and 2.38% of the mortgage loans are interest-only for a period of two, three, five or ten years, respectively, following origination.

The interest rate on each adjustable rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See “The Mortgage Loan Pool—The Index” in this free writing prospectus. The first adjustment of the interest rates for approximately 91.60%, 6.82%, 1.35% and 0.23% of the adjustable rate mortgage loans will occur after an initial period of approximately two, three, five or ten years following origination.

For purposes of calculating principal distributions on the senior certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this free writing prospectus, the mortgage loans will be divided into two subpools, designated as “group I mortgage loans” and “group II mortgage loans.” The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac original loan amount limitation guidelines for one-to-four-family residential properties. The group II mortgage loans will consist of all other remaining mortgage loans that may or may not conform to such Freddie Mac guidelines. Information about the characteristics of the mortgage loans in each group as of the statistical cut-off date is described under “The Mortgage Loan Pool” in this free writing prospectus and in Appendix A hereto. Payments of principal and interest on the Class I-A certificates will be based primarily on collections from the group I mortgage loans. Payments of principal and interest on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates will be based primarily on collections from the group II mortgage loans. Payments of principal and interest on each class of subordinate certificates will be based on collections from both loan groups.

For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this free writing prospectus.

The Offered Certificates

The certificates consist of the classes of certificates listed below, together with the Class P, Class X and Class R certificates. Only the classes of certificates listed below are offered by this free writing prospectus:

Class	Related Loan Group	Initial Class Certificate or Class Notional Balance(1)	Initial Interest Rate(2)	Interest Rate Formula (up to and including the Initial Optional Termination Date)(3)	Interest Rate Formula (after the Initial Optional Termination Date)(4)	Principal Type	Interest Type	Initial Certificate Ratings
								Fitch	Moody’s	S&P
I-A	1	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-1	2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-2	2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-3	2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Senior	Variable Rate	AAA	Aaa	AAA
II-A-4	2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Senior	Variable Rate	AAA	Aaa	AAA
M-1	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	AA+	Aa1	AA+
M-2	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	AA+	Aa2	AA+
M-3	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	AA	Aa3	AA
M-4	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	AA-	A1	AA
M-5	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	A+	A2	AA-
M-6	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	A	A3	A+
M-7	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	A-	Baa1	A-
M-8	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	BBB+	Baa2	BBB+
M-9	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	BBB	Baa3	BBB
M-10	1, 2	$[___]	[___]%	LIBOR plus [___]%(5)	LIBOR plus [___]%(5)	Subordinate	Variable Rate	BBB-	Ba1	BBB-
___________________
(1)	Subject to variance of plus or minus 10%.
(2)	Reflects the interest rate used in the modeling assumptions.
(3)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer can exercise the option to purchase the mortgage loans as described in this free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”

(4)
Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”

(5)	Subject to the applicable available funds cap limitation as described under “—Payments of Interest—Calculation of Interest Rate.”

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Scheduled Distribution Date(4)	Minimum Denominations(5)	Incremental Denomination	CUSIP Number	ISIN Number
I-A	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AA4	US40430RAA41
II-A-1	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AB2	US40430RAB24
II-A-2	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AC0	US40430RAC07
II-A-3	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AD8	US40430RAD89
II-A-4	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AE6	US40430RAE62
M-1	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AF3	US40430RAF38
M-2	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AG1	US40430RAG11
M-3	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AH9	US40430RAH93
M-4	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AJ5	US40430RAJ59
M-5	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AK2	US40430RAK23
M-6	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AL0	US40430RAL06
M-7	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AM8	US40430RAM88
M-8	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AN6	US40430RAN61
M-9	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AP1	US40430RAP10
M-10	DD	0 Day	Actual/360	4/25/2037	[___]	$25,000	$1	40430R AQ9	US40430RAQ92
___________________
(1)	DD = For any distribution date, the close of business on the business day immediately preceding the distribution date.
(2)
0 Day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the calendar day immediately before the related distribution date.

(3)	Calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.
(4)
The expected final distribution date is based upon the applicable prepayment and modeling assumptions for the related loan group as described in this free writing prospectus under “Prepayment and Yield Considerations” and the assumption that the master servicer exercises the option to purchase the mortgage loans at the earliest possible distribution date, as described in this free writing prospectus under “The Pooling and Servicing Agreement—Termination; Optional Clean-Up Call.”

(5)	With respect to the initial European investors, the underwriters will only sell offered certificates in minimum total investment amounts of $100,000.

The certificates will represent fractional undivided interests in the assets of the trust, which consists primarily of the mortgage loans. In addition, the supplemental interest trust will hold an interest rate swap agreement and an interest rate cap agreement for the benefit of the certificateholders.

The classes of certificates offered by this free writing prospectus will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-6 above. The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denomination of each class of offered certificates are set forth in the table on page S-7 above.

The offered certificates will have an approximate total initial principal amount of $[___]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this free writing prospectus will not exceed 10%.

The trust will also issue three other classes of certificates - the Class X, Class P and Class R certificates - which will not be offered by this free writing prospectus.

The rights of the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates to receive payments of principal and interest will be subordinate to the rights of holders of certificates having a senior priority of payment, as described under “Summary—Credit Enhancement—Subordination” below. We refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates collectively as “subordinate” or “Class M” certificates. We refer to the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates collectively as “senior” or “Class A” certificates.

Any net monthly excess cashflow remaining after certain required distributions are made to the offered certificates to maintain overcollateralization and to repay “deferred amounts” and basis risk shortfalls will be paid to the Class M-10 certificates, so long as the Class M-10 certificates remain outstanding, in reduction of their outstanding class principal balance.

The Class X certificates will represent the right to certain excess interest payments (after the Class M-10 Certificates have been retired) and any overcollateralization for the certificates. On the closing date, the initial overcollateralization amount will be equal to approximately 2.55% of the aggregate scheduled principal balances of the mortgage loans as of the cut-off date. The required amount of overcollateralization may change over time, as decribed in this free writing prospectus.

The Class P certificates will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. Accordingly, these amounts will not be available for payment to the servicers or the holders of other classes of certificates.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates.

*Principal distributions to the Class A certificates will be distributed as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus. Losses on the mortgage loans will not reduce the principal amount of the Class A certificates.

Payments of Interest

Calculation of the Interest Rate. Interest will accrue on each class of offered certificates at the applicable annual interest rate based on one-month LIBOR plus the applicable fixed margin for such class described in the table on page S-6 above, subject to the applicable available funds cap on those interest rates.

The applicable interest accrual period and interest accrual convention for each class of offered certificates is described in the table on page S-7 above. If the option to purchase the mortgage loans is not exercised by the master servicer on the first optional termination date (as described under “—Optional Termination of the Trust”), then beginning on the next distribution date and thereafter, the applicable margins will increase as described in the table on page S-6 above.

See “Description of the Certificates—Distributions of Interest and Principal” and “The Pooling and Servicing Agreement—Termination; Optional Clean-Up Call” in this free writing prospectus.

The applicable available funds cap for the Class I-A certificates for any distribution date is the “group I available funds cap” which is generally based on the weighted average mortgage rate of the group I mortgage loans during the applicable due period, reduced to take into account (i) certain fees and expenses of the trust and (ii) any net amounts owed to the derivative counterparty allocable to the group I mortgage loans.

The applicable available funds cap for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates for any distribution date is the “group II available funds cap” which is generally based on the weighted average mortgage rate of the group II mortgage loans during the applicable due period, reduced to take into account (i) certain fees and expenses of the trust and (ii) any net amounts owed to the derivative counterparty allocable to the group II mortgage loans.

The applicable available funds cap for each class of subordinate certificates for any distribution date is generally the weighted average of the group I available funds cap and the group II available funds cap, weighted on the basis of the applicable group subordinate amount for such distribution date.

Priority of Interest Payments. In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the due period related to the distribution date minus the amount of any servicing fees, master servicing fees and certain other expenses and indemnities payable by the trust, will be distributed in the following order of priority:

first, to pay the net amount owed to the derivative counterparty under the derivative agreements (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates;

second, concurrently, (1) from the interest collected on the group I mortgage loans, to the Class I-A certificates, the amount of current interest and any unpaid interest carryforward amount due such class and (2) from the interest collected on the group II mortgage loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, pro rata, based on the interest entitlement of each such class, the amount of current interest and any unpaid interest carryforward amount due each such class. Any interest collections remaining after the payments described in clauses (1) and (2) of this priority second have been made will be applied to pay any interest due and not paid to the classes of senior certificates related to the other loan group, pro rata, based on the amount of interest remaining unpaid for each such class;

third, the remaining interest collections from both loan groups will be distributed sequentially to each class of Class M certificates, in ascending order by numerical class designation, to pay the amount of current interest due that class for that distribution date; and

fourth, the remaining interest from both loan groups after all required payments above have been made (referred to herein as “excess interest”) will be applied as described under “—Net Monthly Excess Cashflow” below.

As described under “Description of the Certificates—Distributions of Interest and Principal,” there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the interest rate on your certificate balance.

Derivative Agreements

The securities administrator, as trustee of the supplemental interest trust, will enter into an interest rate swap agreement and an interest rate cap agreement with [___], as derivative counterparty.

Under the interest rate swap agreement, on the business day prior to each distribution date, beginning in June 2007 and ending in October 2010, the supplemental interest trust will be obligated to make fixed payments at 5.10% per annum, as described in this free writing prospectus, and the derivative counterparty will be obligated to make floating payments at one-month LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted on a monthly basis.

Under the interest rate cap agreement, on the business day prior to each distribution date, beginning on the distribution date in November 2007 and ending on the distribution date in May 2014, the derivative counterparty will be obligated to make payments to the supplemental interest trust if one-month LIBOR (as determined under the interest rate cap agreement) moves above 6.00% per annum, in each case calculated on a scheduled notional amount and adjusted on a monthly basis.

To the extent that a fixed payment payable by the supplemental interest trust under the interest rate swap agreement exceeds the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net derivative payment to the derivative counterparty. To the extent that the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement exceeds the fixed payment payable by the supplemental interest trust on any distribution date, the derivative counterparty will owe a net derivative payment to the supplemental interest trust. In addition, upon the occurrence of certain swap default and early termination events, the defaulting party (and in limited cases, the non-defaulting party) may be obligated to pay the other party a swap termination payment. Any net amounts received by the supplemental interest trust under the interest rate swap agreement and the interest rate cap agreement will be applied as described under “Description of the Certificates—The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this free writing prospectus.

Payments of Principal

Allocation of Principal. The amount of principal payable on the offered certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans between the loan groups and among the different classes of certificates within each loan group, (2) funds received on the mortgage loans that are available to make principal payments on the certificates, and (3) the application of excess interest from each loan group to pay principal on the certificates.

Principal collections received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

•
whether a distribution date occurs before or on or after the “stepdown date” which is the earlier of (A) the first distribution date following the distribution date on which the aggregate class certificate balance of all the senior certificates have been paid to zero or (B) the later of (1) the distribution date in May 2010 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust equals or exceeds the percentage specified in this free writing prospectus;

•	whether a “cumulative loss trigger event” occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus; and

•	whether a “delinquency event” occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels specified in this free writing prospectus.

Priority of Principal Payments. In general, on each distribution date, principal collections attributable (or allocated) to the group I mortgage loans (the “group I principal payment amount”) and the group II mortgage loans (the “group II principal payment amount”) will be distributed, after payment of certain fees, expenses and indemnities of the trust, as follows:

A. For any distribution date prior to the stepdown date or on or after the stepdown date if a cumulative loss trigger event or a delinquency event is in effect:

(i) to pay net derivative payments or swap termination payments owed to the derivative counterparty (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates, after taking into account all payments made according to the first priority under “Payments of Interest—Priority of Interest Payments” above;

(ii) on a concurrent basis, to pay (a) the group I principal payment amount to the Class I-A certificates, until their principal balances are reduced to zero and (b) the group II principal payment amount to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, in the order of priority described under “—Priority of Group II Principal Payments” below, until their principal balances are reduced to zero; provided, however, if the class certificate balances of the senior certificates related to one loan group have been reduced to zero, any remaining principal collections from such loan group will be allocated to the senior certificates related to the other loan group in accordance with the priorities described above in this clause (ii), until their remaining respective principal balances are reduced to zero; and

(iii) sequentially, to each class of Class M certificates, in ascending order by numerical class designation, any remaining group I principal payment amount and group II principal payment amount, until their respective principal balances are reduced to zero.

B. For any distribution date on and after the stepdown date and on which neither a cumulative loss trigger event nor a delinquency event is in effect:

(i) to pay any net derivative payment or swap termination payment owed to the derivative counterparty (other than a swap termination payment resulting from a derivative counterparty trigger event), including amounts remaining unpaid from previous distribution dates, after taking into account all payments made according to the first priority under “Payments of Interest—Priority of Interest Payments” above;

(ii) concurrently:

(a) to the Class I-A certificates, the group I principal payment amount or such lesser amount that is necessary to satisfy the credit support requirement for such class, as described in this free writing prospectus, until their principal balances are reduced to zero; and

(b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, in the order of priority described under “—Priority of Group II Principal Payments” below, the group II principal payment amount, or such lesser amount that is necessary to satisfy the applicable credit support requirements for such classes, as described in this free writing prospectus, until their principal balances are reduced to zero;

(iii) concurrently:

(a) to the Class I-A certificates, any remaining amount not applied to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates in clause (ii)(b) above, an amount that is necessary to satisfy the necessary credit support requirement for such class, until their principal balances are reduced to zero; and

(b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, in the order of priority described under “—Priority of Group II Principal Payments” below, any remaining amount not applied to the Class I-A certificates in clause (ii)(a) above, an amount that is necessary to satisfy the necessary credit support requirements for such classes, until their respective principal balances are reduced to zero; and

(iv) sequentially, to each class of Class M certificates, in ascending order by numerical class designation, the lesser of (a) any remaining principal collections after payment of the required principal distributions described in clauses (i), (ii) and (iii) above and (b) an amount necessary to satisfy the necessary credit support requirement for each such class, as described in this free writing prospectus, until their respective principal balances are reduced to zero.

Priority of Group II Principal Payments. Any principal payments allocated to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates will be allocated sequentially, in that order, provided that, on and after the distribution date on which the aggregate principal balance of the Class M Certificates and the overcollateralization amount have been reduced to zero, principal payments will be allocated to such classes, pro rata, based on their respective principal balances, until their respective principal balances have been reduced to zero.

Net Monthly Excess Cashflow

With respect to each distribution date, any interest and principal collections remaining after all required interest and principal distributions have been made as described above, will generally constitute “net monthly excess cashflow” for that distribution date. The net monthly excess cashflow with respect to any distribution date will generally be applied in the following order: (i) to pay any unpaid interest and any unpaid carryforward interest amounts due to the Class A certificates, (ii) to pay any unpaid interest to the Class M certificates, (iii) to pay any unpaid carryforward interest amounts due to the Class M certificates, (iv) to repay any losses previously allocated to the Class M certificates, (v) to pay any basis risk shortfalls to the certificates to the extent not previously paid, (vi) to pay the credit risk management fee to the extent not previously paid, (vii) to make certain swap termination payments to the derivative counterparty to the extent not previously paid and (viii) to pay principal to the Class M-10 certificates, until the certificate principal balance of such class is reduced to zero. For a more detailed description of the priority of payment of net monthly excess cashflow, see“Description of the Certificates—Distributions of Principal and Interest” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists of excess interest, overcollateralization, limited cross-collateralization, subordination and loss allocation.

Excess Interest.  Excess interest is expected to be generated because the amount of interest collected on the mortgage loans for each due period is expected to be greater than the interest distributable on the certificates and certain fees and expenses payable by the trust for the related distribution date, including any payments owed to the derivative counterparty under the derivative agreements. A portion of this excess interest will be applied to absorb interest shortfalls, to maintain the required level of overcollateralization, and to make certain payments to the Class M-10 certificates, as described herein.

Overcollateralization.  On the closing date, the total principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates by approximately 2.55% of the total scheduled principal balance of the mortgage loans as of the cut-off date. We call this condition “overcollateralization.”

If no net derivative payments are received and there is no excess interest, the overcollateralization amount is the first amount to absorb realized losses on the mortgage loans and designated unreimbursed expenses of the trust. The overcollateralization amount is generally required to be maintained at a target amount, which may fluctuate as decribed herein. The targeted overcollateralization amount for any distribution date will generally be increased by the total amount of any additional payments made to the Class M-10 certificates out of net monthly excess cashflow. The required amount of overcollateralization may be reduced upon the satisfaction of certain loss and delinquency tests. As described in this free writing prospectus, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that a sufficient amount of excess interest will be generated to maintain the required level of overcollateralization.

Limited Cross-Collateralization. Under certain limited circumstances, payments on the mortgage loans in one loan group may be distributed as interest or principal, as applicable, to holders of the senior certificates relating to the other loan group.

If the senior certificates relating to one loan group have received their required payments of interest, then any excess interest related to that loan group will be available to pay any interest shortfalls of the senior certificates related to the other loan group, before being distributed to the subordinate certificates.

If the senior certificates relating to one loan group have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed as principal to the remaining senior certificates relating to the other loan group, if any, before being distributed to the subordinate certificates.

Subordination. The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior certificates is intended to enhance the likelihood of regular distributions on the more senior certificates.

Allocation of Losses. Losses on the mortgage loans will be allocated first to net derivative payments received, second to excess interest, third to any overcollateralization amount and fourth to the Class M certificates then outstanding in inverse order of distribution priority as further described in this free writing prospectus. However, losses in excess of any overcollateralization amount and the aggregate principal balance of the Class M certificates will not reduce the principal balances of the Class A certificates.

Fees and Expenses

The Servicers.

Before payments are made on the certificates, each servicer will be paid a monthly servicing fee for each distribution date equal to one-twelfth of 0.500% of the aggregate stated principal balance of the mortgage loans serviced by such servicer as of the prior distribution date (or the cut-off date in the case of the first distribution date). In addition, each servicer will also be entitled to receive as additional servicing compensation, any late payment charges, modification fees, assumption fees and other similar items (excluding prepayment premiums) and any investment earnings on amounts in its respective collection account and escrow account relating to the serviced mortgage loans.

Securities Administrator, Trustee, Master Servicer and Custodian. Before payments are made on the certificates, the master servicer will be paid a monthly fee equal to one-twelfth of 0.0025% of the stated principal balance of the mortgage loans serviced by Countrywide Home Loans Servicing LP as of the prior distribution date (or the cut-off date in the case of the first distribution date). As compensation for its services, the securities administrator is entitled to retain all investment earnings on funds held in the distribution account pending their distribution to certificateholders. The securities administrator will pay the custodian out of its investment earnings and will also pay the trustee a fixed annual fee.

Credit Risk Manager. After payments are made to the holders of the offered certificates, the credit risk manager will be paid a monthly fee equal to one-twelfth of 0.014% of the stated principal balance of the mortgage loans as of the prior distribution date (or the cut-off date in the case of the first distribution date).

Certain expenses of the servicers, the master servicer, the custodian, the trustee and the securities administrator will be reimbursed before payments are made on the certificates.

See “Fees and Expenses of the Trust” in this free writing prospectus.

Servicing Standard; Advances

As servicers, Countrywide Home Loans Servicing LP and Wells Fargo Bank, N.A. will be obligated to service and administer the mortgage loans on behalf of the trust. The servicers will be required to service the loans on a “scheduled/ scheduled” basis. This means that the servicers will be responsible for advancing scheduled payments of principal and interest on the mortgage loans in accordance with their respective servicing agreements, as described below. The servicers will be required to cause the loans to be serviced:

•	with the same care as they customarily employ in servicing and administering similar loans for their own account, and

•	in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicers that service similar mortgage loans.

Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the pooling and servicing agreement. The master servicer may (and at the direction of a majority of certificateholders will), remove a servicer upon the occurrence and continuation beyond the applicable cure period of certain servicer events of default specified in the servicing agreements. See “Mortgage Loan Servicing—Removal and Resignation of a Servicer” in this free writing prospectus.

The servicers will be required to advance delinquent payments of principal and interest on the mortgage loans and advance any property protection expenses relating to the mortgage loans. The master servicer, in its capacity as successor servicer, will be required to advance its own funds to make advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Neither the servicers nor the master servicer will be required to make any advance that in its good faith business judgment it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover certain prepayment interest shortfalls to the extent of its servicing fee; however, the master servicer will have no similar obligation to make such compensating interest payments. See “Mortgage Loan Servicing—P&I Advances and Servicing Advances” and “—Prepayment Interest Shortfalls” in this free writing prospectus.

Optional Termination of the Trust

Subject to the satisfaction of the conditions described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus, the master servicer will have the option to purchase the mortgage loans and therefore cause the termination of the trust on any optional termination date, which is any distribution date following any month in which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning on the next distribution date and thereafter, the interest rate on the offered certificates will be increased as described in the table on page S-6. Any such purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and the termination of the trust. See “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

Federal Tax Aspects

McKee Nelson LLP is acting as tax counsel to the depositor and is of the opinion that:

•	portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•	the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, coupled with certain contractual rights and obligations.

See “Federal Income Tax Considerations” in this free writing prospectus.

ERISA Considerations

Generally, all of the certificates offered by this free writing prospectus may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement and the interest rate cap agreement unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this free writing prospectus under “ERISA Considerations.”

Legal Investment

None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See“Risk Factors—Your Investment May Not Be Liquid” in this free writing prospectus and “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the ratings by Fitch, Inc., Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth on the table on page S-6.

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS

In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the statistical cut-off date, which is March 1, 2007.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance of Your Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values. See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

The mortgage loans in the trust include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust. Although the sponsor may, in its sole discretion, repurchase or substitute for defective loans as described in this free writing prospectus, in the event that an originator is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of any such originator to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates. See “Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses” in the prospectus.  See also“The Mortgage Loan Pool” in this free writing prospectus for a description of the characteristics of the mortgage loans.

Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. In light of the foregoing, you should consider the heightened risk associated with purchasing the offered securities, and that your investment in the securities may perform worse than you anticipate.

Implementation of More Conservative Underwriting Criteria May Hinder Refinancing and Increase Risk of Loss

In recent months, in response to increased delinquencies and losses with respect to subprime mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for subprime mortgage loans. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest-only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest-only period, respectively.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses if Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, approximately 20.44%, 11.51%, 6.25%, 5.90%, 5.30% and 5.25% of the mortgage loans (in the aggregate) were secured by mortgaged properties located in California, Florida, New Jersey, Illinois, Arizona and Maryland, respectively; approximately 11.29%, 10.30%, 7.84%, 6.42%, 6.01% and 5.93% of the group I mortgage loans were secured by mortgaged properties located in Florida, California, Illinois, New Jersey, Arizona and Maryland, respectively; and approximately 35.65%, 11.86%, 6.07% and 6.00% of the group II mortgage loans were secured by mortgaged properties located in California, Florida, New York and New Jersey, respectively.

Because of the relative geographic concentration of the mortgaged properties within California and, to a lesser extent, in Florida, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. California and Florida mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

•
If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•
Approximately 69.48% of the group I mortgage loans and approximately 74.67% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•
An originator or the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

•
Prepayment of the mortgage loans will also occur if the master servicer exercises its option to purchase all of the mortgage loans on any optional termination date, which is any distribution date following any month in which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and any proceeds received under the derivative agreements as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions until the required overcollateralization level is achieved and, thereafter, at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. In particular, the Class M certificates (other than the Class M-10 certificates) generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in May 2010. On or thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M certificates (other than the Class M-10 certificates) may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the Class M certificates will therefore be longer than would otherwise be the case.

•	The effect on the market value of the Class M certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

General. The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A certificates, and, to a lesser degree, the holders of the Class M certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicers, the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied (together with any amounts received under the interest rate cap agreement) as described in this free writing prospectus, to pay interest shortfalls in the current or prior periods (including basis risk shortfalls), maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate swap agreement unless the floating amount owed by the derivative counterparty on a distribution date exceeds the fixed amount owed to the derivative counterparty. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.10% per annum. We cannot assure you that any proceeds will be received under the interest rate swap agreement, or that any such proceeds that are received thereunder (together with amounts received under the interest rate cap agreement) will be sufficient in amount for the purposes described above.

The Interest Rate Cap Agreement.  Any amounts received under the interest rate cap agreement will be applied (together with any amounts received under the interest rate swap agreement) as described in this free writing prospectus, to pay interest shortfalls in the current or prior periods (including basis risk shortfalls), maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate cap agreement unless one-month LIBOR (as determined pursuant to the interest rate cap agreement) exceeds 6.00% per annum, in each case calculated on a scheduled notional amount and adjusted to a monthly basis. We cannot assure you that any proceeds will be received under the interest rate cap agreement, or that any such proceeds that are received thereunder (together with any amounts received under the interest rate swap agreement) will be sufficient in amount for the purposes described above.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•
if you buy a Class M-10 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-10 certificates by the amount of that excess;

•
if you buy a Class M-9 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the class certificate balance of the Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-9 certificates by the amount of that excess; and

•
if you buy a Class M-8 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the aggregate class certificate balance of the Class M-9 and Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-8 certificates by the amount of that excess.

Losses on the mortgage loans will reduce the class certificate balance of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order, in accordance with the same pattern described above; however, losses on the mortgage loans will not reduce the principal amount of the senior certificates.

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust and any net derivative payments owed to the derivative counterparty, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated.

Limited Cross-Collateralization. Principal payments on the senior certificates will depend, for the most part, on collections on the mortgage loans in the related loan group; however, under limited circumstances, as described in the free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal” and “—Allocation of Principal Payments to Class A Certificates,” principal payments on the mortgage loans in one loan group may be distributed as principal to holders of the senior certificates relating to the other loan group. The Class M certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from both loan groups. That means that even if the rate of losses on mortgage loans in a loan group related to any class of senior certificates is low, losses in the unrelated loan group may reduce the loss protection for those certificates.

Interest Generated by the Mortgage Loans May be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates, to pay certain fees and expenses payable by the trust and any net derivative payments owed to the derivative counterparty. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as described in this free writing prospectus. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because either the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

•
All of the mortgage loans have either fixed interest rates or interest rates that adjust based on the six-month LIBOR index rather than the one-month LIBOR index used to determine the interest rates on the offered certificates. In addition, the first adjustment of the interest rates for approximately 91.60%, 6.82%, 1.35% and 0.23% of the adjustable rate mortgage loans will not occur until two, three, five or ten years, respectively, after their dates of origination. As a result, the interest rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the interest rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The interest rates on the Class A certificates cannot exceed the weighted average interest rate of the mortgage loans in the applicable loan group less certain fees payable by the trust and any net derivative payments owed to the derivative counterparty, allocable to such loan group. The interest rates on the Class M certificates cannot exceed the weighted average interest rate of the subordinate portions of the mortgage loans in both loan groups less certain fees payable by the trust and any net derivative payments owed to the derivative counterparty.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•
Investors in the offered certificates, and particularly the Class M certificates offered hereby, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Interest Rates of the Offered Certificates

The offered certificates accrue interest at interest rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. The limitations on the interest rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans in the applicable loan group (in the case of the senior certificates) or of all the mortgage loans (in the case of the subordinate certificates) reduced by certain fees and expenses payable by the trust and any net derivative payments owed to the derivative counterparty.

A variety of factors, in addition to those described in the previous risk factor, could limit the interest rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

•
The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and approximately 91.60%, 6.82%, 1.35% and 0.23% of these adjustable rate mortgage loans will have the first adjustment to their interest rates two, three, five or ten years, respectively, after the date of origination. As a result, the offered certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

•
The interest rates for the offered certificates adjust monthly based on the one-month LIBOR index, while the interest rates on the mortgage loans either adjust semi-annually based on the six-month LIBOR index or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•
The interest rates on the adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans and the interest rates on the offered certificates may both decline or increase during the same period, but that the interest rates on the offered certificates may decline or increase more slowly or rapidly.

•
To the extent that the mortgage loans are subject to default or prepayment, the interest rates on the offered certificates may be reduced as a result of the available funds cap limitations described in this free writing prospectus.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the interest rates on the offered certificates are more likely to be limited.

Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. We cannot assure you that funds will be available for this purpose.

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Mortgage Loans in the Trust

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other mortgage loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•	differences in mortgage loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the mortgage loans in a pool have prepayment penalties;

•	whether the mortgage loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the mortgage loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical mortgage loan performance during a period of rising home values may differ significantly from the future performance of similar mortgage loans during a period of stable or declining home values.

A Substantial Number of the Mortgage Loans Were Originated Based on Underwriting Exceptions

As a result of the originators’ underwriting standards, including the origination of mortgage loans based on underwriting exceptions, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Risks Related to the Interest Rate Swap Agreement

Any swap payment payable to the derivative counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates unless offset by any proceeds received under the interest rate cap agreement for such distribution date. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the derivative counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net derivative payments to the derivative counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net derivative payment to the derivative counterparty, a swap termination payment as described in this free writing prospectus will be owed to the derivative counterparty. Any termination payment payable to the derivative counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Effect of Creditworthiness of Derivative Counterparty on Ratings of Certificates

The derivative counterparty will have the financial strength ratings described under “Description of the Certificates—The Derivative Agreements—The Derivative Counterparty.” The ratings of the certificates are dependent in part upon the credit ratings of the derivative counterparty. If a credit rating of the derivative counterparty is qualified, reduced or withdrawn and the derivative counterparty does not post collateral securing its obligations under the derivative agreements or a substitute counterparty or guarantor is not obtained in accordance with the terms of the derivative agreements, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

Approximately 17.04% of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses

Approximately 0.03%, 0.05%, 17.10% and 2.16% of the adjustable rate mortgage loans have an initial interest-only period of two, three, five or ten years, respectively, following origination and approximately 2.41% and 3.45% of the fixed rate mortgage loans have an initial interest-only period of five or ten years, respectively, following origination. During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan at the end of the interest-only period, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Balloon Loans

Approximately 42.49% of the adjustable rate mortgage loans and approximately 9.25% of the fixed rate mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term. The ability of a borrower to make such lump sum payment most likely will depend on the borrower’s ability to refinance the balance due on the mortgage loan. An increase in prevailing market interest rates may reduce the availability of such refinancing and adversely affect the borrower’s ability to pay the outstanding principal balance of the mortgage loan at its maturity. Any loss on a balloon loan as a result of a borrower’s inability to refinance the mortgage loan will be borne by the certificateholders to the extent not covered by any applicable credit enhancement. Neither the servicers nor the master servicer will be required to make any principal or interest advance with respect to delinquent balloon payments.

Special Default Risk of Second Lien Mortgage Loans; Junior Lien Priority Could Result in Payment Delay or Loss

Approximately 1.12% of the group I mortgage loans and 2.16% of the group II mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

Mortgage loans secured by junior liens are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and prior statutory liens have been satisfied. If the master servicer or the related servicer determines that the remaining proceeds are or would be insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate, it may charge-off the mortgage loan as a bad debt. If the credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear:

•	the risk of delay in payments while any deficiency judgment against the borrower is sought; and

•	the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized upon for any other reason.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period (the middle of the calendar month immediately preceding the month in which the distribution date occurs through the middle of the calendar month of the related distribution date, except for principal prepayments in part for mortgage loans serviced by Wells Fargo Bank, N.A., where the prepayment period is the calendar month preceding the month in which the distribution date occurs). In the event the timing of any voluntary prepayments would cause there to be less than one full month’s interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments and thirty days’ interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the middle of that month and only to the extent of the servicing fees for that distribution date payable to such servicer.

If a servicer fails to make such compensating interest payments or such shortfall exceeds the sum of the applicable servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. The Master Servicer has no obligation to make any compensating interest payments. In addition, no such payments from a servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac in certain respects. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Additional Risks Associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Class M certificates will be progressively more sensitive, in inverse order of priority of payment, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class M certificates in inverse order of priority. As a result of such reductions, less interest will accrue on such classes of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M certificates may be paid to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M certificates (other than the Class M-10 certificates) will not be entitled to any principal distributions until at least May 2010 or a later date as provided in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the Class M certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest or the other forms of credit enhancement, the Class X certificates or a class of Class M certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Class M certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the depositor’s creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of a servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See “Certain Legal Aspects of Residential Loans” in the prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 40.41% and 25.38% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination in excess of 80% but not more than 100%, and approximately 74.97% and 85.30% of the group I mortgage loans and group II mortgage loans, respectively, had original combined loan-to-value ratios in excess of 80% but not more than 100%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of a servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The originators and the sponsor will represent that each mortgage loan sold by them is in compliance with applicable federal and state laws and regulations. In addition, the originators and the sponsor will represent that none of the mortgage loans sold by them are subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, or is a “high cost,” “covered,” “high risk home” or “predatory” mortgage loan or any other comparable term, no matter how defined under any applicable federal, state or local law. In the event of a breach of any of such representations, the related originator and the sponsor, as applicable, will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

Failure of a Servicer to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See “The Servicers” in this free writing prospectus. If a servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

Transfers of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

Approximately 29.23% and 25.37% of the mortgage loans, which were initially serviced by Decision One Mortgage Company, LLC and Litton Loan Servicing LP, respectively, are expected to be transferred for servicing to Countrywide Home Loans Servicing LP on or about May 1, 2007. Approximately 0.08% of the mortgage loans, which were initially serviced by various other servicers, are expected to be transferred for servicing to Wells Fargo Bank, N.A. on or about May 1, 2007.

Upon the occurrence of certain servicer events of default under the servicing agreements, the master servicer may terminate the rights and obligations of a servicer and, subject to certain conditions in the applicable servicing agreement, arrange for the transfer of the servicing rights for the related mortgage loans to a successor servicer.

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of the servicing transfers described above and any future servicing transfers, the rate of delinquencies and defaults on the mortgage loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with any such transfers of servicing or that, if there are disruptions, they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicers are not obligated under their respective servicing agreements to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws, including state laws that may defer payments by borrowers. This may result in interest shortfalls on the mortgage loans, which, if not covered by the forms of credit enhancement, may result in shortfalls of interest on your certificates. None of the depositor, any underwriter, the trustee, the master servicer, any servicer, any originator, the sponsor, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by any such interest rate limitation or deferment provisions. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

The Certificates are Obligations of the Issuing Entity Only

The certificates will not represent an interest in or obligation of the depositor, the master servicer, any servicer, the securities administrator, any originator, the sponsor, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, any servicer, the trustee, the securities administrator or any of their respective affiliates. Proceeds of the assets held by the issuing entity (including proceeds received under the interest rate swap agreement and interest rate cap agreement) will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the master servicer, any servicer, the securities administrator, any originator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the certificates.

Your Investment May Not Be Liquid

The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The offered certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement and the interest rate cap agreement unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this free writing prospectus under “ERISA Considerations.”

The Ratings on Your Certificates Could be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

GLOSSARY

A glossary of defined terms used in this free writing prospectus begins on page S-142. Any capitalized terms used in this free writing prospectus not defined within the text are defined in the Glossary or the accompanying prospectus.

THE MORTGAGE LOAN POOL

The Statistical Cut-off Date

Except where indicated otherwise, the statistical information presented in this free writing prospectus concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans selected to be included in the mortgage pool to be acquired by the Trust (the “Sample Mortgage Loan Pool”) as of March 1, 2007 (the “Statistical Cut-off Date”). On the Closing Date, the Trust will acquire a pool of mortgage loans (the “Final Mortgage Loan Pool”), including all principal outstanding as of, and interest due thereon after, the close of business on April 1, 2007 (the “Cut-off Date”). The collateral characteristics of the Final Mortgage Loan Pool acquired by the Trust on the Closing Date will vary from the collateral characteristics of the Sample Mortgage Loan Pool in several respects: (1) except in the case of interest-only mortgage loans, the mortgage loan balances of the Final Mortgage Loan Pool will be reduced by the March 1, 2007 scheduled principal payment; (2) certain mortgage loans contained in the Sample Mortgage Loan Pool may not be included in the Final Mortgage Loan Pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the Final Mortgage Loan Pool; and (3) certain replacement mortgage loans may be included in the Final Mortgage Loan Pool in substitution of the deleted mortgage loans described in clause (2) above. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the Closing Date for the Final Mortgage Loan Pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical Cut-off Date as presented in this free writing prospectus, although such variance should not be material.

General

The Trust assets will primarily consist of approximately 3,680 conventional, adjustable and fixed rate, interest-only, fully-amortizing and balloon, first and second lien, one- to four-family residential mortgage loans (the “Mortgage Loans”), having an aggregate scheduled principal balance of approximately $743,291,188 as of the Statistical Cut-off Date.

The Mortgage Loans have original terms to maturity from the first scheduled payment due date of 15, 20 or 30 years, in the case of the Fixed Rate Mortgage Loans, and 30 years, in the case of the Adjustable Rate Mortgage Loans.

Approximately 71.95% and 26.05% of the Mortgage Loans were originated or acquired by Decision One Mortgage and WMCMC, respectively. The remaining Mortgage Loans were originated or acquired by various other Originators. In each case, such Mortgage Loans were subsequently sold by such Originators in the ordinary course of business to the Sponsor pursuant to various underlying sale agreements. On or prior to the closing date, the Sponsor will sell the mortgage loans acquired from the Originators to the Depositor, which, in turn, will sell the Mortgage Loans to the Trust formed pursuant to the Pooling and Servicing Agreement. See “—Assignment of the Mortgage Loans” below.

The Mortgage Loans were originated or acquired by the Originators generally in accordance with the underwriting guidelines described in this free writing prospectus. See “The Originators—Decision One Mortgage Company, LLC—Underwriting Standards” and “The Originators—WMC Mortgage Corp.—Underwriting Standards” below.

Approximately $126,816,552 or 17.06% of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately $616,474,636 or 82.94% of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year of twelve 30-day months.

Approximately 98.46% of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property, and approximately 1.54% are Second Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that Mortgage Loan or the replacement value of the improvements on the related Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately 34.40% of the Mortgage Loans have loan-to-value ratios at origination in excess of 80%. The “loan-to-value ratio” of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. The “combined loan-to-value ratio” of a Mortgage Loan at any time is the ratio of (a) the sum of (i) the principal balance of the First Lien Mortgage Loan, and (ii) the principal balance of the second lien mortgage loan, if any, that was originated by the Originator at the time the First Lien Mortgage Loan was originated to (b) (i) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Exclusive of the Balloon Loans and interest-only Mortgage Loans, approximately 46.15% of the Mortgage Loans are fully amortizing. Approximately 36.82% of the Mortgage Loans are Balloon Loans. Approximately 0.30% and 99.70% of the Balloon Loans are expected to have original terms to maturity of fifteen and thirty years, respectively. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the Mortgage Loan will be borne by the Certificateholders to the extent not covered by any applicable credit enhancement. Neither the Servicers nor the Master Servicer will be required to make any P&I Advance with respect to delinquent Balloon Payments.

Approximately 0.03%, 0.05%, 17.10% and 2.16% of the Adjustable Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of two, three, five or ten years, respectively, following origination. Approximately 2.41% and 3.45% of the Fixed Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following origination. Following such interest-only period, the monthly payment with respect to the interest-only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the interest-only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

As of the Cut-off Date, all of the Mortgage Loans were less than 30 days delinquent in payment.

As of the Statistical Cut-off Date and as of the Closing Date, none of the Mortgage Loans in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. None of the Mortgage Loans are subject to negative amortization.

Historical Delinquency Information

The following table sets forth the historical delinquency of the Mortgage Loans from their origination date to the Statistical Cut-off Date:

			Number of Mortgage Loans Delinquent
Month of Origination	Number of Mortgage Loans	Aggregate Scheduled Principal Balance ($)	30 days	60 days	90 days	120 days
August 2005	2	451,200	2	0	0	0
September 2005	1	116,502	0	0	0	0
March 2006	2	170,393	0	0	0	0
April 2006	1	279,224	0	0	1	0
May 2006	2	283,797	0	0	0	0
June 2006	3	577,141	0	0	1	0
July 2006	17	4,053,834	2	1	0	0
August 2006	37	7,796,599	3	3	0	0
September 2006	199	36,062,811	4	0	0	0
October 2006	852	164,186,798	5	0	0	0
November 2006	889	181,962,838	0	0	0	0
December 2006	666	132,863,892	0	0	0	0
January 2007	582	130,481,924	0	0	0	0
February 2007	427	84,004,233	0	0	0	0
Total:	3,680	743,291,188	16	4	2	0

Prepayment Premiums

Approximately 69.48% and 74.67% of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium or charge (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such Mortgage Loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will neither be available for payment to the holders of any other class of Certificates or to a Servicer as additional servicing compensation.

A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the applicable Servicing Agreement if such waiver would, in such Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if the Prepayment Premium is not permitted to be collected under applicable law. Such Servicer will be obligated to pay from its own funds for deposit into the Distribution Account on such Servicer’s Servicer Remittance Date the amount of any Prepayment Premium to the extent not collected from the borrower (except with respect to a permissible waiver of any such Prepayment Premium as described above).

Adjustable Rate Mortgage Loans

All of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the six-month LIBOR index (as described below under “—The Index”) as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).

The first adjustment of the interest rates occurs, for approximately 91.60% of the Adjustable Rate Mortgage Loans, approximately two years following origination (the “2/28 Adjustable Rate Mortgage Loans”), in the case of approximately 6.82% of the Adjustable Rate Mortgage Loans, approximately three years following origination (the “3/27 Adjustable Rate Mortgage Loans”), in the case of approximately 1.35% of the Adjustable Rate Mortgage Loans, approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”) and in the case of approximately 0.23% of the Adjustable Rate Mortgage Loans, approximately ten years following origination (the “10/20 Adjustable Rate Mortgage Loans”). Approximately 0.03%, 17.13% and 2.16% of the 2/28 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first two, five or ten years, respectively, following origination. Approximately 0.67%, 15.90% and 0.81% of the 3/27 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first three, five or ten years, respectively, following origination. Approximately 23.88% and 6.46% of the 5/25 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five or ten years, respectively, following origination. Lastly, approximately 15.63% of the 10/20 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first ten years following origination.

On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the “Gross Margin”), provided, that, the Mortgage Rates on the Adjustable Rate Mortgage Loans will not increase or decrease by more than a fixed percentage specified in the related mortgage note on any related Adjustment Date (the “Periodic Cap”), except in the case of the first such Adjustment Date, and will not exceed a specified maximum Mortgage Rate over the life of any such Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Rate”). The Periodic Caps of the Adjustable Rate Mortgage Loans range from 1.000% to 1.500%, with a weighed average Periodic Cap of 1.008%. The Mortgage Rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Caps of the Adjustable Rate Mortgage Loans range from 1.000% to 5.000%, with a weighed average Initial Cap of 2.977%. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, or following the interest-only period, for approximately 57.51% of the Adjustable Rate Mortgage Loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. For approximately 26.78%, 2.52% and 0.39% of the Adjustable Rate Mortgage Loans, the monthly payment amount will be adjusted, after an initial two, three or five year period, respectively, to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over a thirty-eight, thirty-seven or thirty-five year term, respectively (sometimes referred to as “30/40 Year ARM 2/28 (Balloon) Mortgage Loans,” “30/40 Year ARM 3/27 (Balloon) Mortgage Loans” and “30/40 Year ARM 5/25 (Balloon) Mortgage Loans,” respectively). For approximately 11.75%, 0.64%, 0.21% and 0.19% of the Adjustable Rate Mortgage Loans, the monthly payment amount will be adjusted, after an initial two, three, five or ten year period, respectively, to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over a forty-eight, forty-seven, forty-five or forty-year term, respectively (sometimes referred to as “30/50 Year ARM 2/28 (Balloon) Mortgage Loans,” “30/50 Year ARM 3/27 (Balloon) Mortgage Loans,” “30/50 Year ARM 5/25 (Balloon) Mortgage Loans,” and “30/50 Year ARM 5/25 (Balloon) Mortgage Loans,” respectively). Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this free writing prospectus. See “—The Index” below. The Mortgage Loans generally do not permit the related borrowers to convert their adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

The Loan Index used in determining the interest rates on all of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Loan Index”).

The value of the Loan Index will be determined either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the related Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Aggregate Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance	$743,291,188
Number of Mortgage Loans	3,680
Adjustable Rate (by aggregate scheduled principal balance and percentage)	$616,474,636 82.94%
Fixed Rate (by aggregate scheduled principal balance and percentage)	$126,816,552 17.06%
Interest Only (by aggregate scheduled principal balance and percentage)	$126,624,830 17.04%
Mortgage Rates:
Weighted average	8.018%
Range	5.275% to 13.625%
Margin:
Weighted average*	6.589%
Original loan-to-value ratio:
Weighted average	81.59%
Exceeding 80%	34.40%
Original combined loan-to-value ratio:
Weighted average	90.36%
Exceeding 80%	79.10%
Weighted average months to roll (in months)*	23
Weighted average remaining term to maturity (in months)	357
Weighted average remaining interest-only term (in months)**	66
______________
* Based only on the Adjustable Rate Mortgage Loans.
** Based only on the interest-only Mortgage Loans.

The scheduled principal balances of the Mortgage Loans range from approximately $18,385 to approximately $788,763. The Mortgage Loans had an average scheduled principal balance of approximately $201,981.

No more than approximately 0.28% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus. Due to rounding, the percentages shown may not precisely total 100%.

The Group I Mortgage Loans

The Group I Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance	$445,948,769
Number of Mortgage Loans	2,477
Adjustable Rate (by aggregate scheduled principal balance and percentage of group)	$360,915,409 80.93%
Fixed Rate (by aggregate scheduled principal balance and percentage of group)	$85,033,360 19.07%
Interest Only (by aggregate scheduled principal balance and percentage of group)	$66,342,568 14.88%
Mortgage Rates:
Weighted average	8.038%
Range	5.340% to 13.625%
Margin:
Weighted average*	6.603%
Original loan-to-value ratio:
Weighted average	82.63%
Exceeding 80%	40.41%
Original combined loan-to-value ratio:
Weighted average	89.38%
Exceeding 80%	74.97%
Weighted average months to roll (in months)*	23
Weighted average remaining term to maturity (in months)	357
Weighted average remaining interest-only term (in months)**	65
______________
* Based only on the Group I Adjustable Rate Mortgage Loans.
** Based only on the Group I interest-only Mortgage Loans.

The scheduled principal balances of the Group I Mortgage Loans range from approximately $18,385 to approximately $534,928. The Group I Mortgage Loans had an average scheduled principal balance of approximately $180,036.

No more than approximately 0.31% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Group I Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus. Due to rounding, the percentages shown may not precisely total 100%.

The Group II Mortgage Loans

The Group II Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance	$297,342,419
Number of Mortgage Loans	1,203
Adjustable Rate (by aggregate scheduled principal balance and percentage of group)	$255,559,227 85.95%
Fixed Rate (by aggregate scheduled principal balance and percentage of group)	$41,783,192 14.05%
Interest Only (by aggregate scheduled principal balance and percentage of group)	$60,282,261 20.27%
Mortgage Rates:
Weighted average	7.989%
Range	5.275% to 13.140%
Margin:
Weighted average*	6.569%
Original Loan-to-value ratio:
Weighted average	80.05%
Exceeding 80%	25.38%
Original combined loan-to-value ratio:
Weighted average	91.84%
Exceeding 80%	85.30%
Weighted average months to roll (in months)*	23
Weighted average remaining term to maturity (in months)	357
Weighted average remaining interest-only term (in months)**	68
______________
* Based only on the Group II Adjustable Rate Mortgage Loans.
** Based only on the Group II interest-only Mortgage Loans.

The scheduled principal balances of the Group II Mortgage Loans range from approximately $23,956 to approximately $788,763. The Group II Mortgage Loans had an average scheduled principal balance of approximately $247,167.

No more than approximately 0.70% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Statistical information with respect to the Group II Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this free writing prospectus. Due to rounding, the percentages shown may not precisely total 100%.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

Information as to the Credit Scores obtained in connection with the origination of each Mortgage Loan is set forth in Annex A to this free writing prospectus.

STATIC POOL INFORMATION

Static pool information with respect to (i) the Sponsor’s prior securitized pools and (ii) prior securitized pools originated by WMCMC, presented by pool, is available on line at www.RegABSolutions.com/HASCO/HASCO2007-HE2.

Access to this web address is unrestricted and free of charge. Information available at this web address that relates to (1) the performance of securitized assets underlying any series of securities issued prior to January 1, 2006 or (2) the performance during periods prior to January 1, 2006 of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be part of this free writing prospectus, the prospectus or the registration statement for the Offered Certificates.

The various securitized mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, geographic concentration, originator concentration (in the case of the Sponsor’s prior securitized pools), servicer concentration (in the case of the Sponsor’s prior securitized pools), average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust.

AFFILIATIONS AND RELATIONSHIPS

The Depositor, HSBC Securities (USA) Inc., the Sponsor and Decision One Mortgage are all affiliates of each other and have the following ownership structure:

•	The Depositor and HSBC Securities (USA) Inc. are each direct wholly-owned subsidiaries of HSBC Markets (USA) Inc.

•	The Sponsor, the Depositor, HSBC Securities (USA) Inc. and Decision One Mortgage are each indirect wholly-owned subsidiaries of HSBC Holdings plc.

HSBC Securities (USA) Inc. has entered into an agreement with the Depositor to purchase the Class R, Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Wells Fargo Bank is the Custodian, the Securities Administrator, the Master Servicer and a Servicer.

ADDITIONAL INFORMATION

Pursuant to the Pooling and Servicing Agreement, the Securities Administrator is responsible for preparing monthly distribution reports to Certificateholders containing the information described under “Description of the Certificates—Reports to Certificateholders” and filing such reports with the Securities and Exchange Commission on Form 10-D. The Securities Administrator is also responsible for preparing current reports on Form 8-K (excluding the initial Form 8-K) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. The Securities Administrator will make all such reports that are prepared and filed by the Securities Administrator, including any amendments to such reports, available on its internet website, no later than one business day after any such report is electronically filed or furnished to the Securities and Exchange Commission. The Securities Administrator’s website will be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526.

THE ORIGINATORS

General

Approximately 71.95% and 26.05% of the Mortgage Loans were originated or acquired by Decision One Mortgage Company, LLC and WMC Mortgage Corp., respectively. The remaining Mortgage Loans were originated by various other originators.

Decision One Mortgage Company, LLC

The information set forth in the following paragraphs has been provided by Decision One Mortgage and relates solely to the Mortgage Loans acquired from Decision One Mortgage.

General. Decision One Mortgage Company, LLC (“Decision One Mortgage”) is an indirect, wholly-owned subsidiary of HSBC Finance Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of HSBC Holdings plc, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as non-conforming or subprime loans. Decision One Mortgage commenced lending operations in May 1996. It is headquartered in Fort Mill, South Carolina.

Decision One Mortgage originates and purchases loans through its wholesale network of 22,000 independent mortgage brokers and through its network of 10 hub offices located in 10 states. Loans are processed, underwritten and closed through the 10 hub offices. For the twelve months ending December 31, 2006, Decision One Mortgage’s wholesale division originated $15.26 billion in mortgage loans and for the twelve month ending December 31, 2005, $16.9 billion in mortgage loans. As of December 31, 2006, Decision One Mortgage employed 1,380 associates nationwide.

Underwriting Standards. Mortgage loans originated or acquired by Decision One Mortgage, were done so in accordance with the underwriting guidelines established by it (collectively, the “Decision One Underwriting Guidelines”). The following is a general summary of the Decision One Underwriting Guidelines believed to be generally applied, with some variation, by Decision One Mortgage. This summary does not purport to be a complete description of the underwriting standards of Decision One Mortgage.

The Decision One Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the Mortgage Loans in the Final Mortgage Loan Pool that were originated or acquired by Decision One Mortgage were also underwritten with a view toward the resale of such Mortgage Loans in the secondary mortgage market. While Decision One Mortgage’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, Decision One Mortgage also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Decision One Underwriting Guidelines require a credit report on each applicant from a credit reporting agency. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Decision One Mortgage provides two appraisal resources: Core Logic, a cascading AVM tool ranking 10 AVM companies by hit rate and confidence level, and access to a board certified appraisal review group through its partnership with HSBC. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisals Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Mortgage Loans that were originated or acquired by Decision One Mortgage have been originated in accordance with the Decision One Underwriting Guidelines. On a case by case basis, exceptions to the Decision One Underwriting Guidelines are made where compensating factors exist.

Each of Decision One Mortgage’s 10 hubs is served by a Regional Credit Officer (RCO), who reports directly to the Asset Management Group in the Fort Mill Support Office. The RCO monitors consistency and quality for the entire hub, and serves as a liaison between the hubs and the support office.

To mitigate fraud and risk, each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources and tools to identify risk and confirm the integrity of data in areas of credit capacity and collateral. Hub underwriters are audited in two fashions: first, 15 percent of all loans funded by the hub receive internal audit for quality; and, second, all hubs receive quarterly QAC audit from the Quality Control group in the Fort Mill Support Office.

Decision One Mortgage runs all loan files through its proprietary 1003 verification system, Data Integrity Search and Score (DISSCO), and through a proprietary ineligible party database, HSBC Involved Party Partnership On-Line (HIPPO). A Certificate of Occupancy is also required for owner-occupied properties, as well as a signed 4506 if necessary for tax verification.

Decision One Mortgage completes internal VOE, VOR and VOO prior to closing to validate application information on every loan file. Each application is also given an external data integrity score to validate name, address, employment information and SSN. Additionally, a Decision One Mortgage employee verbally verifies the applicant’s employment information. Welcome calls are made on each loan prior to the first due date to recertify the address and phone number, to review the loan’s terms and conditions with the customer, and to notify the customer of the pending sale of their loan. Decision One Mortgage also completes a random and targeted quality control on three to five percent of monthly production.

The Mortgage Loans that were originated or acquired by Decision One Mortgage were originated consistent with and generally conform to the Decision One Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, Decision One Mortgage reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Decision One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal and state laws and regulations and requires Decision One Mortgage’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,000,000. The Decision One Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100 percent with respect to first-lien loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

In evaluating the credit quality of borrowers, Decision One Mortgage uses credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian. The qualifying score is based on the primary wage earner’s lower of the two or middle of the three credit scores.

The Decision One Underwriting Guidelines require a 520 FICO for all applicants, 620 for Interest Only option (580 in CA & FL), 620 for 80/20 Full Doc, and 660 for 80/20 Stated. Option ARMs and Stated non-owner properties are not permitted. For A+ non-owner properties, the maximum loan-to-value is 90 percent.

The Decision One Mortgage underwriting guidelines and programs are divided into two major matrices. Below is a description of each matrix and a summary of general underwriting procedures and credit risk management:

Core credit matrix

•	Minimum credit score tiers of 520 and above
•	Late mortgage payment tiers from 0x30 (A+) to Unlimited 90s (C)
•	Documentation types of Full, Bank Statement (6 &12 months) and Stated
•	Maximum loan amount of $1,000,000
•	Maximum loan-to-value of 100%

The Core credit matrix offsets credit risk by requiring lower loan-to-value ratios and less cash out on refinance transactions.

Portfolio Plus credit matrix

•	Minimum credit score tiers of 580 and above
•	Late mortgage payments of 1x30 rolling maximum
•	Documentation types of Full, Bank Statement (12 months) and Stated
•	Maximum loan amount of $700,000
•	Maximum loan-to-value is 100%
•	Maximum combined-loan-to-value is 115% (specialty refinance product)

The Portfolio Plus credit matrix offsets credit risk by requiring deeper credit depth and more stringent underwriting standards, such as limited seller concessions.

Loan Risk Categories. All loans are systematically ranked by high risk characteristics, and fall into one of three categories formed by a Decision One Mortgage-designed risk matrix. This matrix was developed and is maintained by the HSBC Risk Analytics Group. The Underwriting Department performs due diligence specific to each of the three levels.

Average Risk (AR) - Normal due diligence

High Risk (HR)

•	Exceptions/Best Practices - permit use of 1 with a risk mitigation/compensating factor. Layering of risk or multiple exceptions are not permitted.

HR Due Diligence

•  Income - Stated W2 loans will require a “reasonable income” stress test.
•  Collateral - Follow normal due diligence practice

Very High Risk (VHR)

•	Historically, VHR exhibits 400% more risk than average risk loans
•	Exceptions/Best Practices are strictly prohibited

VHR Due Diligence

•  Income - Stated W2 loans will require a “reasonable income” stress test.
•  Collateral - Value must be supported by a D1 vendor through any of the following methods:
•	HSBC AVM Preference Table
•	BPO
•	Drive by Appraisal/Field Review
•	Numeric Desk Review

VHR Loan Approvals*

Require a complete review/signature by any of the following:
•  Regional Operations Manager
•  Regional Credit Officer/Lead Underwriter
•  Credit Administration (Support Underwriting)
______
*Loans that are approved in VHR zones will be reviewed in a weekly Credit Administration meeting.

Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service to income ratio exception, a pricing exception, a loan-to-value ratio exception, and exception from certain requirements of a particular risk category, etc. And exception may be permitted if the application reflects compensating and risk mitigating factors, such as: low loan-to-value ratio; pride of ownership and credit responsibility; a maximum of one 30-day late payment on all mortgage loans in the past 12 months; and stable employment or ownership of current residence of four or more years.

WMC Mortgage Corp.

General.  The information set forth in the following paragraphs has been provided by WMCMC Mortgage Corp. (“WMCMC”), and none of the depositor, the underwriters, the servicers, the securities administrator, the master servicer, the trustee, or any other person has participated in the preparation of such information.

WMCMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMCMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMCMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMCMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMCMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMCMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company (“GE”) acquired WMCMC Finance Co.

Until March 2000, WMCMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMCMC changed its business model to underwrite and process 100% of its loans on the Internet via “WMCMC Direct” resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMCMC’s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMCMC’s originations came primarily through its broker relationships. In 2004, 2005 and 2006, WMCMC originated $19,127,701,750, $31,794,995,806 and $33,169,005,879 of non-prime mortgage loans, respectively, including loans acquired by WMCMC from correspondent lenders.

As of January 1, 2007, WMCMC assigned substantially all of its mortgage origination operations, including its broker relationships to GE Money Bank and transferred all of its employees to WMC-GEMB Mortgage Corp., a wholly owned operating subsidiary of GE Money Bank. On January 2, 2007, GE Money Bank commenced doing business as “WMC Mortgage” and began originating and acquiring mortgage loans. Such mortgage loans will be sold by GE Money Bank to WMCMC from time to time, but no less than once per month. WMCMC will sell or securitize such mortgage loans. WMCMC continues to originate or acquire a small amount of mortgage loans through its broker network. GE Money Bank and WMCMC originate or acquire mortgage loans based on the same underwriting guidelines. On March 8, 2007, in response to market conditions, (i) GE Money Bank reduced the number of its regional offices from eight to four, with locations in Addison, Texas, Orangeburg, New York, Costa Mesa, California, and San Ramon, California remaining open, in addition to its headquarters in Burbank, California, and (ii) WMC-GEMB Mortgage Corp. reduced its workforce by approximately 450 people. On March 22, 2007 and April 19, 2007, WMC-GEMB Mortgage Corp. reduced its workforce further by approximately 280 people and approximately 770 people, respectively. GE Money Bank’s offices in Addison, Texas, Costa Mesa, California and San Ramon, California were also closed on April 19, 2007. As of April 20, 2007, WMC-GEMB Mortgage Corp. had approximately 600 employees. There can be no assurance that WMC-GEMB Mortgage Corp. will not further reduce its operations and/or workforce in response to competitive pressures in the subprime mortgage segment, a future decline in mortgage origination volumes at GE Money Bank or WMCMC or other market factors.

GE Money Bank is an FDIC-insured federal savings bank that is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co., and the surviving entity changed its name to GE Money Bank. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. In addition to its mortgage activities, GE Money Bank is engaged in various other consumer lending activities including retail sales financing programs, private label credit cards, bank cards, consumer installment loans, and home improvement loans. In addition, GE Money Bank provides small business lines of credit to several of its retail clients. GE Money Bank is a wholly owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly owned subsidiary of General Electric Capital Corporation, which is in turn a wholly owned subsidiary of GE.

As used in the description of the Underwriting Standards below, “WMC” shall refer collectively to GE Money Bank and WMCMC.

Underwriting Standards. The Mortgage Loans sold to the Sponsor by WMCMC have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the “WMC Underwriting Guidelines”) or (ii) purchased by GE Money Bank or WMCMC after re-underwriting the Mortgage Loans generally in accordance with the WMC Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the Trust as described herein. The WMC Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (“Debt Ratio”), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the Mortgage Loans sold to the Sponsor by WMCMC to be included in the Trust will represent such underwriting exceptions.

On July 15, 2005, WMCMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio (“LTV”) and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him. WMC Select is offered by GE Money Bank.

The Mortgage Loans sold to the Sponsor by WMCMC that are part of the Trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of such Mortgage Loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the WMC Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

Under the WMC Underwriting Guidelines, WMC verifies the loan applicant’s eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Underwriting Guidelines. The WMC Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC’s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The WMC Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the WMC Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

All mortgage loans originated or purchased under the WMC Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

The WMC Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the WMC Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the WMC Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

The general collateral requirements in the WMC Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than “average.” Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

The WMC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the WMC Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories. Under the WMC Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower’s mortgage payment history, the borrower’s consumer credit history, the borrower’s liens/charge-offs/bankruptcy history, the borrower’s Debt Ratio, the borrower’s use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The WMC Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the WMC Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

The WMC Underwriting Guidelines described below are a summary of the guidelines as in effect as of December 31, 2006. The Mortgage Loans included in this transaction which were originated or acquired by WMCMC may have been originated under a prior set of WMC Underwriting Guidelines.

Risk Category “AA”.

Maximum loan amount:

•
$650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

•	Stated Income Documentation is not available for borrowers classified as “First time Homebuyers” with less than a 600 credit score

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: No delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

•	1 account with $5,000 high credit or 3 accounts, 1 with $3,000 high credit and

•	funds to cover at least 2 months of principal, interest, tax and insurance payments (“PITI”) (sourced & seasoned) unless there is less than 50 % payment shock.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Notice of default (“NOD”)/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

•
100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

•
100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

•
95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

•
95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

•	90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	85% for Limited Documentation (non-owner-occupied mortgaged property); and

•	80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

•	Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

•	Stated Income Documentation is not available for borrowers classified as “First-time Homebuyers” with less than a 600 credit score.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A”.

Maximum loan amount:

•	$650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months. First time Homebuyers require additional consumer credit requirements for 80/20 and 80/15 combo loans as follows:

•	1 account with $5,000 high credit or 3 accounts, 1 with $3,000 high credit and

•	funds to cover at least 2 months of PITI (sourced & seasoned) unless there is less than 50 % payment shock

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

•	90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	85% for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A-”.

Maximum loan amount:

•	$650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

•	$475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B+”.

Maximum loan amount:

•	$650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

Maximum LTV:

•	90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B”.

Maximum loan amount:

•	$500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

Maximum LTV:

•
80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	65% for Lite Documentation (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “C”.

Maximum Loan Amount:

•	$500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

Maximum LTV:

•
85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	60% for Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

The WMC Underwriting Guidelines described above are a general summary of WMC’s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

ASSIGNMENT OF THE MORTGAGE LOANS

General

Pursuant to separate underlying sale agreements entered with the Sponsor, the Originators sold the Mortgage Loans, without recourse, to the Sponsor, and the Sponsor will, in turn, sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the Cut-off Date, without recourse, to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell, without recourse, to the Trust, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest due after, the close of business on the Cut-off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such Mortgage Loan after the Cut-off Date. However, the Sponsor will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each Mortgage Loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such Mortgage Loan prior to the Cut-off Date and (y) interest due and accrued on each Mortgage Loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents

In connection with the transfer and assignment of each Mortgage Loan to the Trust, the Depositor will cause to be delivered to the Custodian, on behalf of the Trustee, on or before the Closing Date, the following documents with respect to each Mortgage Loan which constitute the mortgage file:

(a)  the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)  the original of any guaranty executed in connection with the mortgage note (if provided);

(c)  the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow agent, title insurer, or closing attorney;

(d)  originals or certified copy of each modification agreement, if any;

(e)  the mortgage assignment(s), or in certain limited circumstances, an officer’s certificate of the originator, escrow agent, title insurer, or closing attorney, showing a complete chain of ownership from the originator to the last assignee;

(f)  a mortgage assignment in recordable form, with the assignee’s name left blank;

(g)  if the mortgage note, the mortgage, any assignment of mortgage or any other related document has been signed by a person on behalf of the mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such person to sign;

(h)  an original lender’s title insurance policy or, in the event the original policy has not yet been issued, a marked title insurance commitment; and

(i)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the Pooling and Servicing Agreement, the Custodian, on behalf of the Trustee, will agree to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the Mortgage Loans delivered to the Custodian, with any exceptions noted. The Custodian will agree, for the benefit of the holders of the Certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the Closing Date — or, with respect to any Substitute Mortgage Loan delivered to the Custodian, within 30 days after the receipt of the mortgage file by the Custodian — and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans that:

•	all documents required to be reviewed by it pursuant to the Pooling and Servicing Agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such Mortgage Loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the Pooling and Servicing Agreement.

If the Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of Mortgage Loans, the Custodian is required to promptly so notify the applicable Originator, the Master Servicer, the applicable Servicer, the Securities Administrator and the Depositor in writing. The applicable Originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian. If, however, the applicable Originator has not caused the defect to be remedied within a certain time period set forth in the related Underlying Sale Agreement, the applicable Originator will be required to either (a) substitute a Substitute Mortgage Loan for the defective Mortgage Loan, or (b) repurchase the defective Mortgage Loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a Mortgage Loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans.” The obligation of the applicable Originator to cure the defect or to substitute or repurchase the defective Mortgage Loan and to indemnify for such breach will constitute the sole remedies available to the holders of the Certificates, the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the Underlying Sale Agreements, the Originators will make certain representations and warranties with respect to each Mortgage Loan, which representations and warranties will be assigned by the Sponsor to the Trustee on behalf of the Trust. These representations and warranties differ in each Underlying Sale Agreement, but generally include the following:

(1)  There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property;

(2)  The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the mortgage, and which have been delivered to the custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related mortgage loan schedule. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the custodian and the terms of which are reflected in the related mortgage loan schedule;

(3)  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or the mortgage, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(4)  All buildings upon the Mortgaged Property are insured by a qualified insurer acceptable to prudent mortgage lending institutions in the secondary mortgage market against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located;

(5)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, fair lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws (i) applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans to be transferred to the Trust and (ii) applicable to any prepayment penalty associated with the Mortgage Loans at origination, have been complied with;

(6)  The mortgage has not been satisfied, cancelled, subordinated (except to a senior mortgage in the case of a mortgage that is a second lien) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(7)  The mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the appraised value of the Mortgaged Property;

(iii) to the extent the Mortgage Loan is a Second Lien Mortgage Loan, the related first lien on the Mortgaged Property; and

(iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(8)  The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws;

(9)  The Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy, or equivalent (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement) acceptable to prudent lending institutions in the secondary mortgage market, issued by a title insurer, or equivalent, acceptable to prudent lending institutions in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located;

(10)  The Mortgage Loan was originated by the Originator or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(11)  As of the Initial Sale Date, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(12)  The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage;

(13)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(14)  No Mortgage Loan is (a)(i) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (ii) is in violation of any state law or ordinance similar to HOEPA or (iii) has an “annual percentage rate” or “total points and fees” (as each term is defined under HOEPA) payable by the mortgagor that exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E), or (e) in violation of any comparable state law or ordinance similar to HOEPA;

(15)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the mortgagor as the mortgagor’s principal dwelling;

(16)  Each Mortgage Loan constitutes a “qualified mortgage” under section 860G(a)(3)(A) of the Code and section 1.860G-2(a)(1) of the U.S. Treasury Regulations;

(17)  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the mortgagor (e.g. a rate or fee reduction) in exchange for accepting such prepayment charge; (b) prior to the loan’s funding, the mortgagor has the option of obtaining the Mortgage Loan from the originator without requirement for payment of a prepayment charge; (c) the prepayment charge was adequately disclosed to the mortgagor pursuant to applicable state and federal law; (d) the duration of the prepayment charge shall not exceed three (3) years from the date of the mortgage note; and (e) such prepayment charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or due to the mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such prepayment charge;

(18)  no mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of origination, such borrower did not qualify for a lower cost credit product then offered by the mortgage loan’s originator or any affiliate of the originator. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the originator, the originator referred the borrower’s application to such affiliate for underwriting consideration;

(19)  The applicable servicer has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis;

(20)  No mortgagor obtained a prepaid single-premium credit life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; and

(21)  No mortgagor was required to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction. With respect to any Group I Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Pursuant to the Pooling and Servicing Agreement, upon the discovery by a responsible officer of the Master Servicer, the Securities Administrator, the Depositor or the Trustee that any of the representations and warranties of an Originator contained in the Underlying Sale Agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the Certificates in, the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Pursuant to the Underlying Sale Agreements, the Originators will provide the Trustee notice of any such breach. Subject to certain provisions of the Underlying Sale Agreements, within 60 or 90 days (as applicable) of the earlier to occur of the applicable Originator’s discovery or its receipt of notice of any such breach with respect to a representation or warranty made by it, it will be required to:

•	promptly cure such breach in all material respects,

•
if prior to the second anniversary of the Closing Date, remove each Mortgage Loan which has given rise to the requirement for action, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the applicable Servicer on the related Distribution Date the amount of such shortfall (a “Substitution Adjustment Amount”), or

•
purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable Servicer or the Master Servicer or other expenses of the Master Servicer, a Servicer, the Trustee or the Securities Administrator in connection with the Mortgage Loan or such purchase.

Notwithstanding the foregoing, in the event of discovery by any party to the Pooling and Servicing Agreement or applicable Underlying Sale Agreement that a Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the applicable Underlying Sale Agreement, the Originator will be required to repurchase the related Mortgage Loan at the purchase price within 60 or 90 days, as applicable, of such discovery or receipt of notice.

The purchase price with respect to such Mortgage Loan will be required to be deposited into the Distribution Account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans that are being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

The obligations of the Originator to cure such breach or to substitute or purchase any Mortgage Loan constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the Certificates, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and any of its affiliates.

In addition to the representations and warranties made by the Originators, under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders) certain limited representations and warranties made with respect to the Mortgage Loans, the purpose of which is to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Initial Sale Date of the Mortgage Loans by the Originators to the Sponsor and the Closing Date. In addition, the Sponsor will make certain representations and warranties required by Freddie Mac with respect to the Group I Mortgage Loans, including the representations and warranties listed as items number (14) through (21) above.

In the event of a breach of any representation or warranty made by the Sponsor with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement that does not also constitute a breach of any representation or warranty made by an Originator, the Sponsor will be obligated in the same manner as such Originator to cure such breach or repurchase, or provide a substitute for, the affected Mortgage Loan. However, except in the case of the representations and warranties made in item numbers (14) through (21) above, the Sponsor will have no obligation to cure a breach or replace a Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by an Originator under the applicable Underlying Sale Agreement and such Originator fails to fulfill its repurchase (or substitution) obligation.

The Sponsor is obligated to indemnify the other parties to the Pooling and Servicing Agreement for any third party claim arising out of a breach of its representations and warranties regarding the Mortgage Loans. The obligation of the Sponsor to cure such breach or to substitute or purchase the affected Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to such breach available to the parties.

THE CREDIT RISK MANAGER

OfficeTiger Global Real Estate Services Inc., a Delaware Corporation (the “Credit Risk Manager”), as credit risk manager, will monitor the Master Servicer and the Servicers and make recommendations to Wells Fargo Bank, N.A., as master servicer and servicer, regarding certain delinquent and defaulted Mortgage Loans, and will provide, on a monthly basis, certain reports to the Trust, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Master Servicer and/or the Servicers in performing its advisory, monitoring and reporting functions.

The Credit Risk Manager will be entitled to receive a credit risk manager’s fee (the “Credit Risk Manager Fee”) equal to 1/12th of 0.014% of the Stated Principal Balance of the Mortgage Loans as of the related distribution date until the termination of the Trust or the removal of the Credit Risk Manager by the Depositor for cause (or without cause beginning in May 4, 2012 and each anniversary date thereafter) or, so long as the Trust is in operation, by a vote of at least 66⅔% of the Certificateholders.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date, the Trust will be created and the Depositor will cause the Trust to issue the following classes of Certificates: Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class P, Class X and Class R Certificates (collectively, the “Certificates”). Only the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Offered Certificates”) are offered under this free writing prospectus. HSBC Securities (USA) Inc., an affiliate of the Sponsor, the Depositor and one of the Originators, will initially hold the Class R, Class P and Class X Certificates and intends to enter into a NIMS Transaction. The Certificates will represent the entire undivided ownership interest in the Trust created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. In addition, the Certificates will represent a beneficial ownership interest in the Supplemental Interest Trust, the primary asset of which will be the Interest Rate Swap Agreement described under “—The Derivative Agreements—Interest Rate Swap Agreement,” the Interest Rate Cap Agreement described under “—The Derivative Agreements—Interest Rate Cap Agreement,” and all proceeds thereof.

The Trust will consist of:

•	the Mortgage Loans, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;

•	such assets as from time to time are identified as REO Property and related collections and proceeds; and

•	assets that are deposited in the Trust Accounts (other than the Excess Reserve Fund Account) and invested in accordance with the Pooling and Servicing Agreement.

The Offered Certificates will be issued and available only in book-entry form in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one Certificate of each class may be issued in a different amount. With respect to initial European investors only, the Underwriters will only sell Offered Certificates in minimum total investment amounts of $100,000 and integral multiples of $1 in excess of that amount. Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date, except that the Class X, Class P and Class R Certificates will each be allocated 1% of the voting rights.

The Group I Certificates generally represent interests in the Group I Mortgage Loans. The Group II Certificates generally represent interests in the Group II Mortgage Loans. The Class M Certificates represent interests in all of the Mortgage Loans.

Book-Entry Registration

The Offered Certificates are sometimes referred to in this free writing prospectus as “Book-Entry Certificates.” No person acquiring an interest in the Book-Entry Certificates will be entitled to receive a Definitive Certificate representing an obligation of the Trust, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., which will be the “holder” of such Certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC.

The beneficial owners of the Offered Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Holders or Certificateholders as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and Trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

Monthly and annual reports on the Trust provided or made available over its website by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

None of the Trust, the Depositor, the Master Servicer, any Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

See also Annex I of the prospectus for certain information regarding U.S. federal income tax documentation requirements for investors holding Certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Offered Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates and the Securities Administrator or the depositor is unable to locate a qualified successor or (b) the Depositor, at its option (but with the Securities Administrator’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the Certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Securities Administrator will reissue the Book-Entry Certificates as Definitive Certificates to beneficial owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Securities Administrator directly to holders of definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

Definitive Certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the Closing Date, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments on the Mortgage Loans

Each Servicing Agreement provides that the related Servicer is required to establish and maintain a Collection Account. Each Servicing Agreement permits the related Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in such Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the applicable Servicer Remittance Date, as described below.

Each Servicer is obligated to deposit or cause to be deposited in its Collection Account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the Mortgage Loans after the Cut-off Date, other than in respect of monthly payments on the Mortgage Loans due and accrued on each Mortgage Loan up to and including any due date occurring prior to the Cut-off Date:

•	all payments on account of principal, including prepayments of principal on the Mortgage Loans;

•	all payments on account of interest, net of the applicable Servicing Fee, on the Mortgage Loans;

•
all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with such Servicer’s customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

•	any amounts required to be deposited in connection with any losses realized on investments of funds in the applicable Collection Account; and

•	all other amounts required to be deposited in its Collection Account pursuant to the applicable Servicing Agreement.

The Securities Administrator, as paying agent for the benefit of the Trustee and the Certificateholders, will be obligated to set up a Distribution Account with respect to the Certificates into which the Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by each Servicer on the related Servicer Remittance Date. The Pooling and Servicing Agreement permits but does not require the Securities Administrator to invest the funds in the Distribution Account in one or more eligible investments that mature on or prior to the next Distribution Date.

The funds required to be remitted by each Servicer on the applicable Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of scheduled principal and interest on the Mortgage Loans, received by such Servicer on or prior to the related Determination Date;

•
all principal prepayments (including the applicable Prepayment Premiums), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by such Servicer during the related Prepayment Period;

•	all P&I Advances made by such Servicer with respect to payments due to be received on the Mortgage Loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be deposited in the applicable Collection Account by such Servicer pursuant to the applicable Servicing Agreement;

but excluding the following:

(a)  for any Mortgage Loan with respect to which such Servicer has previously made an unreimbursed P&I Advance, amounts received on such Mortgage Loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

(b)  amounts received on a particular Mortgage Loan with respect to which such Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)  for such Servicer Remittance Date, the aggregate Servicing Fee;

(d)  all net income from eligible investments that are held in the applicable Collection Account for the account of such Servicer;

(e)  all amounts actually recovered by such Servicer in respect of late fees, assumption fees and similar fees;

(f)  for all Mortgage Loans for which P&I Advances or servicing advances are determined to be nonrecoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such Mortgage Loans;

(g)  certain other amounts which are reimbursable to such Servicer as provided in the applicable Servicing Agreement; and

(h)  all collections of principal and interest not required to be remitted on the related Servicer Remittance Date.

The amounts described in clauses (a) through (h) above may be withdrawn by such Servicer from the applicable Collection Account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the Certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (the “Distribution Date”), commencing in May 2007, to the persons in whose names the Certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable Certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the Certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of those Certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates for such purposes its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the Certificates will be made on each Distribution Date from Available Funds (after deduction of certain fees and expenses of the Trust, including any payments owed to the Derivative Counterparty) and will be made to the classes of Certificates in the following order of priority:

(i)  from the Interest Remittance Amount for each Loan Group, to pay interest on each class of related Senior Certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(ii)  from any remaining Interest Remittance Amount for both Loan Groups, to pay interest on each class of Class M Certificates, sequentially, in ascending order by numerical class designation;

(iii)  from the principal portion of Available Funds plus any remaining Interest Remittance Amount (only to the extent required to achieve the Overcollateralization Target Amount, after the application of Net Derivative Payments, if any, for this purpose, to the extent described below), to pay principal on the classes of Senior Certificates and the Class M Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(iv)  from remaining Available Funds, to pay unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under “—Distributions of Interest and Principal”; and

(v)  to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carryover Amount, to pay principal to the Class M-10 Certificates to the extent described below, until the Class Certificate Balance of such class is reduced to zero, and finally to be released to the Class X Certificates, in each case subject to certain limitations set forth below under “—Distributions of Interest and Principal.”

Distributions of Interest and Principal

For any Distribution Date, the “Interest Rate” for each class of Senior Certificates and each class of the Class M Certificates will be as set forth below:

(a)  for the Group I Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the Group I Available Funds Cap (as defined below);

(b)  for the Group II Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that Distribution Date and (2) the Group II Available Funds Cap (as defined below); and

(c)  for the Class M Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that Distribution Date and (2) the Class M Available Funds Cap (as defined below).

The fixed margin for each class of Offered Certificates is as follows:

Class	Margin(1)%	Margin(2)%
I-A	[___]%	[___]%
II-A-1	[___]%	[___]%
II-A-2	[___]%	[___]%
II-A-3	[___]%	[___]%
II-A-4	[___]%	[___]%
M-1	[___]%	[___]%
M-2	[___]%	[___]%
M-3	[___]%	[___]%
M-4	[___]%	[___]%
M-5	[___]%	[___]%
M-6	[___]%	[___]%
M-7	[___]%	[___]%
M-8	[___]%	[___]%
M-9	[___]%	[___]%
M-10	[___]%	[___]%

(1)	For each Distribution Date on or prior to the first Distribution Date on which the optional clean-up call is exercisable.

(2)	For each Distribution Date after the first Distribution Date on which the optional clean-up call is exercisable.

The “Group I Available Funds Cap” is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect on the beginning of the related Due Period, minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Counterparty for such Due Period allocable to the Group I Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

The “Group II Available Funds Cap” is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group II Mortgage Loan then in effect on the beginning of the related Due Period, minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Counterparty for such Due Period allocable to the Group II Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

The “Class M Available Funds Cap” is a per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for the Group I Mortgage Loans and the Group Subordinate Amount for the Group II Mortgage Loans, respectively.

The “Group Subordinate Amount” for any Distribution Date (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Group I Certificates immediately prior to such Distribution Date and (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date.

The “Group Percentage” for any Distribution Date and for each of the Group I Mortgage Loans and the Group II Mortgage Loans will be equal to a fraction (expressed as a percentage) the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such group as of the beginning of the related Due Period and the denominator of which is equal to the aggregate Stated Principal Balance of all the Mortgage Loans as of such date.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Payment Amount. The “Principal Payment Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Payment Amount for that Distribution Date and (ii) the Extra Principal Payment Amount for that Distribution Date. The Class M-10 Certificates, while such Certificates remain outstanding, in addition to required distributions of principal and interest, will generally be entitled to any Net Monthly Excess Cashflow remaining from each Mortgage Pool after required distributions are made to the Offered Certificates and after payment of certain expenses of the Trust (including any payments to the Derivative Counterparty), provided, however, the Class M-10 Certificates will not be entitled to receive any Overcollateralization Reduction Amount. Any such additional payments received by the Class M-10 Certificates will reduce the Class Certificate Balance of the Class M-10 Certificates.

On each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date), the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the Distribution Account specified below in the following order of priority:

(i)  to the Supplemental Interest Trust and each class of Offered Certificates in the following order of priority:

(a)
from the Interest Remittance Amount, for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (including any such amounts remaining unpaid from previous Distribution Dates);

(b)
concurrently, (1) from the remaining Interest Remittance Amount related to the Group I Mortgage Loans, to the Class I-A Certificates, the Senior Interest Payment Amount for such class of Certificates and (2) from the remaining Interest Remittance Amount related to the Group II Mortgage Loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata (based on the amounts distributable under this clause (i)(b)(2)), the related Senior Interest Payment Amount for each such class of Certificates;

(c)
concurrently, from the aggregate of any remaining Interest Remittance Amounts related to both Loan Groups after taking into account the payments under clauses (i)(a) and (i)(b) above, to any Certificate Group with a shortfall under clause (i)(b) above, allocated, in the case of the Group II Certificates, pro rata among the classes of the Group II Certificates as described in clause (i)(b) above, in proportion to the amount of the shortfall; and

(d)
from any remaining Interest Remittance Amount related to both Loan Groups after taking into account the payments under clauses (i)(a) through (i)(c) above, sequentially to each class of Class M Certificates, in ascending order by numerical class designation, the Interest Payment Amount for the applicable class on that Distribution Date;

(ii)  (A)on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) prior to the Stepdown Date or on or after the Stepdown Date on which a Trigger Event is in effect, to the Supplemental Interest Trust and the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, from amounts on deposit in the Distribution Account after making distributions pursuant to clause (i), an amount equal to the Principal Payment Amount in the following order of priority:

(a)
for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount in clause (i)(a) above);

(b)	concurrently:

(1)
to the Group I Certificates, the Group I Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

(2)
to the Group II Certificates, the Group II Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances are reduced to zero; and

(c)	sequentially to each class of Class M Certificates, in ascending order by numerical class designation, until their respective Class Certificate Balances are reduced to zero.

(B) on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the Supplemental Interest Trust and the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i), an amount equal to the Principal Payment Amount in the following amounts and order of priority:

(a)
for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount in clause (i)(a) above);

(b)	concurrently:

(1)
to the Group I Certificates, the Group I Senior Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

(2)
to the Group II Certificates, the Group II Senior Principal Payment Amount, allocated as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances are reduced to zero; and

(c)
sequentially to each class of Class M Certificates, in the order set forth in the definition of Class M Principal Payment Amount, the Class M Principal Payment Amount for the related class of Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

(iii)  any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority, such distributions to be made after distributions for such Distribution Date under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust”:

(a)
to the extent unpaid pursuant to clauses (i)(b) and (i)(c) above or pursuant to clause (3) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust, to the Class A Certificates, any Senior Interest Payment Amounts, allocated pro rata among such classes of Certificates in proportion to the amount of the unpaid Senior Interest Payment Amounts for such classes;

(b)
to the extent unpaid pursuant to clause (i)(d) above or pursuant to clause (4) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,”sequentially to each class of Class M Certificates, in ascending order by numerical class designation, any Interest Payment Amount;

(c)
to the extent unpaid pursuant to clause (6) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,” sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

(d)
to the extent unpaid pursuant to clause (7) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,” to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(e)
to the extent unpaid pursuant to clause (8) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,” from the funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to each class of Offered Certificates for that Distribution Date, in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates;

(f)
to the extent unpaid pursuant to clause (9) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,” to the Credit Risk Manager, the Credit Risk Manager Fee;

(g)
to the extent unpaid pursuant to clause (10) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust,” to the Derivative Counterparty, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event;

(h)
to the Class M-10 Certificates, until the Class Certificate Balance of such class is reduced to zero; provided, however, the Class M-10 Certificates will not be entitled to receive any Overcollateralization Reduction Amount;

(i)	to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement; and

(j)	to the Class R Certificates, any remaining amount.

On each Distribution Date, prior to any distribution on any other class of Certificates, the Securities Administrator is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums in respect of the Mortgage Loans received during the related Prepayment Period.

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Certificate Balance of the Class M Certificates will be reduced, in inverse order of distribution priority (beginning with the Class M-10 Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of Certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carryover Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Class M Certificates, amounts are subsequently received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of Class M Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of distribution priority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excess or Compensating Interest payments from a Servicer (as further described in “Mortgage Loan Servicing—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated first to reduce the amounts otherwise distributable on the Class X Certificates (or as principal to the Class M-10 Certificates from Net Monthly Excess Cashflow, if the Class M-10 Certificates remain outstanding), and thereafter as a reduction to the Interest Payment Amount for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

All principal distributions to the holders of the Class A Certificates on any Distribution Date prior to the Stepdown Date will be allocated to the Class I-A Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) based on the Group Principal Allocation Percentage for the Group I Certificates and the Group II Certificates, as applicable, for that Distribution Date. The Group I Certificates and the Group II Certificates are each a “Certificate Group.” On or after the Stepdown Date, as long as no Trigger Event is in effect, principal distributions to the holders of the Class A Certificates of either Certificate Group will be determined based on the Group I Senior Principal Payment Amount or Group II Senior Principal Payment Amount, as applicable. However, if the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero before the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates of such Certificate Group on that Distribution Date, and the amount of those principal distributions distributable to the Class A Certificates of such Certificate Group on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Certificate Group remaining outstanding, in accordance with the principal distribution priorities described in clause (ii)(A)(b) under “Distributions of Interest and Principal” without regard to the related Certificate Group’s Principal Payment Amount, until their Class Certificate Balances have been reduced to zero. Any distributions of principal to the Group I Certificates will be made first from payments relating to the Group I Mortgage Loans and any distributions of principal to the Group II Certificates will be made first from payments relating to the Group II Mortgage Loans. If the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero on or after the Stepdown Date, then the remaining Principal Payment Amount of such Certificate Group on that Distribution Date, and the Principal Payment Amount of such Certificate Group on all subsequent Distribution Dates will be distributed to the holders of the Class A Certificates of the other Certificate Group remaining outstanding, in accordance with clause (ii)(B)(b) under “Distributions of Interest and Principal” except that the remaining Certificate Group’s Senior Principal Payment Amount will be computed without regard to that Certificate Group’s Principal Payment Amount.

Any principal distributions allocated to the Group II Certificates will be allocated sequentially as follows:

(i)  to the Class II-A-1 Certificates, until the Class Certificate Balance of such class has been reduced to zero;

(ii)  to the Class II-A-2 Certificates, until the Class Certificate Balance of such class has been reduced to zero;

(iii)  to the Class II-A-3 Certificates, until the Class Certificate Balance of such class has been reduced to zero; and

(iv)  to the Class II-A-4 Certificates, until the Class Certificate Balance of such class has been reduced to zero.

Notwithstanding the above paragraph, on and after the Distribution Date on which the aggregate Class Certificate Balance of the Class M Certificates and the Overcollateralization Amount have been reduced to zero, any principal distributions allocated to the Group II Certificates are required to be allocated pro rata, among the classes of Group II Certificates, based upon their respective Class Certificate Balances.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, for the next Interest Accrual Period for the Offered Certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carryover Amounts for that date.

The “Basis Risk Carryover Amount” on any Distribution Date and for any class of Offered Certificates is the sum of, if applicable, (x) the excess of (i) the amount of interest that class of Certificates would have been entitled to receive on that Distribution Date had the Interest Rate not been subject to the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, over (ii) the amount of interest that class of Certificates was entitled to receive on that Distribution Date based on the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Interest Rate on that class of Certificates, without giving effect to the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap), as applicable. Any Basis Risk Carryover Amount on any class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of Certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this free writing prospectus). The ratings on the Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Pursuant to the Pooling and Servicing Agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established as part of the Supplemental Interest Trust, which is held in trust, by the Securities Administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the Pooling and Servicing Agreement in an amount equal to any Basis Risk Carryover Amount for that class of Certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X Certificates (or as principal to the Class M-10 Certificates from Net Monthly Excess Cashflow, if the Class M-10 Certificates remain outstanding). Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

The Derivative Agreements

The Derivative Counterparty. [___] will be the Derivative Counterparty. The Derivative Counterparty will be an entity actively engaged in the derivative business satisfying the Derivative Counterparty Ratings Requirement.

As of the Cut-off Date, the aggregate significance percentage with respect to the Derivative Counterparty will be less than 10% with respect to the Offered Certificates as calculated in accordance with Item 1115 of Regulation AB.

Interest Rate Cap Agreement.  On or prior to the Closing Date, the Securities Administrator, as trustee of the Supplemental Interest Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Offered Certificates.

Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made on behalf of the Supplemental Interest Trust on the Closing Date, the Derivative Counterparty is obligated to pay to the Supplemental Interest Trust, one business day prior to each Distribution Date, commencing with the Distribution Date in November 2007 and ending with the Distribution Date in May 2014, one month’s interest calculated at an annual rate equal to the excess, if any, of one-month LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over the strike rate on a Scheduled Notional Amount for the related Distribution Date (as set forth in Annex II hereof), multiplied by a fraction, the numerator of which is the actual number of days in the accrual period under the Interest Rate Cap Agreement related to such Distribution Date and the denominator of which is 360. The strike rate is equal to 6.00% per annum. The initial Scheduled Notional Amount will equal approximately $[___] for the Distribution Date in November 2007. The Interest Rate Cap Agreement will terminate after the Distribution Date in May 2014.

The Interest Rate Cap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Interest Rate Swap Agreement. Under the Interest Rate Swap Agreement, one business day prior to each Distribution Date commencing in June 2007, the Securities Administrator, as trustee of the Supplemental Interest Trust, will be obligated to pay to the Derivative Counterparty a fixed amount equal to the product of (a) 5.10%, (b) the Scheduled Notional Amount for the related Distribution Date (as set forth in Annex I hereof) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Derivative Counterparty will be obligated to pay to the Securities Administrator, as trustee of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in the accrual period related to such Distribution Date under the Interest Rate Swap Agreement and the denominator of which is 360. A Net Derivative Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amount payable by the Derivate Counterparty under the Interest Rate Cap Agreement, or (b) by the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and such amount payable by the Derivative Counterparty under the terms of the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

The Derivative Counterparty and the Securities Administrator, as trustee of the Supplemental Interest Trust, will enter into a credit support annex in relation to the Interest Rate Swap Agreement to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Derivative Counterparty to continue its obligations under the Interest Rate Swap Agreement. The Securities Administrator, as trustee of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral amounts required to be posted by the Derivative Counterparty under the credit support annex. Where a termination event occurs with respect to the Derivative Counterparty under the Interest Rate Swap Agreement, or where the Derivative Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement derivative counterparty or a guarantor that meets established criteria of the Rating Agencies, the Securities Administrator, as trustee of the Supplemental Interest Trust, may be required to make payments from the segregated collateral account to the Derivative Counterparty if amounts are due to such party under the terms of the credit support annex. The Securities Administrator, as trustee of the Supplemental Interest Trust, will deposit into the segregated collateral account any amounts posted by the Derivative Counterparty and will remit interest earned on such amounts to the Derivative Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Interest Rate Swap Account or Trust Fund and will not be available for distribution to any investors.

The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in October 2010 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

The Interest Rate Swap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The respective obligations of the Derivative Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date shall have occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust should terminate, if the aggregate Class Certificate Balance of the rated Certificates is reduced to zero or if the Master Servicer exercises its option to purchase the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.” With respect to the Derivative Counterparty, an Additional Termination Event will generally occur if any applicable short-term or long-term credit rating of the Derivative Counterparty is downgraded below the specified levels set forth in the Swap Agreement and (i) the Derivative Counterparty fails to post collateral securing its obligations under the Interest Rate Swap Agreement and/or fails to obtain a guarantor or a substitute derivative counterparty acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Derivative Counterparty under the Interest Rate Swap Agreement or (ii) the Derivative Counterparty is defaulting on certain obligations that are required as a result of the downgrade and a guarantor or a substitute derivative counterparty that will assume the obligations of the Derivative Counterparty under the Interest Rate Swap Agreement is secured on behalf of the Supplemental Interest Trust, which guarantor or substitute derivative counterparty is acceptable to the Rating Agencies (if required under the Swap Agreement).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party (as defined in the Interest Rate Swap Agreement) has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Derivative Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Derivative Counterparty under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust on the business day prior to the related Distribution Date and on the business day prior to subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

The Derivative Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement Derivative Counterparty assumes all the obligations of the Derivative Counterparty as set forth in the Interest Rate Swap Agreement and the Rating Agencies confirm in writing (if required under the Swap Agreement) that as a result of such transfer, the Offered Certificates will not be downgraded, all as provided in the Interest Rate Swap Agreement.

The Supplemental Interest Trust Account. The Securities Administrator, as trustee of the Supplemental Interest Trust, will establish the Supplemental Interest Trust Account, to be comprised of two sub-accounts, one relating to the Interest Rate Cap Agreement and the other relating to the Interest Rate Swap Agreement, into each of which the Sponsor will make an initial deposit of $500 on the Closing Date. The Securities Administrator, as trustee of the Supplemental Interest Trust, will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Securities Administrator, and the Securities Administrator, as trustee of the Supplemental Interest Trust, will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Application of Deposits and Payments Received by the Supplemental Interest Trust. On each Distribution Date (or, in the case of payments to the Derivative Counterparty, the business day prior to such Distribution Date) the Securities Administrator, as trustee of the Supplemental Interest Trust, will be required to make the disbursements and transfers of the Supplemental Interest Trust Amount then on deposit in the Supplemental Interest Trust Account in the following order of priority, such distributions to be made immediately before distributions for such Distribution Date under clause (iii) under the ninth full paragraph of “Description of the Certificates—Distributions of Interest and Principal”:

(1) to the Derivative Counterparty, any Net Derivative Payment owed to the Derivative Counterparty for the related Distribution Date;

(2) to the Derivative Counterparty, any unpaid Swap Termination Payment not due as a result of a Derivative Counterparty Trigger Event owed to the Derivative Counterparty pursuant to the Interest Rate Swap Agreement;

(3) to the Class A Certificates, any Senior Interest Payment Amounts not paid pursuant to clauses (i)(b) and (i)(c) under “Distributions of Interest and Principal” above, allocated pro rata among such classes of Certificates in proportion to the amount of the unpaid Senior Interest Payment Amounts for such classes;

(4) sequentially to each class of Class M Certificates, in ascending order by numerical class designation, any Interest Payment Amount not paid pursuant to clause (i)(d) under “Distributions of Interest and Principal” above;

(5) to the Class A Certificates and the Class M Certificates, in the order of priority provided in clauses (ii)(A)(b), (ii)(A)(c), (ii)(B)(b) and (ii)(B)(c) under “Distributions of Interest and Principal” above, an amount necessary to maintain the Overcollateralization Target Amount;

(6) sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

(7) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(8) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to each class of Offered Certificates for that Distribution Date, to the Offered Certificates, in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates;

(9) to the Credit Risk Manager, the Credit Risk Manager Fee;

(10) to the Derivative Counterparty, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event; and

(11) to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement.

With respect to each Distribution Date, the sum of all amounts distributed in priorities (5) and (6) (with respect to any Unpaid Realized Loss Amount) may not exceed cumulative Realized Losses incurred, as reduced by any amounts previously distributed to the Class A Certificates and the Class M Certificates pursuant to such priorities.

Overcollateralization Provisions

The Pooling and Servicing Agreement requires that certain Net Derivative Payments and Total Monthly Excess Spread, if any, on each Distribution Date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

The application of certain Net Derivative Payments and Total Monthly Excess Spread to the payment of Extra Principal Payment Amount to the class or classes of Certificates then entitled to distributions of principal has the effect of accelerating the amortization of those Certificates relative to the amortization of the related Mortgage Loans. The portion, if any, of the Available Funds remaining after the payment of all required amounts of interest and principal to the Offered Certificates and net derivative payments required to be made to the Derivative Counterparty as described above on any Distribution Date, will be paid to the holders of the Class X Certificates (or as principal to the Class M-10 Certificates, if the Class M-10 Certificates remain outstanding, provided, however, the Class M-10 Certificates will not be entitled to receive any Overcollateralization Reduction Amount) and will not be available on any future Distribution Date to cover Extra Principal Payment Amounts, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Basis Risk Carryover Amounts. If any such payment of remaining Available Funds is made to the Class M-10 Certificates, the Targeted Overcollateralization Amount will be increased in future periods by the amount of such payment.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account all distributions of principal to the Certificates on that Distribution Date) is the “Overcollateralization Amount” as of that Distribution Date. On the Closing Date, the initial overcollateralization amount will be equal to approximately 2.55% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date. The Pooling and Servicing Agreement requires that certain Net Derivative Payments and Total Monthly Excess Spread be applied as an accelerated payment of principal on the Certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount (for purposes of this calculation only, assuming 100% of the Principal Remittance Amount is applied as a principal payment to the Offered Certificates on such Distribution Date, but before giving effect to any other distributions on the Offered Certificates in reduction of their respective Class Certificate Balances on such Distribution Date) as of that Distribution Date (the excess is referred to as a “Overcollateralization Deficiency”). Any amount of Net Derivative Payment or Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Payment Amount.” The required level of the Overcollateralization Amount with respect to a Distribution Date is the “Overcollateralization Target Amount” and is set forth in the definition of Overcollateralization Target Amount in the “Glossary” in this free writing prospectus. The Overcollateralization Target Amount will increase in future periods by the aggregate amount of any payments made to the Class M-10 Certifcates pursuant to subclause (iii)(h) under the ninth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus. Further, as described above, the Overcollateralization Target Amount is subject to certain floors and triggers that may decrease the Overcollateralization Target Amount in future periods. If a Trigger Event (as defined in the “Glossary” in this free writing prospectus) exists, the Overcollateralization Target Amount may not “step down.” Certain Net Derivative Payments and Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of Certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to achieve or maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

In the event that an Overcollateralization Target Amount is permitted to decrease or “step down” on a Distribution Date in the future, the Pooling and Servicing Agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class X Certificates on that Distribution Date (to the extent not required to pay current interest, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts, Basis Risk Carryover Amounts to the Offered Certificates, the Credit Risk Manager Fee or any Swap Termination Payment) until the Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralization Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount (for purposes of this calculation only, assuming 100% of the Principal Remittance Amount is applied as a principal payment to the Offered Certificates on such Distribution Date, but before giving effect to any other distributions on the Offered Certificates in reduction of their respective Class Certificate Balances on such Distribution Date) on that Distribution Date over (b) the Overcollateralization Target Amount is the “Excess Overcollateralization Amount” with respect to that Distribution Date. If, on any Distribution Date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Overcollateralization Amount is, after taking into account all other distributions to be made on that Distribution Date, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Overcollateralization Target Amount), then any amounts relating to principal that would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class X Certificates on that Distribution Date (to the extent not required to pay current interest, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts, Basis Risk Carryover Amounts to the Offered Certificates, the Credit Risk Manager Fee and any Swap Termination Payment) in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Net Monthly Excess Cashflow (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date). The “Net Monthly Excess Cashflow” is the amount of Available Funds on any Distribution Date remaining after the payment of all required amounts of interest and principal to the Offered Certificates and net derivative payments required to be made to the Derivative Counterparty provided under clauses (i) and (ii) above under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus, on that Distribution Date.

Reports to Certificateholders

On each Distribution Date the Securities Administrator will make available via its internet website to each holder of an Offered Certificate and to the Derivative Counterparty a monthly distribution report, based, in part, on information provided to the Securities Administrator by the Master Servicer, the Servicers and the Derivative Counterparty, containing the following information:

(1) the amount of each distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments, Liquidation Proceeds and Subsequent Recoveries;

(2) the amount of each distribution allocable to interest, any Interest Carry Forward Amounts included in such distribution and any remaining Interest Carry Forward Amounts after giving effect to such distribution, any Basis Risk Carryover Amount for such Distribution Date and the amount of all Basis Risk Carryover Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(3) if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such Certificateholders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carryover Amount not covered by amounts in the Excess Reserve Fund Account;

(4) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(5) the Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

(6) the amount of Servicing Fees, Master Servicing Fees and Credit Risk Manager Fees with respect to such Distribution Date;

(7) the Interest Rate for each Class of Certificates with respect to such Distribution Date;

(8) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(9) by Loan Group and in the aggregate, the number and aggregate outstanding principal balances of Mortgage Loans (except those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month (the information in this item (9) will be calculated using the OTS delinquency method);

(10) by Loan Group and in the aggregate, with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(11) by Loan Group and the aggregate, the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(12) whether a Trigger Event has occurred and is continuing;

(13) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(14) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(15) the amount of any Net Monthly Excess Cashflow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Interest Carry Forward Amounts;

(16) the Overcollateralization Amount and Overcollateralization Target Amount;

(17) Prepayment Premiums collected by each Servicer;

(18) the Cumulative Loss Percentage and the Rolling Three Month Delinquency Rate; and

(19) the amount of any Net Derivative Payment made to the Supplemental Interest Trust, any Net Derivative Payment made to the Derivative Counterparty, any Swap Termination Payment made to the Supplemental Interest Trust and any Swap Termination Payment made to the Derivative Counterparty.

The Securities Administrator will make the monthly distribution report available via the Securities Administrator’s internet website, initially located at https://www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at (301) 815-6600.

FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the Trust, the Servicers, the Master Servicer, the Securities Administrator and the Credit Risk Manager will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable To:	Frequency of Payment	Amount of Fee	Source of Payment
Servicers	Monthly
A monthly fee equal to the product of (a) the outstanding Stated Principal Balance of each Mortgage Loan serviced by such Servicer as of the prior Distribution Date (or the Cut-off Date in the case of the first Distribution Date) and (b) one-twelfth of 0.500%.

Paid out of interest collections in respect of each Mortgage Loan serviced by such Servicer then on deposit in the Collection Account maintained by such Servicer, before any payment to Certificateholders.

Master Servicer	Monthly
A monthly fee equal to the product of (a) the outstanding Stated Principal Balance of each Mortgage Loan serviced by Countrywide Servicing as of the prior Distribution Date (or the Cut-off Date, in the case of the first Distribution Date) and (b) one-twelfth of 0.0025%.
Paid out of funds on deposit in the Distribution Account before any payment to Certificateholders.

Securities Administrator	Monthly	All investment earnings on amounts on deposit in the Distribution Account less payment of fees to the Trustee and Custodian.	Retained by the Securities Administrator.

Credit Risk Manager	Monthly
A monthly fee equal to the product of (a) the outstanding Stated Principal Balance of each Mortgage Loan as of the prior Distribution Date (or the Cut-off Date, in the case of the first Distribution Date) and (b) one-twelfth of 0.014%.
Paid out of funds on deposit in the Distribution Account after payments to the holders of the Offered Certificates as described herein.

In its capacity as Custodian, Wells Fargo Bank will receive as compensation an allocated portion of the investment earnings retained by the Securities Administrator as described in the table above. The Trustee will receive, as compensation, a fixed annual fee paid by the Securities Administrator pursuant to a separate agreement between Wells Fargo Bank and the Trustee.

The Servicing Fees set forth in the table above may not be increased without amendment of the applicable Servicing Agreement. None of the other fees set forth above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Amendment” below.

Certain expenses, reimbursements of advances and indemnity amounts of the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodian will be reimbursed before payments are made on the Certificates.

ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The following is a summary of the responsibilities of the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager with respect to the Trust. See “The Servicers,” “The Master Servicer,” “The Securities Administrator,” “The Trustee,” “The Custodian,” “The Credit Risk Manager,” “Mortgage Loan Servicing” and “The Pooling and Servicing Agreement” in this free writing prospectus for a more detailed description of these servicing and administration functions.

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

•  collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Collection Account maintained by each Servicer, and delivering all amounts on deposit in such Collection Account to the Master Servicer for deposit in the Distribution Account on the applicable Servicer Remittance Date;

•  collecting amounts in respect of taxes and insurance related to the Mortgaged Properties from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making P&I Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•  paying customary costs and expenses incurred in the performance by each Servicer of its servicing obligations (i.e., servicing advances), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the Master Servicer;

• maintaining certain insurance policies relating to the Mortgage Loans; and

Party:	Responsibilities:
• initiating foreclosure proceedings.

See “The Servicers” and “Mortgage Loan Servicing” below.

Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, including but not limited to:

• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the applicable Servicing Agreement;

• collecting monthly remittances from each Servicer for deposit in the Distribution Account on the related Servicer Remittance Date;

• reconciling the monthly loan-level report received from each Servicer;

• reviewing the servicing of defaulted Mortgage Loans;

• upon the termination of a Servicer (so long as the Master Servicer and such Servicer are not the same entity), acting as or appointing a successor servicer; and

•  upon the failure of a Servicer to make any P&I Advances with respect to the Mortgage Loans or certain servicing advances with respect to the Mortgaged Properties, which such Servicer is required to make, making such advances in its capacity as successor servicer to the extent required in the Pooling and Servicing Agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” below.

Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

• collecting monthly remittances from the Master Servicer for deposit in the Distribution Account and distributing such amounts to Certificateholders on the related Distribution Date;

• depositing any Net Derivative Payments or Swap Termination Payments into the Supplemental Interest Trust Account;

•  preparing and making available the monthly distribution date statement to Certificateholders based, in part, on information received from each Servicer, the Master Servicer and the Derivative Counterparty;

• distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders or the Derivative Counterparty, as applicable;

• acting in the capacity of certificate registrar and transfer agent with respect to the Certificates;

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust and providing annual information returns to Certificateholders; and

Party	Responsibilities:
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust as required by the Securities Exchange Act of 1934, as amended.

See “The Securities Administrator” and “The Pooling and Servicing Agreement” below and “Description of the Certificates—Reports to Certificateholders” above.

Trustee	Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

• appointing a successor master servicer in the event the Master Servicer resigns or is removed; and

• if a Servicer and the Master Servicer are the same entity, upon the termination of such Servicer, acting as or appointing a successor servicer.

See “The Trustee” and “The Pooling and Servicing Agreement” below.

Custodian	Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a secure facility intended for the safekeeping of mortgage files on behalf of the Trust.

See “The Custodian” below.

Credit Risk Manager
The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform certain advisory functions with respect to the Mortgage Loans, in accordance with the provisions of the Pooling and Servicing Agreement and under credit risk management agreements with Wells Fargo Bank, N.A., as Servicer and Master Servicer, including but not limited to:

• monitoring and/or making recommendations to the Master Servicer and each Servicer regarding certain delinquent and defaulted Mortgage Loans; and

• providing on a monthly basis certain reports to the Trust, including, but not limited to, a loan-level loss and mitigation analysis and a prepayment premium analysis.

See“The Credit Risk Manager” above.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Derivative Counterparty, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee or the trustee of the Supplemental Interest Trust as applicable. Except as noted below, funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in certain Permitted Investments, as described under “Description of the Securities—Deposits to the Trust Account” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Collection Account	Servicers	Any investment earnings will be retained by the related Servicer and will not be available for distribution to Certificateholders.

Distribution Account	Securities Administrator	Any investment earnings will be paid to the Securities Administrator and will not be available for distribution to Certificateholders.

Excess Reserve Fund Account	Securities Administrator	No permitted investment of funds on deposit therein.

Supplemental Interest Trust Account	Securities Administrator
Invested in Permitted Investments as described in the Pooling and Servicing Agreement and distributed as part of the distribution from the Supplemental Interest Trust Account as described under “Description of the Certificates—The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust.”

If funds deposited in any Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds (other than with respect to the Supplemental Interest Trust Account, for which the Sponsor will be responsible for any such losses), without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of the collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in June 2007:

May 1 through May 31	Prepayment Period for prepayments in part with respect to Mortgage Loans serviced by Wells Fargo Bank:

Principal prepayments in part received by Wells Fargo Bank, as Servicer, during the related Prepayment Period (May 1 through May 31) will be deposited into such Servicer’s Collection Account for remittance to the Master Servicer on such Servicer’s Servicer Remittance Date.

May 2 through June 1	Due Period:

Payments due during the related Due Period (May 2 through June 1) from the borrowers will be deposited in each Servicer’s Collection Account as received and will include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

May 14 through June 13	Prepayment Period for prepayments in full with respect to Mortgage Loans serviced by Wells Fargo Bank:

Principal prepayments in full received by Wells Fargo Bank, as Servicer, during the related Prepayment Period (May 14 through June 13) will be deposited into such Servicer’s Collection Account for remittance to the Master Servicer on the such Servicer’s Servicer Remittance Date.

May 16 through June 15	Prepayment Period with respect to Mortgage Loans serviced by Countrywide Servicing:

Principal prepayments in part or in full received by Countrywide Servicing during the related Prepayment Period (May 16 through June 15) will be deposited into such Servicer’s Collection Account for remittance to the Master Servicer on such Servicer’s Servicer Remittance Date.

June 15	Determination Date for Countrywide Servicing:
All collections and recoveries received by Countrywide Servicing to be remitted to the Master Servicer will be calculated as of 15th day of each month (or if the 15th day is not a business day, the immediately succeeding business day).

June 15	Determination Date for Wells Fargo Bank:	All collections and recoveries received by Wells Fargo Bank, as Servicer, to be remitted to the Master Servicer will be calculated as of the business day prior to the related Servicer Remittance Date.

June 18	Servicer Remittance Date for Wells Fargo Bank:
Wells Fargo Bank, as Servicer, will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Distribution Account on or prior to the 18th day of each month (or if the 18th day is not a business day, the immediately succeeding business day).

June 21	Servicer Remittance Date for Countrywide Servicing (for substantially all of the Mortgage Loans serviced by it):
Countrywide Servicing will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Distribution Account on or prior to the 21st day of each month (or if the 21st day is not a business day, the immediately preceding business day.

June 22	Derivative Agreements Payment Date:
One business day immediately before the related Distribution Date, the Derivative Counterparty will pay to the Securities Administrator for deposit into the Supplemental Interest Trust, any Net Derivative Payments or Swap Termination Payments required to be paid by the Derivative Counterparty under the Derivative Agreements, or the Securities Administrator will pay to the Derivative Counterparty any Net Derivative Payments or Swap Termination Payments required to be paid by the Securities Administrator under the Derivative Agreements, as applicable.

June 22	Record Date:	Distributions will be made to Certificateholders of record of global certificates for all classes as of the business day immediately preceding the related Distribution Date.

June 25	Distribution Date:
On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account and the Supplemental Interest Trust Account.

Succeeding months follow the same pattern.

THE SPONSOR AND SELLER

HSBC Bank USA, National Association (the “Sponsor”) is chartered as a national banking association under the laws of the United States. The principal executive office of the Sponsor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-5000. The Sponsor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

At December 31, 2006, the Sponsor represented approximately 98% of the consolidated assets of HSBC USA Inc. and had assets of approximately $166 billion, total liabilities of approximately $153 billion, including approximately $107 billion in deposits and approximately $26 billion of long-term debt, and shareholders’ equity of approximately $12.2 billion.

As of the date hereof, the long-term debt of the Sponsor has been assigned a rating of “AA” by S&P and “Aa2” by Moody’s. As of the date hereof, the short-term debt of the Sponsor has been assigned a rating of “A-1+” by S&P and “P-1” by Moody's.

For more information regarding the Sponsor and its securitization program, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The Depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005. The principal office of the Depositor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119. The Depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates (Registration No. 333-140923).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

THE MASTER SERVICER

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as the Master Servicer pursuant to the Pooling and Servicing Agreement, the most significant provisions of which are summarized below. Wells Fargo Bank will also act as a Servicer, Securities Administrator and Custodian for the Trust. See “The Servicers—Wells Fargo Bank, N.A.,” “The Securities Administrator,” “The Custodian” and “Administration of Trust” in this free writing prospectus.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Servicers, the Trustee and other parties to this transaction may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 20045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. As of December 31, 2006, Wells Fargo Bank was acting as a master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

As Master Servicer, Wells Fargo Bank is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each Servicer under the terms of its respective Servicing Agreement. In particular, the Master Servicer independently calculates monthly Mortgage Loan balances based on Servicer data, compares its results to the Servicers’ loan-level reports and reconciles any discrepancies with the applicable Servicer. The Master Servicer also reviews the servicing of defaulted Mortgage Loans for compliance with the terms of the related Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

See “Mortgage Loan Servicing—Removal and Resignation of the Servicer” in this free writing prospectus. However, the Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except as provided in the Servicing Agreements and the Pooling and Servicing Agreement. See “Mortgage Loan Servicing—Removal and Resignation of the Servicer” in this free writing prospectus.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the Master Servicing Fee as described above under “Fees and Expenses of the Trust.” In the event the Master Servicer assumes the duties of a Servicer under any Servicing Agreement, it shall be entitled to receive as compensation the Servicing Fees and other compensation that would have been payable to such Servicer under its respective Servicing Agreement.

Under the terms of the Pooling and Servicing Agreement, the Securities Administrator may withdraw from the Distribution Account (i) the Master Servicing Fee with respect to each Distribution Date, (ii) investment income payable to the Securities Administrator; (iii) amounts necessary to reimburse the Master Servicer or the Servicers for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable Mortgage Loan proceeds, (iv) amounts in respect of reimbursements to which the Master Servicer, the Securities Administrator or any Servicer is entitled in accordance with the terms of the Servicing Agreements and the Pooling and Servicing Agreement, subject to the limit on such amounts described below under “—Indemnification and Third Party Claims,” and (v) any other amounts permitted to be withdrawn under the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will be required to pay the costs associated with monitoring the Servicers without any right of reimbursement. The Master Servicer (or, if the Master Servicer and a Servicer are the same entity, the Trustee) will also be required to pay the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing from such Servicer to the Master Servicer (or to the Trustee or such other appointed successor master servicer, as applicable) but will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Pooling and Servicing Agreement. To the extent such servicing transfer costs are not paid by such Servicer or the successor servicer, the Master Servicer (or the Trustee, or such other appointed successor master servicer, as applicable) may be reimbursed by the Trust for all out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from such Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, or resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the Pooling and Servicing Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Trustee and the Trust constitutes the sole remedy of the Depositor, the Trustee and the Trust in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification shall survive termination of the Master Servicer under the Pooling and Servicing Agreement, and the termination of the Pooling and Servicing Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain (collectively, a “Loss”) as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement. The Depositor and the Trustee will be required to notify the Master Servicer if a claim is made by a third party as required under the Pooling and Servicing Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee or the Trust in respect of such claim.

The Trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all Losses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Pooling and Servicing Agreement or the Certificates, except to the extent that any such Loss is related to (i) a material breach of the Master Servicer’s representations and warranties in the Pooling and Servicing Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or its reckless disregard of its duties and obligations under the Pooling and Servicing Agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amounts from funds on deposit in the Distribution Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in “— Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Pooling and Servicing Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interests of the Certificateholders under that agreement. In the event of any litigation regarding the Master Servicer’s duties, the expenses and costs of such action and of any liability resulting from such action shall be borne by the Trust.

The Master Servicer will not be liable for any acts or omissions of a Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in monitoring and overseeing the obligations of such Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

Except as described below, the Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Pooling and Servicing Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right with the prior written consent of the Depositor (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, and in compliance with the other requirements set forth in the Pooling and Servicing Agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Pooling and Servicing Agreement shall be payable to such successor master servicer after such transfer, but shall in no event exceed the compensation payable to the Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement. However, the successor master servicer must be an entity that is qualified and approved to service Mortgage Loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

The Master Servicer will be permitted to resign if the Master Servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer’s responsibilities and obligations under the Pooling and Servicing Agreement.

If at any time, Wells Fargo Bank, as Securities Administrator, resigns or is removed as Securities Administrator pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Master Servicer under the Pooling and Servicing Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Pooling and Servicing Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:

(a)  any failure by the Master Servicer to cause to be deposited in the Distribution Account any amounts received by it from the Servicers or to make any P&I Advance required to be made by it under the terms of the Pooling and Servicing Agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

(b)  failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of Certificates evidencing at least 25% of the voting rights;

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

(d)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)  the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;

(f)  except as otherwise permitted in the Pooling and Servicing Agreement, the Master Servicer attempts to assign its responsibilities under the Pooling and Servicing Agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator or the Depositor;

(g)  the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the Pooling and Servicing Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days); or

(h)  failure of the Master Servicer to timely provide the Depositor with certain certifications and reports required by Regulation AB in accordance with the Pooling and Servicing Agreement.

By written notice, the Trustee may, at the direction of Certificateholders representing a majority of the voting rights in the Certificates, waive any default by the Master Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and at the direction of holders controlling a majority of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Pooling and Servicing Agreement and, any mortgage files related to any Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer’s expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Pooling and Servicing Agreement.

Assumption of Master Servicing by Trustee

In the event the Master Servicer can no longer function in that capacity under the Pooling and Servicing Agreement, the Trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement or the Trustee shall appoint a Freddie Mac or Fannie Mae approved Servicer, selected by the Depositor, which successor master servicer is acceptable to the Rating Agencies. The Trustee or any other successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Pooling and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a Servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Pooling and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all Losses incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under such agreement.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of the Master Servicer in the event of such resignation or termination for cause), the Master Servicer will be required to deliver to any successor all documents and records relating to each Mortgage Loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

THE SERVICERS

General

Countrywide Servicing and Wells Fargo Bank will service approximately 75.59% and 24.41% of the Group I Mortgage Loans, respectively. Countrywide Servicing and Wells Fargo Bank will service approximately 77.42% and 22.58% of the Group II Mortgage Loans, respectively. Each Servicer will service the Mortgage Loans in compliance with its respective Servicing Agreements. Each Servicer’s obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by CWABS, Inc. or CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for subprime mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion, $124.537 billion and $131.528 billion, respectively.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a Credit-Blemished Mortgage Loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures for Credit-Blemished Mortgage Loans, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Credit-Blemished Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If the mortgaged property was subject to a senior lien, Countrywide Servicing will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. After foreclosure, if the mortgaged property securing a second lien credit-blemished mortgage loan is also securing a first lien mortgage loan, Countrywide Servicing may liquidate the mortgaged property and charge off the second lien credit-blemished mortgage loan balance that was not recovered through liquidation proceeds. If, in the judgment of Countrywide Servicing , the cost of maintaining or purchasing the senior lien mortgage loan exceeds the economic benefit of such action, Countrywide Servicing will generally charge off the entire second lien credit-blemished mortgage loan and may seek a money judgment against the borrower. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. Generally, Countrywide Servicing will charge off the entire second lien credit-blemished mortgage loan when the related mortgaged property is liquidated, unless Countrywide Servicing has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by Countrywide Servicing subsequently.

Servicing and charge-off policies and collection practices with respect to Credit-Blemished Mortgage Loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience. Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Subprime Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517
Second Lien Subprime Loans	*	*	9,116	$353,218,934	18,483	$711,917,795
Alt-A Minus Loans	**	**	**	**	62,351	$11,088,435,185
_____________________
* Wells Fargo Bank does not have a material servicing portfolio of second lien subprime loans for the periods indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)  For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)  Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank will act as the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to approximately $1,006,418,000,000 of outstanding residential mortgage-backed securities.

As Securities Administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

As Securities Administrator, Wells Fargo Bank will act as paying agent and in such capacity will make distributions on the Certificates and prepare and provide monthly distribution statements to Certificateholders with respect to such distributions. See “Description of the Certificates—Report to Certificateholders” in this free writing prospectus. The Securities Administrator will also act as transfer agent and certificate registrar for the Certificates. Certificates may be surrendered and a copy of the Pooling and Servicing Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - HASCO 2007-HE2, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

The Securities Administrator’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See “Administration of the Trust” and “The Pooling and Servicing Agreement” in this free writing prospectus. The Securities Administrator will be entitled to retain as compensation any investment earnings on amounts on deposit in the Distribution Account pending distributions to Certificateholders on the related Distribution Date. See “Fees and Expenses of the Trust” in this free writing prospectus.

If at any time Wells Fargo Bank, as Master Servicer, resigns or is removed as Master Servicer pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Securities Administrator under the Pooling and Servicing Agreement.

THE CUSTODIAN

Wells Fargo Bank will act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity, as of December 31, 2006, of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

Deutsche Bank National Trust Company (“Deutsche Bank”) is the Trustee. Deutsche Bank is a national banking association. Deutsche Bank has previously been appointed to the role of trustee for numerous mortgaged-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates.

The Trustee will perform certain functions on behalf of the Trust and for the benefit of the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement” in this free writing prospectus.

MORTGAGE LOAN SERVICING

General

The Servicers will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust—Servicing and Administration Responsibilities” above. In servicing the Mortgage Loans, each Servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans. The following is a description of the more material servicing provisions of the Servicing Agreements.

Servicing Compensation and Payment of Expenses

As compensation for its activities as a Servicer under the applicable Servicing Agreement, each Servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.” In addition, each Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items; however, Prepayment Premiums may not be retained by the Servicers as additional servicing compensation. Each Servicer will also be entitled to withdraw from the related Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. In addition, each Servicer will be entitled to retain any net Prepayment Interest Excesses related to the Mortgage Loans serviced by it for any Distribution Date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments that are received during the related Prepayment Period. See “—Prepayment Interest Shortfalls” below. Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in such Servicing Agreement.

P&I Advances

Each Servicer is required to make P&I Advances on each related Servicer Remittance Date with respect to each Mortgage Loan, subject to its determination in its good faith business judgment that such advance would be recoverable. P&I Advances made by a Servicer are reimbursable to such Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the Certificates. Notwithstanding a Servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such Servicer will be entitled to reimbursement for that advance from the Trust. The Master Servicer, as successor servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), will advance its own funds to make P&I Advances if a Servicer fails to do so, subject to its own recoverability determination and as required under the Pooling and Servicing Agreement. See “Description of the Certificates—Payments on the Mortgage Loans” in this free writing prospectus.

Servicing Advances

Each Servicer is required to advance amounts with respect to the Mortgage Loans serviced by it, subject to its determination that such advance would be recoverable. Servicing advances are “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the Mortgaged Property;

•	enforcement or judicial proceedings, including foreclosures;

•	the management and restoration of REO Property; and

•	certain other customary amounts described in the Servicing Agreements.

These servicing advances by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the advancing party subject to certain conditions and restrictions. In the event that, notwithstanding the good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable Servicer (or other advancing party) will be entitled to reimbursement for that advance from the Trust.

Recovery of Advances

Each Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the applicable Servicing Agreement, including from the collection of principal and interest on the Mortgage Loans that is not required to be remitted in the month of receipt on the related Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by such Servicer from the mortgagor or otherwise relating to the Mortgage Loan (excluding Prepayment Premiums). In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the related Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the related Collection Account.

The Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which they determine would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the reasonable judgment of a Servicer (or the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayments on any Mortgage Loans (excluding any payments made upon liquidation of any Mortgage Loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the month in which the applicable Distribution Date occurs, the amount of those shortfalls in interest collections resulting from those voluntary principal prepayments will first be netted against the amount of interest received on Mortgage Loans that prepay during the portion of the applicable Prepayment Period that begins on the first day of the month in which the Distribution Date occurs through the end of such Prepayment Period representing interest that accrued on those Mortgage Loans during that period (“Prepayment Interest Excesses”). If there still remains a net shortfall, then the applicable Servicer will be obligated to pay, by no later than the related Servicer Remittance Date preceding the applicable Distribution Date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the Servicing Fee collected for that Distribution Date (“Compensating Interest”). The Master Servicer shall not be required to make any Compensating Interest payments.

Collection and Other Servicing Procedures

Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the provisions of the applicable Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the Mortgage Loans. Consistent with the above, a Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the applicable Servicing Agreement.

Each Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each Mortgage Loan.

If a Mortgaged Property has been or is about to be conveyed by the mortgagor, each Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless such Servicer’s exercise of such “due-on-sale” clause acceleration rights is (i) prohibited by law or (ii) would impair or threaten recovery under any primary mortgage insurance policy related to such Mortgage Loan. If such Servicer is prohibited from exercising such “due-on-sale” acceleration rights for either of the foregoing reasons, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by a Servicer for entering into an assumption agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, the Mortgage Rate borne by the mortgage note relating to the Mortgage Loan may not be decreased. For a description of circumstances in which a Servicer may be unable to enforce “due-on-sale” clauses, see “Material Legal Aspects of the Loans—Due-on-Sale Clauses” in the accompanying prospectus.

Hazard Insurance

Each Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee’s clause generally in an amount equal to the least of (a) the outstanding principal balance of such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a co-insurer under the policy and (b) the maximum insurable value of the improvements which are a part of such Mortgaged Property. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with such Servicer’s normal servicing procedures, will ultimately be deposited in the related Collection Account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

Each Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of such Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such Servicer will follow such practices as it deems necessary or advisable and as are in keeping with it’s general loan servicing activities and the applicable Servicing Agreement; provided, that such Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless it believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such Servicer.

Removal and Resignation of a Servicer

The Master Servicer (or if the Master Servicer and a Servicer are the same entity, the Trustee) may, and at the direction of Certificateholders representing a majority of voting rights in the Certificates is required to, remove a Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a) through (h) below. Each of the following generally constitutes a “Servicer event of default” under the Servicing Agreements:

(a)  any failure by a Servicer to remit any payment required to be made by it under the terms of the applicable Servicing Agreement, which continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

(b)  any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in the applicable Servicing Agreement, which continues unremedied for a period of 30 or 60 days, as applicable, after the date upon which written notice of such failure, requiring the same to be remedied, is given to such Servicer; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

(d)  a Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of such Servicer’s property; or

(e)  a Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)  a Servicer shall cease to be an approved servicer by Fannie Mae or Freddie Mac; or

(g)  with respect to Wells Fargo Bank in its capacity as Servicer, certain Rating Agency downgrades of Wells Fargo Bank’s primary subprime servicer rating; or

(h)  Any failure by a Servicer to duly perform, within the required time periods, its obligations to provide any reports on assessment and attestation of compliance with relevant servicing criteria, certain related officer’s certifications and other notifications required by Regulation AB, as provided under the applicable Servicing Agreement.

Except to permit subservicers as provided under the applicable Servicing Agreement to act as subservicers, a Servicer may not assign its obligations under the applicable Servicing Agreement nor resign from the obligations and duties imposed on it by the related Servicing Agreement except by mutual consent of such Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that such Servicer’s duties under the applicable Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed such Servicer’s responsibilities and obligations in accordance with the applicable Servicing Agreement.

Upon removal or resignation of a Servicer, in accordance with the Pooling and Servicing Agreement, the Master Servicer (or, if the Master Servicer and a Servicer are the same entity, the Trustee) will be the successor servicer after a transition period not to exceed 90 days, except that the Master Servicer, as successor servicer (or the Trustee or such other successor servicer, as applicable), will be obligated to immediately make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Master Servicer (or the Trustee, as applicable) is unwilling or unable to act as successor servicer, or if the holders of Certificates entitled to at least a majority of the voting rights in the Certificates so request, the Master Servicer (or the Trustee, as applicable) is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

The Servicers and any successor servicers will at all times maintain a net worth of at least $25,000,000 (as determined in accordance with generally accepted accounting principles) and maintain its license to do business or service residential Mortgage Loans in any jurisdictions in which the Mortgaged Properties are located. Any successor servicer will also be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer.

The Master Servicer, as successor servicer, and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the related Collection Account) as the applicable Servicer or such greater compensation if consented to by the Rating Agencies rating the Certificates and Certificateholders representing a majority of voting rights in the Certificates.

Evidence as to Compliance

Each Servicing Agreement will provide that on or before March 15 of each year, in accordance with the applicable Servicing Agreement, beginning in 2008, each Servicer will provide to the Depositor and the Securities Administrator, a report on an assessment of compliance with the AB Servicing Criteria. The Pooling and Servicing Agreement will provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, beginning in 2008, (1) the Master Servicer and the Custodian will each provide to the Depositor and the Securities Administrator, as applicable, a report on an assessment of compliance with the AB Servicing Criteria and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is responsible for any servicing function relating to the Mortgage Loans will also provide, by such date, to the Depositor and the Securities Administrator, as applicable, a report on an assessment of compliance with the AB Servicing Criteria.

Each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the related assessment of compliance with the AB Servicing Criteria. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement will also provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, in accordance with the applicable Servicing Agreement, beginning in 2008, each Servicer will provide to the Depositor and the Securities Administrator, a separate annual statement of compliance to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material respects its obligations under the applicable Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status thereof. The Pooling and Servicing Agreement will provide that on or before March 15 of each year for so long as the Depositor is required to file reports with respect to the Trust under the Exchange Act, beginning in 2008, the Master Servicer and the Securities Administrator will each provide to the Depositor and the Securities Administrator, as applicable, a separate annual statement of compliance to the effect that, to the best knowledge of the signing officer, each such party has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth above under “The Securities Administrator” in this free writing prospectus. These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE POOLING AND SERVICING AGREEMENT

The Issuing Entity

On the Closing Date, and until the termination of the Trust pursuant to the Pooling and Servicing Agreement, “HSI Asset Securitization Corporation Trust 2007-HE2” will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund created thereunder.

On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Excess Reserve Fund Account on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

On the Closing Date, the Supplemental Interest Trust will be created under the Pooling and Servicing Agreement by the Depositor, and its assets will consist of the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and such assets as from time to time are deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. See “Description of the Certificates—The Derivative Agreements.”

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Credit Risk Manager and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Servicing Agreements or Pooling and Servicing Agreement. See “The Trustee,” “The Depositor,” “The Securities Administrator,” “The Master Servicer,” “The Servicers,” “The Credit Risk Manager” and “The Custodian” in this free writing prospectus.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “—Amendment.”

If the assets of the Trust are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—The Credit Enhancement Features May Be Inadequate to Provide Protection for the Offered Certificates” in this free writing prospectus. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or an Originator, it is not anticipated that the Trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Termination; Optional Clean-up Call

The Master Servicer will have the option to purchase the Mortgage Loans on any optional termination date, which is any Distribution Date following any month in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of the Mortgage Loans would result in the payment on that Distribution Date of the final distribution on the Certificates and the termination of the Trust. The purchase price for the Mortgage Loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans related to any REO Property) plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable), (iv) any unreimbursed indemnification payments payable under the Pooling and Servicing Agreement, (v) any outstanding amounts (including any termination payments) owed to the Derivative Counterparty and (vi) any other amount due under the Pooling and Servicing Agreement. The purchase of the Mortgage Loans and REO Properties would result in the final distribution on the Offered Certificates on that Distribution Date.

Notwithstanding the foregoing, if any Rating Agency has rated a class of NIM Securities then outstanding that is backed by the Class X and Class P Certificates, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be permitted to exercise its option to purchase the Mortgage Loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the Certificateholders (other than the holders of the Class X, Class P and Class R Certificates), the distribution of the remaining proceeds to the Class X and Class P Certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, or (ii) (A) prior to that purchase, the Master Servicer remits to the Securities Administrator an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, and (B) the Securities Administrator remits that amount directly to the indenture trustee under the indenture creating the NIM Securities.

The Trust also is required to terminate upon notice to the Trustee of either the later of: (i) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or P&I Advances of same by the Servicers), or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The Trustee may at any time resign and be discharged from the Trust by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in the notice. If no qualified successor trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling and Servicing Agreement and shall fail to resign after written request by the Depositor, then the Depositor or any Servicer may remove the Trustee and appoint a successor trustee. Holders of Certificates evidencing at least a majority of the voting rights may also, at any time, remove the Trustee and appoint a successor trustee.

Certain Matters Regarding the Depositor, the Master Servicer, the Securities Administrator and the Trustee

The Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Securities Administrator or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor’s, the Master Servicer’s, the Securities Administrator’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

The Depositor, the Master Servicer, the Securities Administrator, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement or (ii) the performance of their respective duties pursuant to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of the Depositor’s, the Master Servicer’s, the Securities Administrator’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders. In the event the Depositor, the Master Servicer, the Securities Administrator or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Securities Administrator and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust assets.

Amendment

The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement by written agreement, without notice to, or consent of, the holders of the Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision, to add to the duties of the parties to that agreement, to comply with any requirements in the Code or to conform the Pooling and Servicing Agreement to the prospectus and prospectus supplement provided to investors in connection with the offering of the Offered Certificates. The Pooling and Servicing Agreement may also be amended to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee and the Securities Administrator, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Certificates.

The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement, with the consent of holders of Certificates evidencing percentage interests aggregating not less than 66⅔% of each class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above without the consent of the holders of Certificates of that class evidencing percentage interests aggregating not less than 66⅔% of that class, or (iii) reduce the percentage of the Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Certificates then outstanding.

Notwithstanding the foregoing, any amendment to the Pooling and Servicing Agreement which would adversely affect the rights of the Derivative Counterparty under the Derivative Agreements will require the prior consent of the Derivative Counterparty.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. For the 2/28 Adjustable Rate Mortgage Loans (including 30/40 Year ARM 2/28 (Balloon) Mortgage Loans and 30/50 Year ARM 2/28 (Balloon) Mortgage Loans), a 100% Prepayment Assumption as used in this free writing prospectus is the “ARM 1 Pricing Prepayment Speed,” which assumes a constant prepayment rate (“CPR”) of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of 2/28 adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-second month. From the twenty-third month until the twenty-seventh month the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month. For the 3/27 Adjustable Rate Mortgage Loans (including 30/40 Year ARM 3/27 (Balloon) Mortgage Loans and the 30/50 Year ARM 3/27 (Balloon) Mortgage Loans), the 5/25 Adjustable Rate Mortgage Loans (including 30/40 Year ARM 5/25 (Balloon) Mortgage Loans and the 30/50 Year ARM 5/25 (Balloon) Mortgage Loans) and the 10/20 Adjustable Rate Mortgage Loans (including 30/50 Year ARM 10/20 (Balloon) Mortgage Loans), a 100% Prepayment Assumption as used in this free writing prospectus is the “ARM 2 Pricing Prepayment Speed,” which assumes a CPR of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of 3/27 adjustable rate mortgage loans, 5/25 adjustable rate mortgage loans and 10/20 adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the thirtieth month. From the thirty-first month until the thirty-seventh month, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the thirty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month. For the Fixed Rate Mortgage Loans, a 100% Prepayment Assumption as used in this free writing prospectus is the “Fixed Pricing Prepayment Speed,” which assumes a CPR of 4.00% per annum of the then-outstanding principal balance of a hypothetical pool of fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 23.00% per annum in each month thereafter until 27.00% CPR is reached in the twelfth month. For each month thereafter during the life of such mortgage loans, the Fixed Pricing Prepayment Speed assumes a constant prepayment rate of 27.00% CPR per annum each month. For the Second Lien Mortgage Loans, a 100% Prepayment Assumption as used in this free writing prospectus is the “Second Lien Pricing Prepayment Speed,” which assumes a CPR of 30.00% per annum of the then-outstanding principal balance of a hypothetical pool of second lien mortgage loans.

Since the tables set forth below were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

•	the Closing Date for the Certificates occurs on May 4, 2007;

•
distributions on the Certificates are made on the 25th day of each month irrespective of whether such day is a business day, commencing in May 2007, in accordance with the priorities described in this free writing prospectus;

•
the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related Mortgage Loan;

•	the optional clean-up call is not exercised (except with respect to the weighted average life to call);

•	the Overcollateralization Target Amount is initially as specified in this free writing prospectus and thereafter decreases in accordance with the provisions in this free writing prospectus;

•
with respect to each Adjustable Rate Mortgage Loan, (a) the Mortgage Rate for each Mortgage Loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate) and (b) the Six-Month LIBOR Loan Index remains constant at [___]%;

•	One-Month LIBOR remains constant at [___]%;

•	the ARM 1 Pricing Prepayment Speed, ARM 2 Pricing Prepayment Speed and Fixed Pricing Prepayment Speed are each capped at 85% CPR for any Distribution Date;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced;

•
scheduled payments of interest and/or principal on the Mortgage Loans are received on the first day of each month commencing in the calendar month in which the Closing Date occurs and are computed prior to giving effect to prepayments received on the last day of the calendar month preceding the month in which the Closing Date occurs;

•
prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month preceding the month in which the Closing Date occurs;

•	the initial Class Certificate Balance of each class of Certificates is as set forth on page S-6 of this free writing prospectus;

•	interest accrues on each class of Certificates at the applicable Interest Rate set forth or described in this free writing prospectus;

•	the Servicing Fee Rate with respect to each Mortgage Loan will be 0.500% per annum;

•	the Master Servicing Fee Rate with respect to each Mortgage Loan will be 0.0025% per annum;

•	the Credit Risk Manager Fee Rate with respect to each Mortgage Loan will be 0.014% per annum and the Credit Risk Manager Fee will be paid in the same priority as the Servicing Fee;

•	no Swap Termination Payment occurs; and

•	the assumed mortgage loans have the approximate initial characteristics described below:

ASSUMED MORTGAGE LOAN CHARACTERISTICS
Group	Type	Lien Priority	Index Name	Gross Interest Rate (%)	Cut-off Date Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Original Amortization Term (Months)	Initial Interest-Only Period (Months)	Remaining Interest-Only Period (Months)	Gross Margin (%)	Next Rate Reset (Months)	Rate Reset Frequency (Months)	Minimum Rate (%)	Maximum Rate (%)	Initial Cap (%)	Periodic Cap (%)

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans that will be delivered to the Trustee and characteristics of the mortgage loans assumed in preparing the tables in this free writing prospectus.

General

Each Interest Accrual Period for those Offered Certificates entitled to interest payments will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the Closing Date) through the day before the applicable Distribution Date.

Defaults

The yield to maturity of the Offered Certificates, and particularly the Class M Certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group, in the case of the Senior Certificates, and on all of the Mortgage Loans, in the case of the Class M Certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this free writing prospectus). Because approximately 71.56% of the Mortgage Loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have Prepayment Premiums. The Mortgage Loans are subject to the “due-on-sale” provisions included in the Mortgage Notes. See “The Mortgage Loan Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional repurchase of the remaining Mortgage Loans in the Trust in connection with the termination of the Trust, in each case as described in this free writing prospectus) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to rise remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings in the case of Adjustable Rate Mortgage Loans. In addition, certain of the Adjustable Rate Mortgage Loans will have their initial Adjustment Date two, three, five or ten years after their origination. The Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable Rate Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Interest Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this free writing prospectus.

The Interest Rate for each class of Offered Certificates may be calculated by reference to the net Mortgage Rates of the Mortgage Loans, which, in the case of Adjustable Rate Mortgage Loans, are based on the Loan Index. If the Adjustable Rate Mortgage Loans bearing higher Mortgage Rates, either through higher margins or an increase in the Loan Index (and consequently, higher net Mortgage Rates) or the Fixed Rate Mortgage Loans with higher fixed Mortgage Rates were to prepay, the weighted average net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable interest margin for a class or classes of Offered Certificates were to be higher than the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, the Interest Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk Carryover Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

The weighted average lives of the Offered Certificates (and the yields on the Offered Certificates to the extent they are purchased at a premium) will also be affected by repurchases or repayments of the Mortgage Loans caused by (i) a breach of the any Originator’s or Sponsor’s representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Pool — Representations and Warranties Relating to the Mortgage Loans” or (ii) the exercise by the Master Servicer of the option to purchase the Mortgage Loans as described under “The Pooling and Servicing Agreement — Termination, Optional Clean-up Call.”

Overcollateralization Provisions

The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those Certificates. If at any time the Overcollateralization Amount is less than the Overcollateralization Target Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of Certificates then entitled to distributions of principal, thus reducing the weighted average lives of those Certificates. The actual Overcollateralization Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Overcollateralization Amount will build to the Overcollateralization Target Amount, or that, once achieved, it will not fall below that Overcollateralization Target Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, any amounts owed to the Derivative Counterparty and expenses at the Expense Fee Rate. Mortgage Loans with higher adjusted net Mortgage Rates will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower net Mortgage Rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Class M Certificates

Each class of the Class M Certificates provides credit enhancement for certain other classes of Certificates that have a higher payment priority, and each class of the Class M Certificates may absorb losses on the Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a related Class M Certificate, the actual yield to maturity on such holder’s Certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the class of the related Class M Certificates then outstanding with the lowest payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of Certificates, following all distributions on a Distribution Date exceeds the total principal balance of the Mortgage Loans. As a result of such a reduction of the Class Certificate Balance of a class of Class M Certificates, less interest will accrue on those classes than would otherwise be the case.

The Principal Payment Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan. If such net proceeds are less than the unpaid principal balance of the liquidated Mortgage Loan, the total principal balances of the Mortgage Loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by any net derivative payments received, the amount of overcollateralization or excess interest, the class of Class M Certificates then outstanding with the lowest payment priority will bear such loss. In addition, the Class M Certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event unless all of the Certificates with a higher payment priority have been paid in full (except in the case of the Class M-10 Certificates, which are entitled to any Net Montly Excess Cashflow available after making certain required distributions, as described herein). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Class M Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the Class A Certificates, depending on the timing of Realized Losses, the Class M Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the Certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” above.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of Certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the Mortgage Loans are consistent with the remaining terms to maturity and Mortgage Rates of the Mortgage Loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
% of prepayment assumption	50%	75%	100%	150%	200%

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class I-A PREPAYMENT SCENARIO					Class II-A-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class II-A-2 PREPAYMENT SCENARIO					Class II-A-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class II-A-4 PREPAYMENT SCENARIO					Class M-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-2 PREPAYMENT SCENARIO					Class M-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-4 PREPAYMENT SCENARIO					Class M-5 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-6 PREPAYMENT SCENARIO					Class M-7 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-8 PREPAYMENT SCENARIO					Class M-9 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-10 PREPAYMENT SCENARIO
	I	II	III	IV	V
Initial Percentage
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
April 2028
April 2029
April 2030
April 2031
April 2032
April 2033
April 2034
April 2035
April 2036
April 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2) (3)
________________________
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
[* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.]

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for each class of Offered Certificates is the Distribution Date occurring in April 2037. The Final Scheduled Distribution Dates for all such classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above in this free writing prospectus and “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect. All of these authorities are subject to change and any change can apply retroactively. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The Pooling and Servicing Agreement provides that a designated portion of the Trust will comprise one or more “Lower-Tier REMICs” and a single “Upper-Tier REMIC” organized in a tiered REMIC structure. Elections will be made to treat each Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC for federal income tax purposes. The Class R Certificates will represent ownership of the sole class of residual interest in each Lower-Tier REMIC and the Upper-Tier REMIC. Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower-Tier REMIC and the Upper-Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Component Certificates

The Pooling and Servicing Agreement provides that, for federal income tax information reporting purposes, each Offered Certificate (each, a “Component Certificate”) shall be treated as representing ownership of two things: (i) a regular interest in the Upper-Tier REMIC (the “REMIC regular interest component”) and (ii) an interest in a notional principal contract (the “Cap Contract”) between the holder of the Component Certificate on the one hand and the holder of the Class X Certificate on the other hand.

The REMIC regular interest component of a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow such that the amount of principal and interest reported with respect to the REMIC regular interest component for income tax purposes will not be diminished by any Swap Termination Payments and (ii) the Interest Rate on the REMIC regular interest component of a Component Certificate, for income tax reporting purposes, will be determined without regard to the Group 1 Available Funds Cap, the Group 2 Available Funds Cap or the Class M Available Funds Cap, as applicable, but will instead be subject to a maximum interest rate equal to the “REMIC Available Funds Cap.”

Any amount of interest payable on a Component Certificate in excess of the amount payable on its REMIC regular interest component will be deemed to have been paid to the holder of the Component Certificate by the holder of the Class X Certificate pursuant to the terms of the Cap Contract. Alternatively, any amount reported as payable on the REMIC regular interest component in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder to the holder of the Class X Certificate pursuant to the Cap Contract.

Each holder of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component of that Certificate as discussed under “Federal Income Tax Consequences” in the accompanying prospectus. In addition, each such Certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Component” below. Prospective investors should review the discussion under “Federal Income Tax Consequences” in the accompanying prospectus and are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Component Certificate.

The remaining portion of this discussion assumes that the rights of the holders of Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

Allocations. A holder of a Component Certificate must allocate its purchase price for the Component Certificate between its components - the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Cap Contract components will be assumed to have insignificant value relative to the REMIC regular interest components or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimus amount). See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the holder must allocate the amount realized between the components of the Component Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Component Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the REMIC regular interest component will be treated as described in the prospectus under “Federal Income Tax Consequences— REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Original Issue Discount. Interest on the REMIC regular interest component of a Component Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, the REMIC regular interest components of certain Component Certificates may be considered to have been issued with OID. See “Federal Income Tax Consequences—Taxation of Owners of Regular Securities— REMICs—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Cap Contract Component

As indicated above, a portion of the purchase price paid by a holder to acquire a Component Certificate will be attributable to the Cap Contract component of such Certificate. As of the Closing Date, the Cap Contract components are expected to have insignificant value. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

Any payments received by the holder of a Component Certificate that are considered to be paid under the Cap Contract will be treated as periodic payments received on a notional principal contract, and any payments that the holder of a Component Certificate is considered to have made to the holder of the Class X Certificate pursuant to the Cap Contract will be treated as periodic payments paid on a notional principal contract. To the extent the sum of such periodic payments received for any year exceeds the sum of that year’s amortized cost of the Cap Contract component and any periodic payments made, such excess is ordinary income. If for any year the sum of that year’s amortized cost plus any periodic payments made exceeds the sum of the periodic payments received, such excess is allowable as an ordinary deduction, subject to limitations on the deductibility of miscellaneous itemized deductions in the case of individuals, estates and trusts.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate. As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest components of the Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Trust would be so treated. In addition, to the extent a REMIC regular interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that certificate or component, as applicable, would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Cap Contract components of the Component Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. In light of the obligations represented by the Cap Contract components, the Component Certificates generally will not be a suitable investment for a REMIC.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see “Federal Income Tax Consequences— REMICs—Administrative Matters” and “—Taxation of Certain Foreign Investors” in the prospectus.

STATE AND LOCAL TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans. See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to HSBC Securities (USA), Inc., one of the Underwriters, Prohibited Transaction Exemption (“PTE”) 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000), PTE 2002-41, 67 Fed. Reg. 54487 (2002) and PTE 2007-5, 72 Fed. Reg. 13130 (2007) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential loans, such as the Mortgage Loans in the Trust. The Exemption provides exemptive relief to Certificates rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates, are the following:

(i)  The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(ii)  The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc.;

(iii)  The Trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

(iv)  The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for the Servicers’ services under the Servicing Agreements and reimbursement of the Servicers’ reasonable expenses in connection with its services; and

(v)  The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the “Restricted Group”).

As of the date of this free writing prospectus, there is no obligor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust. In addition, each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust satisfies the terms and conditions of the Exemption. See “ERISA Considerations” in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Derivative Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, unless such acquisition or holding is eligible for administrative or statutory exemptive relief. Administrative relief is exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party that is a service provider to a Plan investing in the Offered Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, any Offered Certificate whose rating has fallen to below BBB- or its equivalent could be purchased by insurance company general accounts pursuant to such exemption.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer and any Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

LEGAL INVESTMENT

Because of the inclusion of Second Lien Mortgage Loans in the Trust, the Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA, and as a result, the appropriate characterization of the such Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, is subject to significant interpretive uncertainties.

Other than as set forth in the above paragraph, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by McKee Nelson LLP, Washington, D.C.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Moody’s and S&P:

Class	Fitch	Moody’s	S&P
I-A	AAA	Aaa	AAA
II-A-1	AAA	Aaa	AAA
II-A-2	AAA	Aaa	AAA
II-A-3	AAA	Aaa	AAA
II-A-4	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA+	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA-	A1	AA
M-5	A+	A2	AA-
M-6	A	A3	A+
M-7	A-	Baa1	A-
M-8	BBB+	Baa2	BBB+
M-9	BBB	Baa3	BBB
M-10	BBB-	Ba1	BBB-

A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, prepayment interest shortfalls or Relief Act shortfalls, the payment of the Basis Risk Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody’s or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

GLOSSARY

The following terms have the meanings given below when used in this free writing prospectus.

“2/28 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“3/27 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“5/25 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“10/20 Adjustable Rate Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 2/28 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 3/27 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/40 Year ARM 5/25 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/50 Year ARM 2/28 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/50 Year ARM 3/27 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/50 Year ARM 5/25 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“30/50 Year ARM 10/20 (Balloon) Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“AB Servicing Criteria” means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

“Additional Termination Event” has the meaning set forth in the Interest Rate Swap Agreement.

“Adjustable Rate Mortgage Loan” means a Mortgage Loan for which the related mortgage note provides for adjustment of the applicable Mortgage Rate.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Adjustable Rate Mortgage Loans” means Mortgage Loans for which the related Mortgage Notes provide for adjustment of the applicable Mortgage Rate.

“Affected Party” has the meaning set forth in the Interest Rate Swap Agreement.

“Alternative Credit Support” has the meaning set forth in the Interest Rate Swap Agreement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates— Distributions of Interest and Principal” in this free writing prospectus.

“ARM 1 Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“ARM 2 Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.”

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicers on or prior to the related Determination Date, after deduction of the applicable Expense Fee in respect of prior Distribution Dates and for that Distribution Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the Servicers to the Master Servicer in respect of prepayment interest shortfalls for that Distribution Date; (iv) the proceeds from repurchases of Mortgage Loans, and any Substitution Adjustment Amounts received in connection with substitutions for Mortgage Loans, with respect to that Distribution Date; and (v) the proceeds of any optional clean-up call. The holders of the Class P Certificates will be entitled to all Prepayment Premiums received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Balloon Loans” means any Mortgage Loan that provides for (1) equal monthly scheduled payments that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan, with interest thereon.

“Balloon Payments” means the final payment on Balloon Loans due on their maturity date that are significantly larger than the regularly monthly scheduled payment.

“Basic Principal Payment Amount” means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralization Amount, if any, for that Distribution Date.

“Basis Risk Carryover Amount” has the meaning set forth in “Description of the Certificates— Excess Reserve Fund Account” in this free writing prospectus.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Book-Entry Certificates” means the Certificates, other than the Definitive Certificates.

“Cap Contract” has the meaning set forth in “Federal Income Tax Considerations—Taxation of the Offered Certificates” in this free writing prospectus.

“Certificate Group” means the Group I Certificates or the Group II Certificates, as applicable.

“Certificateholder” means any person acquiring a beneficial ownership interest in any Certificate.

“Certificates” means collectively, the Senior Certificates and the Subordinate Certificates.

“Class A Certificates” means, collectively, the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

“Class Certificate Balance” means, with respect to any class of Offered Certificates as of any Distribution Date, the aggregate principal amount of that class upon initial issuance on the Closing Date reduced by the sum of (i) all amounts previously distributed to holders of Certificates of that class as distributions of principal and (ii) in the case of any class of Class M Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Class M Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that Distribution Date).

“Class M Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Class M Certificates” means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Class M Principal Payment Amount” means, for any Distribution Date and any class of Class M Certificates (other than the Class M-10 Certificates), the lesser of (i) the excess of (a) the Principal Payment Amount over (b) the aggregate amount distributed on that Distribution Date as principal to all classes of Certificates more senior than that class of Class M Certificates and (ii) the excess of (a) the sum of the aggregate Class Certificate Balances of all class of Certificates more senior than that class of Class M Certificates (after giving effect to all amounts distributed on that Distribution Date to those classes of more senior Certificates) and the Class Certificate Balance of that class of Class M Certificates immediately prior to that Distribution Date over (b) the lesser of:

(x)    the percentage set forth in the table below for the applicable class of Class M Certificates multiplied by the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date:

Class	Percentage
M-1	58.90%
M-2	66.60%
M-3	71.20%
M-4	75.20%
M-5	79.10%
M-6	82.40%
M-7	85.70%
M-8	88.70%
M-9	91.10%

(y)   and the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, until the Class Certificate Balance of that class of Class M Certificates has been reduced to zero.

For and any Distribution Date and the Class M-10 Certificates, the Principal Payment Amount will be the lesser of (1) any remaining Principal Payment Amount from both Mortgage Loan Groups (after taking into account principal payments made to the Offered Certificates (other than the Class M-10 Certificates) on that Distribution Date) and (2) the excess of (x) the aggregate Class Certificate Balance of the Offered Certificates (other than the Class M-10 Certificates) (after giving effect to principal payments to those Certificates on that Distribution Date) and the balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the excess of 94.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the Due Period over the amounts distributed as principal to the Class M-10 Certificates pursuant to subclause (iii)(h) under the ninth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus, on all prior Distribution Dates and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Closing Date” means May 4, 2007.

“Code” has the meaning set forth in “Federal Income Tax Considerations” in this free writing prospectus.

“Collection Account” means each of the accounts maintained by the Servicers on behalf of the Trust as described under “Administration of the Trust—Trust Accounts.

“Compensating Interest” has the meaning set forth in “Mortgage Loan Servicing—Prepayment Interest Shortfalls” in this free writing prospectus.

“Component Certificate” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Condemnation Proceeds” means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Countrywide Home Loans” means Countrywide Home Loans, Inc.

“Countrywide Servicing” means Countrywide Home Loans Servicing LP.

“CPR” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Credit Enhancement Percentage” means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M Certificates and (ii) the Overcollateralization Amount (in each case after taking into account distributions of principal for that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

“Credit Risk Manager” means OfficeTiger Global Real Estate Services Inc.

“Credit Risk Manager Fee” a monthly fee paid to the Credit Risk Manager as described under “Fees and Expenses of the Trust” in this free writing prospectus.

“Credit Risk Manager Fee Rate” means the applicable annual rate with respect to the Credit Risk Manager set forth under “Fees and Expenses of the Trust.”

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.

“Cumulative Loss Percentage” means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Cumulative Loss Trigger Event” means, with respect to any Distribution Date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring In:	Loss Percentage:

May 2009 through April 2010	1.70% for the first month, plus an additional 1/12th of 2.35% for each month thereafter

May 2010 through April 2011	4.05% for the first month, plus an additional 1/12th of 2.35% for each month thereafter

May 2011 through April 2012	6.40% for the first month, plus an additional 1/12th of 1.85% for each month thereafter

May 2012 through April 2013	8.25% for the first month, plus an additional 1/12th of 1.00% for each month thereafter

May 2013 and thereafter	9.25%

“Custodian” means as of the Closing Date, Wells Fargo Bank.

“Cut-off Date” means April 1, 2007.

“Decision One Mortgage” means Decision One Mortgage Company, LLC.

“Defaulting Party” has the meaning set forth in the Interest Rate Swap Agreement.

“Definitive Certificate” means a physical certificate representing any Certificate.

“Delinquency Rate” means for any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of the Mortgage Loans that are 60 days or more Delinquent (including Mortgage Loans in foreclosure, Mortgage Loans related to REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy but not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans (not including those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) as of the close of business on the last day of such month.

“Delinquency Trigger Event,” means the event that will be in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date (for the purpose of this definition, the Credit Enhancement Percentage for each class of the Class M Certificates will be calculated by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M Certificates with a lower payment priority than that class and (ii) the Overcollateralization Amount (in each case after taking into account distributions of principal for that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date) as set forth below for the most senior class of Offered Certificates then outstanding:

Class	Percentage
A	32.40%
M-1	38.90%
M-2	47.90%
M-3	55.55%
M-4	64.50%
M-5	76.55%
M-6	90.90%
M-7	111.85%
M-8	141.55%
M-9	179.75%
M-10	313.70%

“Delinquent,” with respect to any Mortgage Loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that Mortgage Loan.

“Depositor” means HSI Asset Securitization Corporation.

“Derivative Agreements” means the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

“Derivative Counterparty” means any entity meeting the Derivative Counterparty Ratings Requirements, which enters into the Derivative Agreements described in this free writing prospectus.

“Derivative Counterparty Ratings Requirement” shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “F1” by Fitch or (ii) if the counterparty does not have a short-term rating from Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by Fitch and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

“Derivative Counterparty Trigger Event” means, the occurrence of any of the following events: (i) a Swap Default with respect to which the Derivative Counterparty is a Defaulting Party, (ii) a Termination Event (other than a “Tax Event” or “Illegality”) with respect to which the Derivative Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Derivative Counterparty is the sole Affected Party.

“Determination Date” means, for each Servicer Remittance Date (i) with respect to Wells Fargo Bank, as Servicer, the business day immediately preceding such Servicer Remittance Date and (ii) with respect to Countrywide Servicing, the 15th day of the calendar month in which such Servicer Remittance Date occurs, or if that day is not a business day, the immediately succeeding business day.

“Distribution Account” means the account maintained by the Securities Administrator on behalf of the Trust as described under “Administration of the Trust—Trust Accounts.”

“Distribution Date” has the meaning set forth in “Description of the Certificates—Distributions” in this free writing prospectus.

“DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

“Early Termination Date” has the meaning set forth in the applicable ISDA Master Agreement.

“ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Euroclear Operator” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Euroclear System” means Euroclear Bank S.A./NV as operator of the Euroclear System.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates— Excess Reserve Fund Account” in this free writing prospectus.

“Excess Overcollateralization Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Exemption” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Expense Adjusted Mortgage Rates” for any Distribution Date means the applicable Mortgage Rate for each Mortgage Loan as of the first day of the related Due Period minus the Expense Fee Rate.

“Expense Fee Rate” means, with respect to any Mortgage Loan, a per annum rate equal to the sum of the applicable Servicing Fee Rate and the Master Servicing Fee Rate. See “Mortgage Loan Servicing” in this free writing prospectus.

“Extra Principal Payment Amount” means, as of any Distribution Date, the lesser of (a) the sum of (x) amounts available in the Supplemental Interest Trust Account after making distributions pursuant to clauses (1) through (4) under “The Derivative Agreements—Application of Deposits and Payments Received by the Supplemental Interest Trust” and (y) Total Monthly Excess Spread for that Distribution Date, and (b) the related Overcollateralization Deficiency for that Distribution Date. Amounts in the Supplemental Interest Trust Account described above, if any, will be applied first towards the Extra Principal Payment Amount, before the application of any Total Monthly Excess Spread.

“Final Mortgage Loan Pool” has the meaning set forth in “The Mortgage Loan Pool—The Statistical Cut-off Date” in this free writing prospectus.

“Final Scheduled Distribution Date” means, for the Offered Certificates, the Distribution Date occurring in April 2037.

“First Lien Mortgage Loans” means Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

“Fitch” means Fitch, Inc.

“Fixed Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Fixed Rate Mortgage Loans” means a Mortgage Loan for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of these Mortgage Loans.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Group I Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group I Certificates” has the meaning set forth in “Description of the Certificates—Allocation of Principal Payments to the Class A Certificates” in this free writing prospectus.

“Group I Mortgage Loans” means the Mortgage Loans described under “The Mortgage Loan Pool—The Group I Mortgage Loans.”

“Group I Principal Payment Amount” for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group I Certificates.

“Group I Senior Principal Payment Amount” for any Distribution Date means the lesser of (i) the Group I Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 50.60% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

“Group II Available Funds Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group II Certificates” has the meaning set forth in “Description of the Certificates—Allocation of Principal Payments to the Class A Certificates” in this free writing prospectus.

“Group II Mortgage Loans” means the Mortgage Loans described under “The Mortgage Loan Pool—The Group II Mortgage Loans.”

“Group II Principal Payment Amount” for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group II Certificates.

“Group II Senior Principal Payment Amount” for any Distribution Date means the lesser of (i) the Group II Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 50.60% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

“Group Percentage” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group Principal Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

(1)  with respect to the Group I Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

(2)  with respect to the Group II Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

“Group Subordinate Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Initial Sale Date” means the date on which the Sponsor purchased the Mortgage Loans from the Originators.

“Insurance Proceeds” means, with respect to each Mortgage Loan, proceeds of insurance policies (including any primary mortgage insurance policy) insuring the Mortgage Loan or the related Mortgaged Property.

“Interest Accrual Period” means, for the Offered Certificates and any Distribution Date, the actual number of days elapsed during the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

“Interest Carry Forward Amount” means, for each class of Offered Certificates on any Distribution Date, the sum of, if applicable, the (i) portion of Interest Payment Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (ii) interest on the amount in clause (i) above at the applicable Interest Rate (to the extent permitted by applicable law).

“Interest Payment Amount” means, for each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Interest Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Interest Rate” has the meaning set forth in “Description of Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Interest Rate Cap Agreement” means the interest rate cap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, as trustee of the Supplemental Interest Trust, and the Derivative Counterparty.

“Interest Rate Swap Agreement” means the interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, as trustee of the Supplemental Interest Trust, and the Derivative Counterparty, including the credit support annex thereto.

“Interest Remittance Amount” means, with respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

“IRS” means the Internal Revenue Service.

“ISDA Master Agreement” means the International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency - Cross Border).

“Issuing Entity” means the Trust.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise.

“Loan Group” means the Group I Mortgage Loans or the Group II Mortgage Loans.

“Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this free writing prospectus.

“Lower-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Master Servicer” means on the Closing Date, Wells Fargo Bank.

“Master Servicer Event of Default” has the meaning set forth in “The Master Servicer—Master Servicer Events of Default; Waiver; Termination” in this free writing prospectus.

“Master Servicing Fee” a monthly fee paid to the Master Servicer as described under “Fees and Expenses of the Trust” in this free writing prospectus.

“Master Servicing Fee Rate” means, with respect to the calculation of the Master Servicer’s compensation, the applicable annual rate set forth under “Fees and Expenses of the Trust.”

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool” in this free writing prospectus.

“Mortgage Loan Purchase Agreement” means the mortgage loan purchase agreement, dated as of April 1, 2007, between the Sponsor and the Depositor.

“Mortgage Rate” means for any Mortgage Loan, the applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

“Mortgaged Property” means the related property securing the Mortgage Loan.

“Net Monthly Excess Cashflow” has the meaning set forth in “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

“Net Derivative Payment” means, the net payment required to be made one business day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amounts payable by the Derivative Counterparty under the Interest Rate Cap Agreement, or (b) the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any such amount payable by the Derivative Counterparty under the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

“NIM Securities” means the net interest margin securities issued in any NIMS Transaction.

“NIMS Transaction” means the placement of the Class P and Class X Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

“Offered Certificates” has the meaning set forth in “Description of the Certificates—General” in this free writing prospectus.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Originators” means Decision One Mortgage, WMCMC and various other originators, as described in “The Originators” in this free writing prospectus.

“Overcollateralization Amount” is described in “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Reduction Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Target Amount” means, prior to the Stepdown Date, an amount equal to the sum of (a) 2.55% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (b) the Overcollateralization Target Amount Increase. On and after the Stepdown Date provided a Trigger Event is not in effect, an amount equal to the greater of (a) the sum of (i) 5.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Target Amount Increase and (b) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Overcollateralization Target Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the Mortgage Loans but instead remain the same as the prior period’s Overcollateralization Target Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, the Overcollateralization Target Amount will thereafter equal zero.

“Overcollateralization Target Amount Increase” means, for any Distribution Date, the aggregate of all amounts paid to the Class M-10 Certificates in respect of all prior Distribution Dates pursuant to subclause (iii)(h) under the ninth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“P&I Advances” means advances made by a Servicer or the Master Servicer, as successor servicer (including the Trustee as successor master servicer and any other successor master servicer), on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the applicable Servicing Fee.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Pool Balance” means, with respect to any date of determination, the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement dated as of April 1, 2007 by and among the Depositor, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Custodian and the Trustee.

“Prepayment Interest Excess” has the meaning set forth in “Mortgage Loan Servicing—Prepayment Interest Shortfalls” in this free writing prospectus.

“Prepayment Period” means, for any Distribution Date, with respect to Mortgage Loans serviced by Countrywide Servicing and a prepayment in part or in full, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs.

For any Distribution Date, with respect to Mortgage Loans serviced by Wells Fargo Bank and a prepayment in part, the calendar month preceding the month in which the Distribution Date occurs. With respect to Mortgage Loans serviced by Wells Fargo Bank and a prepayment in full, the period commencing on the 14th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 13th day of the month in which that Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.

“Principal Payment Amount” has the meaning set forth in “Description of the Certificates— Distributions of Interest and Principal” in this free writing prospectus.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the Mortgage Loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of Mortgage Loans that are distributable on that Distribution Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any Mortgage Loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

“PTE” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Prospectus Directive” has the meaning set forth in the Notice “For European Investors Only.”

“Rating Agencies” means each of Fitch, Moody’s and S&P.

“Realized Loss” is the excess of the scheduled principal balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect to that Mortgage Loan that are allocated to principal.

“Record Date” means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related Distribution Date.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (January 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time

“REO Property” means all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan.

“Reference Banks” means leading banks selected by the Securities Administrator, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“REIT” has the meaning set forth in “Federal Income Tax Consequences—Status of the Offered Certificates” in this free writing prospectus.

“Relevant Implementation Date” has the meaning set forth in the Notice “For European Investors Only.”

“Relevant Member State” has the meaning set forth in the Notice “For European Investors Only.”

“Relief Act” means the Servicemembers Civil Relief Act and any similar state statutes.

“REMIC Available Funds Cap” means for any Distribution Date and each REMIC regular interest component, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rates on all of the Mortgage Loans as of the beginning of the related Due Period, minus, (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the Net Derivative Payment made to the Derivative Counterparty for such Distribution Date (computed for this purpose by assuming that the Scheduled Notional Amount under the Interest Rate Swap Agreement is for each Distribution Date not greater than the Pool Balance as of the beginning of the related Due Period), and the denominator of which is equal to the aggregate Pool Balance as of the beginning of the related Due Period and (ii) 12.

“REMIC regular interest component” has the meaning set forth in “Federal Income Tax Consequences—Taxation of the Offered Certificates” in this free writing prospectus.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rolling Three Month Delinquency Rate” means, with respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sample Mortgage Loan Pool” has the meaning set forth in “The Mortgage Loan Pool—The Statistical Cut-off Date” in this free writing prospectus.

“Scheduled Notional Amount” means, for each Distribution Date and the Interest Rate Swap Agreement, the amount set forth in Annex I to this free writing prospectus, and for each Distribution Date and the Interest Rate Cap Agreement, the amount set forth in Annex II to this free writing prospectus.

“Second Lien Mortgage Loan” means a Mortgage Loan secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.

“Second Lien Pricing Prepayment Speed” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Securities Administrator” means Wells Fargo Bank, in its capacity as Securities Administrator.

“Senior Certificates” means the Class A Certificates.

“Senior Interest Payment Amount” means, for any Distribution Date and any class of Class A Certificates, the sum of the Interest Payment Amount and the Interest Carry Forward Amount, if any, for that Distribution Date for that class.

“Servicer” means as of the Closing Date, each of Countrywide Servicing and Wells Fargo Bank.

“Servicing Agreements” means the servicing agreements, each among a Servicer, the Sponsor and the Master Servicer.

“Servicing Fee” a monthly fee paid to the Servicers as described under “Fees and Expenses of the Trust” in this free writing prospectus.

“Servicing Fee Rate” means the applicable annual rate with respect to the Servicers set forth under “Fees and Expenses of the Trust.”

“Servicer Remittance Date” means, (i) with respect to Countrywide Servicing (for substantially all of the Mortgage Loans serviced by it), the 21st of each month or if that day is not a business day, the immediately preceding business day and (ii) with respect to Wells Fargo Bank, the 18th of each month, or if that day is not a business day, the immediately succeeding business day.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Sponsor” means HSBC Bank USA, National Association.

“Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by such Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Statistical Cut-off Date” means March 1, 2007.

“Stepdown Date” means the earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (a) the Distribution Date in May 2010 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the Mortgage Loans for that Distribution Date but prior to any applications of Principal Payment Amounts to the Certificates on that Distribution Date) is greater than or equal to 49.40%.

“Subordinate Certificates” means the Class M Certificates.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Substitute Mortgage Loan” means a Mortgage Loan substituted by an Originator or the Sponsor for a Mortgage Loan that is in breach of such Originator’s or Sponsor’s respective representations and warranties regarding the Mortgage Loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Mortgage Loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Mortgage Loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Mortgage Loan in breach; (iv) be of the same type as the Mortgage Loan in breach; and (v) comply with each representation and warranty made by such Originator.

“Substitution Adjustment Amount” has the meaning set forth in “The Mortgage Loan Pool—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Supplemental Interest Trust” means a separate trust created under the Pooling and Servicing Agreement that will hold the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

“Supplemental Interest Trust Account” means a trust account maintained on behalf of the Supplemental Interest Trust by the Securities Administrator.

“Supplemental Interest Trust Amount” means, for any Distribution Date, the sum of any Net Derivative Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under “Description of the Certificates—Distributions of Interest and Principal” or (ii) received from the Derivative Counterparty pursuant to the terms of the Derivative Agreements as described under “Description of the Certificates—The Derivative Agreements—Interest Rate Cap Agreement” and “—Interest Rate Swap Agreement.”

“Swap Default” means the events of default under the Interest Rate Swap Agreement consisting of the following standard events under the ISDA Master Agreement: “Failure to Pay,” “Breach of Agreement” (except that Section 5(a)(ii) will not apply to the Derivative Counterparty with respect to its failure to comply with certain downgrade provisions in the Interest Rate Swap Agreement),“Credit Support Default,” “Misrepresentation,” “Cross Default,” “Bankruptcy” and“Merger without Assumption,” as provided in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vi), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively. Provided, however, that notwithstanding Sections 5(a)(i) and 5(a)(iii) of the ISDA Master Agreement, any failure of the Derivative Counterparty to comply with its obligations to post collateral under the Interest Rate Swap Agreement will not be an event of default unless the Derivative Counterparty’s applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Interest Rate Swap Agreement, the applicable periods specified in the Interest Rate Swap Agreement have elapsed and such failure has not been remedied in the period specified in the Interest Rate Swap Agreement after notice has been given.

“Swap Early Termination” means, the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

“Swap Termination Payment” means, any termination payment that either the Supplemental Interest Trust or the Derivative Counterparty may be liable to make to the other upon any Swap Early Termination.

“Tax Counsel” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Termination Event” The events under the Interest Rate Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

•
“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement making a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement, respectively.

“Total Monthly Excess Spread” as to any Distribution Date equals the excess, if any, of (x) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the Servicers for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian, over (y) the amounts paid to the classes of Certificates and the Derivative Counterparty pursuant to clause (i) under the ninth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Trust” means “HSI Asset Securitization Corporation Trust 2007-HE2,” the trust formed pursuant to the Pooling and Servicing Agreement.

“Trust Accounts” means the Collection Account, the Distribution Account, the Excess Reserve Fund Account and the Supplemental Interest Trust Account as described under “Administration of the Trust—Trust Accounts.”

“Trustee” means Deutsche Bank National Trust Company.

“Underlying Sale Agreements” means the various sale agreements whereby the Sponsor acquired the Mortgage Loans from the Originators.

“Underwriters” means each of HSBC Securities (USA) Inc., Blaylock & Company, Inc. and Utendahl Capital Partners, L.P.

“Unpaid Realized Loss Amount” means, with respect to any class of Class M Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recovery on all previous Distribution Dates. Any amounts distributed to a class of Class M Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

“Upper-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Wells Fargo Bank” means Wells Fargo Bank, N.A.

“WMCMC” means WMC Mortgage Corp.

ANNEX I
INTEREST RATE SWAP SCHEDULE

Distribution Date occurring in:	Scheduled Notional Amount ($):	Rate of Payment (%):
May 2007	0.00	N/A
June 2007	696,304,317.00	5.10
July 2007	682,260,630.00	5.10
August 2007	665,881,167.00	5.10
September 2007	647,208,063.00	5.10
October 2007	626,329,504.00	5.10
November 2007	603,347,842.00	5.10
December 2007	578,415,481.00	5.10
January 2008	551,797,317.00	5.10
February 2008	525,399,442.00	5.10
March 2008	500,177,573.00	5.10
April 2008	476,153,118.00	5.10
May 2008	453,274,495.00	5.10
June 2008	431,496,880.00	5.10
July 2008	410,767,144.00	5.10
August 2008	391,012,938.00	5.10
September 2008	372,200,096.00	5.10
October 2008	354,271,512.00	5.10
November 2008	337,185,945.00	5.10
December 2008	311,745,523.00	5.10
January 2009	283,129,387.00	5.10
February 2009	257,086,432.00	5.10
March 2009	233,667,349.00	5.10
April 2009	212,608,257.00	5.10
May 2009	197,809,325.00	5.10
June 2009	186,609,661.00	5.10
July 2009	175,969,899.00	5.10
August 2009	165,737,381.00	5.10
September 2009	155,865,402.00	5.10
October 2009	146,522,997.00	5.10
November 2009	137,750,703.00	5.10
December 2009	129,542,527.00	5.10
January 2010	121,870,607.00	5.10
February 2010	114,773,801.00	5.10
March 2010	108,197,627.00	5.10
April 2010	102,109,812.00	5.10
May 2010	96,408,636.00	5.10
June 2010	91,042,587.00	5.10
July 2010	85,980,527.00	5.10
August 2010	81,204,981.00	5.10
September 2010	76,699,469.00	5.10
October 2010	72,448,464.00	5.10
November 2010 and thereafter	0.00	N/A

I-1

ANNEX II
INTEREST RATE CAP SCHEDULE

Distribution Date occurring in:	Scheduled Notional Amount ($):	Strike Rate (%):
May 2007	0.00	N/A
June 2007	0.00	N/A
July 2007	0.00	N/A
August 2007	0.00	N/A
September 2007	0.00	N/A
October 2007	0.00	N/A
November 2007	36,479,800.00	6.00
December 2007	45,094,711.00	6.00
January 2008	54,201,371.00	6.00
February 2008	62,983,294.00	6.00
March 2008	71,048,036.00	6.00
April 2008	78,406,365.00	6.00
May 2008	85,099,087.00	6.00
June 2008	91,162,499.00	6.00
July 2008	96,635,972.00	6.00
August 2008	101,565,885.00	6.00
September 2008	105,980,731.00	6.00
October 2008	109,917,805.00	6.00
November 2008	113,406,515.00	6.00
December 2008	120,148,044.00	6.00
January 2009	127,666,673.00	6.00
February 2009	133,550,626.00	6.00
March 2009	137,873,161.00	6.00
April 2009	140,839,047.00	6.00
May 2009	141,681,481.00	6.00
June 2009	141,395,437.00	6.00
July 2009	140,889,172.00	6.00
August 2009	140,209,948.00	6.00
September 2009	139,369,362.00	6.00
October 2009	138,317,487.00	6.00
November 2009	137,053,566.00	6.00
December 2009	135,593,797.00	6.00
January 2010	133,963,991.00	6.00
February 2010	132,189,064.00	6.00
March 2010	130,296,335.00	6.00
April 2010	128,309,484.00	6.00
May 2010	126,248,886.00	6.00
June 2010	124,127,970.00	6.00
July 2010	121,957,137.00	6.00
August 2010	119,745,167.00	6.00
September 2010	117,500,084.00	6.00
October 2010	115,229,233.00	6.00
November 2010	112,939,392.00	6.00
December 2010	110,636,761.00	6.00
January 2011	108,327,010.00	6.00
February 2011	106,015,306.00	6.00
March 2011	103,706,349.00	6.00
April 2011	101,404,402.00	6.00
May 2011	99,113,329.00	6.00
June 2011	96,836,626.00	6.00
July 2011	94,577,442.00	6.00
August 2011	92,338,605.00	6.00
September 2011	90,122,648.00	6.00
October 2011	87,931,829.00	6.00
November 2011	85,768,152.00	6.00

II-1

Distribution Date occurring in:	Scheduled Notional Amount ($):	Strike Rate (%):
December 2011	83,633,322.00	6.00
January 2012	81,528,630.00	6.00
February 2012	79,455,297.00	6.00
March 2012	77,409,665.00	6.00
April 2012	75,397,777.00	6.00
May 2012	73,420,976.00	6.00
June 2012	71,479,970.00	6.00
July 2012	69,575,313.00	6.00
August 2012	67,707,444.00	6.00
September 2012	65,876,698.00	6.00
October 2012	64,083,300.00	6.00
November 2012	62,327,361.00	6.00
December 2012	60,608,910.00	6.00
January 2013	58,927,912.00	6.00
February 2013	57,284,261.00	6.00
March 2013	55,677,790.00	6.00
April 2013	54,108,275.00	6.00
May 2013	52,575,430.00	6.00
June 2013	51,078,927.00	6.00
July 2013	49,618,397.00	6.00
August 2013	48,193,436.00	6.00
September 2013	46,803,605.00	6.00
October 2013	45,448,436.00	6.00
November 2013	44,127,436.00	6.00
December 2013	42,840,090.00	6.00
January 2014	41,585,863.00	6.00
February 2014	40,364,205.00	6.00
March 2014	39,174,549.00	6.00
April 2014	38,016,320.00	6.00
May 2014	36,888,931.00	6.00
June 2014 and thereafter	0.00	N/A

II-2

ANNEX A

MORTGAGE LOAN STATISTICAL INFORMATION

The Mortgage Loans (All Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	12	1,539,976	0.21	128,331	7.665	74.05	74.05	630	36.15
20 Year Fixed	8	863,394	0.12	107,924	7.666	74.54	76.88	612	35.64
30 Year Fixed	742	105,247,467	14.16	141,843	8.437	82.78	86.27	626	41.10
30 Year Fixed 5 Year Interest Only	13	3,056,660	0.41	235,128	7.441	83.19	94.48	669	43.27
30 Year Fixed 10 Year Interest Only	14	4,375,252	0.59	312,518	7.009	81.89	89.60	689	40.56
15/30 Year Fixed (Balloon)	10	812,135	0.11	81,213	10.578	92.38	96.89	633	34.80
30/40 Year Fixed (Balloon)	37	8,590,503	1.16	232,176	8.143	82.51	86.29	617	42.05
30/50 Year Fixed (Balloon)	7	2,331,165	0.31	333,024	7.986	81.96	98.24	622	50.16
2/28 ARM	1,240	217,995,800	29.33	175,803	8.159	81.36	88.34	617	41.58
2/28 ARM 2 Year Interest Only	1	171,200	0.02	171,200	6.325	80.00	100.00	651	49.97
2/28 ARM 5 Year Interest Only	371	96,749,642	13.02	260,781	7.234	81.14	95.13	659	40.80
2/28 ARM 10 Year Interest Only	44	12,215,366	1.64	277,622	7.041	81.68	96.99	659	37.41
3/27 ARM	95	15,234,150	2.05	160,359	8.275	82.07	88.78	630	42.10
3/27 ARM 3 Year Interest Only	1	280,000	0.04	280,000	5.275	80.00	100.00	647	39.88
3/27 ARM 5 Year Interest Only	28	6,687,176	0.90	238,828	7.136	82.38	91.99	668	41.62
3/27 ARM 10 Year Interest Only	1	340,000	0.05	340,000	5.625	85.00	85.00	705	48.10
5/25 ARM	10	2,128,152	0.29	212,815	6.908	74.83	80.77	673	42.81
5/25 ARM 5 Year Interest Only	7	1,992,034	0.27	284,576	6.650	79.57	95.61	677	35.44
5/25 ARM 10 Year Interest Only	2	538,999	0.07	269,500	6.688	84.51	95.49	690	39.59
10/20 ARM 10 Year Interest Only	1	218,500	0.03	218,500	8.595	95.00	95.00	620	44.40
30/40 Year ARM 2/28 (Balloon)	696	165,121,413	22.21	237,243	8.129	81.16	88.92	609	42.38
30/40 Year ARM 3/27 (Balloon)	70	15,540,691	2.09	222,010	8.438	83.10	89.53	611	44.07
30/40 Year ARM 5/25 (Balloon)	8	2,398,407	0.32	299,801	7.272	83.65	96.62	666	45.01
30/50 Year ARM 2/28 (Balloon)	244	72,435,458	9.75	296,867	8.080	81.43	98.30	607	45.16
30/50 Year ARM 3/27 (Balloon)	11	3,964,696	0.53	360,427	8.172	82.74	97.27	626	46.84
30/50 Year ARM 5/25 (Balloon)	4	1,283,716	0.17	320,929	7.499	90.56	96.48	633	50.53
30/50 Year ARM 10/20 (Balloon)	3	1,179,236	0.16	393,079	7.139	84.00	99.67	618	41.91
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	9	2,000,778	0.27	222,309	5.366	77.53	93.53	682	43.69
5.500 - 5.999	50	13,937,790	1.88	278,756	5.861	79.09	92.68	685	41.29
6.000 - 6.499	118	30,643,623	4.12	259,692	6.335	79.43	89.39	665	40.06
6.500 - 6.999	409	101,081,231	13.60	247,142	6.805	79.38	89.70	647	41.44
7.000 - 7.499	428	94,873,460	12.76	221,667	7.278	80.34	91.00	637	42.40
7.500 - 7.999	733	169,589,501	22.82	231,364	7.773	80.99	91.15	629	42.41
8.000 - 8.499	482	101,391,632	13.64	210,356	8.265	81.57	91.14	618	42.66
8.500 - 8.999	604	115,781,801	15.58	191,692	8.753	82.53	89.63	605	41.58
9.000 - 9.499	285	47,535,962	6.40	166,793	9.278	83.07	88.35	591	41.13
9.500 - 9.999	225	34,952,416	4.70	155,344	9.744	85.11	88.89	579	41.61
10.000 - 10.499	77	11,445,812	1.54	148,647	10.219	83.09	85.33	575	42.92
10.500 - 10.999	90	10,393,787	1.40	115,487	10.746	89.70	90.90	589	43.30
11.000 - 11.499	49	3,741,295	0.50	76,353	11.229	97.48	97.48	595	43.86
11.500 - 11.999	33	1,847,540	0.25	55,986	11.836	97.18	97.92	598	41.55
12.000 - 12.499	44	1,891,460	0.25	42,988	12.258	98.11	98.35	592	45.52
12.500 - 12.999	42	2,047,639	0.28	48,753	12.710	99.70	99.70	609	43.81
13.000 - 13.499	1	105,880	0.01	105,880	13.140	40.54	40.54	539	27.42
13.500 - 13.999	1	29,582	0.00	29,582	13.625	100.00	100.00	628	42.67
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Weighted Average Gross Mortgage Rate (%):	8.018
Minimum Gross Mortgage Rate (%):	5.275
Maximum Gross Mortgage Rate (%):	13.625
Standard Deviation (%):	1.338

The Mortgage Loans (All Collateral)

Distribution by Statistical Cut-off Date Principal Balances

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	121	4,478,497	0.60	37,012	11.495	94.86	94.86	600	42.00
50,000.01 - 100,000.00	546	42,575,560	5.73	77,977	9.166	82.03	89.72	612	39.06
100,000.01 - 150,000.00	745	92,223,798	12.41	123,790	8.429	80.75	89.34	615	40.34
150,000.01 - 200,000.00	716	125,257,627	16.85	174,941	7.976	80.16	89.65	622	41.81
200,000.01 - 250,000.00	631	141,176,912	18.99	223,735	7.866	81.88	89.51	624	41.95
250,000.01 - 300,000.00	312	84,923,225	11.43	272,190	7.790	81.91	90.28	623	43.15
300,000.01 - 350,000.00	191	61,887,177	8.33	324,017	7.748	81.59	90.54	621	42.83
350,000.01 - 400,000.00	144	54,269,154	7.30	376,869	7.765	82.07	91.14	631	43.47
400,000.01 - 450,000.00	95	40,481,056	5.45	426,116	7.912	82.43	91.20	628	42.50
450,000.01 - 500,000.00	86	40,824,220	5.49	474,700	7.777	82.58	92.83	631	43.04
500,000.01 - 550,000.00	37	19,483,898	2.62	526,592	7.942	80.67	93.18	628	42.16
550,000.01 - 600,000.00	23	13,216,151	1.78	574,615	7.874	83.45	93.72	631	45.33
600,000.01 - 650,000.00	9	5,631,537	0.76	625,726	7.803	83.88	94.76	644	42.61
650,000.01 - 700,000.00	15	10,193,879	1.37	679,592	7.599	80.55	89.17	647	39.88
700,000.01 - 750,000.00	6	4,335,577	0.58	722,596	7.529	80.56	93.82	662	33.00
750,000.01 - 800,000.00	3	2,332,922	0.31	777,641	7.710	84.97	91.65	629	48.64
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Average Statistical Cut-off Date Principal Balance ($):	201,981.30
Minimum Statistical Cut-off Date Principal Balance ($):	18,384.91
Maximum Statistical Cut-off Date Principal Balance ($):	788,763.06
Standard Deviation ($):	119,487.22

The Mortgage Loans (All Collateral)

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	121	4,478,497	0.60	37,012	11.495	94.86	94.86	600	42.00
50,000.01 - 100,000.00	545	42,475,566	5.71	77,937	9.167	82.02	89.74	612	39.07
100,000.01 - 150,000.00	744	92,023,863	12.38	123,688	8.426	80.73	89.33	615	40.31
150,000.01 - 200,000.00	716	125,158,927	16.84	174,803	7.982	80.17	89.66	622	41.84
200,000.01 - 250,000.00	630	140,826,561	18.95	223,534	7.865	81.87	89.48	624	41.96
250,000.01 - 300,000.00	315	85,672,205	11.53	271,975	7.789	81.95	90.31	623	43.10
300,000.01 - 350,000.00	190	61,537,479	8.28	323,881	7.750	81.54	90.54	621	42.84
350,000.01 - 400,000.00	144	54,220,338	7.29	376,530	7.772	82.21	91.29	631	43.54
400,000.01 - 450,000.00	94	39,981,309	5.38	425,333	7.889	82.24	91.12	628	42.29
450,000.01 - 500,000.00	88	41,722,479	5.61	474,119	7.791	82.63	92.66	630	43.14
500,000.01 - 550,000.00	37	19,483,898	2.62	526,592	7.942	80.67	93.18	628	42.16
550,000.01 - 600,000.00	23	13,216,151	1.78	574,615	7.874	83.45	93.72	631	45.33
600,000.01 - 650,000.00	9	5,631,537	0.76	625,726	7.803	83.88	94.76	644	42.61
650,000.01 - 700,000.00	15	10,193,879	1.37	679,592	7.599	80.55	89.17	647	39.88
700,000.01 - 750,000.00	6	4,335,577	0.58	722,596	7.529	80.56	93.82	662	33.00
750,000.01 - 800,000.00	3	2,332,922	0.31	777,641	7.710	84.97	91.65	629	48.64
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Average Original Principal Balance ($):	202,305.93
Minimum Original Principal Balance ($):	18,400.00
Maximum Original Principal Balance ($):	790,500.00
Standard Deviation ($):	119,586.71

The Mortgage Loans (All Collateral)

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	22	2,352,111	0.32	106,914	8.671	80.38	81.94	631	35.69
231 - 240	8	863,394	0.12	107,924	7.666	74.54	76.88	612	35.64
341 - 350	6	1,017,319	0.14	169,553	7.293	80.05	88.92	613	43.26
351 - 360	3,644	739,058,365	99.43	202,815	8.017	81.61	90.41	623	42.01
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Weighted Average Remaining Term to Maturity (months):	357
Minimum Remaining Term to Maturity (months):	173
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	15

The Mortgage Loans (All Collateral)

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	22	2,352,111	0.32	106,914	8.671	80.38	81.94	631	35.69
240	8	863,394	0.12	107,924	7.666	74.54	76.88	612	35.64
360	3,650	740,075,684	99.57	202,760	8.016	81.61	90.40	623	42.01
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Weighted Average Original Term to Maturity (months):	359
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	15

The Mortgage Loans (All Collateral)

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	14	1,152,546	0.16	82,325	8.403	21.98	21.98	597	33.43
30.01 - 35.00	13	1,622,140	0.22	124,780	7.997	32.31	32.31	606	35.38
35.01 - 40.00	9	975,078	0.13	108,342	8.157	37.60	37.60	620	31.11
40.01 - 45.00	15	2,020,428	0.27	134,695	8.316	42.55	42.55	592	34.47
45.01 - 50.00	22	3,667,061	0.49	166,685	7.929	48.41	48.41	588	33.87
50.01 - 55.00	14	2,382,952	0.32	170,211	7.961	52.88	52.88	585	40.01
55.01 - 60.00	56	10,421,413	1.40	186,097	7.790	58.09	58.33	606	39.62
60.01 - 65.00	59	11,109,671	1.49	188,300	7.984	63.08	63.08	591	41.31
65.01 - 70.00	148	31,511,308	4.24	212,914	7.952	68.59	69.38	595	39.87
70.01 - 75.00	157	32,285,877	4.34	205,643	7.960	73.77	74.96	595	39.32
75.01 - 80.00	1,832	390,462,167	52.53	213,134	7.714	79.90	96.37	635	42.79
80.01 - 85.00	297	63,718,256	8.57	214,540	8.345	84.53	84.70	595	41.39
85.01 - 90.00	576	125,843,822	16.93	218,479	8.295	89.67	89.76	618	41.46
90.01 - 95.00	169	34,959,974	4.70	206,864	8.461	94.77	94.83	638	42.11
95.01 - 100.00	299	31,158,495	4.19	104,209	9.736	99.85	99.85	634	43.65
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Weighted Average Original Loan-to-Value Ratio (%):	81.59
Minimum Original Loan-to-Value Ratio (%):	11.36
Maximum Original Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	10.70

The Mortgage Loans (All Collateral)

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	14	1,152,546	0.16	82,325	8.403	21.98	21.98	597	33.43
30.01 - 35.00	13	1,622,140	0.22	124,780	7.997	32.31	32.31	606	35.38
35.01 - 40.00	9	975,078	0.13	108,342	8.157	37.60	37.60	620	31.11
40.01 - 45.00	15	2,020,428	0.27	134,695	8.316	42.55	42.55	592	34.47
45.01 - 50.00	22	3,667,061	0.49	166,685	7.929	48.41	48.41	588	33.87
50.01 - 55.00	14	2,382,952	0.32	170,211	7.961	52.88	52.88	585	40.01
55.01 - 60.00	55	10,360,309	1.39	188,369	7.787	58.08	58.08	606	39.66
60.01 - 65.00	59	11,109,671	1.49	188,300	7.984	63.08	63.08	591	41.31
65.01 - 70.00	144	30,599,289	4.12	212,495	7.960	68.62	68.62	593	39.86
70.01 - 75.00	149	30,550,686	4.11	205,038	7.970	73.75	73.75	593	38.90
75.01 - 80.00	302	60,877,078	8.19	201,580	7.784	79.47	79.48	605	40.26
80.01 - 85.00	291	63,004,062	8.48	216,509	8.339	84.50	84.53	595	41.43
85.01 - 90.00	569	125,782,422	16.92	221,059	8.265	89.49	89.66	619	41.45
90.01 - 95.00	290	63,112,266	8.49	217,629	8.203	88.35	94.78	639	42.30
95.01 - 100.00	1,734	336,075,199	45.21	193,815	7.889	81.81	99.92	639	43.35
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Weighted Average Original Combined Loan-to-Value Ratio (%):	90.36
Minimum Original Combined Loan-to-Value Ratio (%):	11.36
Maximum Original Combined Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	13.30

The Mortgage Loans (All Collateral)

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	438	80,789,847	10.87	184,452	7.910	80.39	85.12	625	22.23
30.01 - 35.00	338	57,127,479	7.69	169,016	8.124	79.99	87.50	616	32.66
35.01 - 40.00	563	105,221,070	14.16	186,894	8.009	81.20	89.69	624	37.83
40.01 - 45.00	777	162,589,778	21.87	209,253	8.001	81.22	90.98	626	42.75
45.01 - 50.00	1,164	249,772,549	33.60	214,581	8.080	81.93	92.43	625	47.81
50.01 - 55.00	377	81,716,668	10.99	216,755	7.926	83.82	90.16	617	52.94
Greater than or equal to 55.01	23	6,073,797	0.82	264,078	7.778	85.58	99.47	615	56.94
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Non-Zero Weighted Average Debt Ratio (%):	41.98
Non-Zero Minimum Debt Ratio (%):	3.12
Maximum Debt Ratio (%):	58.91
Standard Deviation (%):	9.12

The Mortgage Loans (All Collateral)

Distribution by Gross Margin

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
3.750 - 3.999	1	360,000	0.06	360,000	6.759	80.00	100.00	706	44.40
4.000 - 4.249	1	138,014	0.02	138,014	7.125	80.00	100.00	637	49.86
4.250 - 4.499	8	1,761,268	0.29	220,159	5.521	79.16	97.23	667	45.31
4.500 - 4.749	16	4,520,263	0.73	282,516	6.024	80.89	88.94	666	45.85
4.750 - 4.999	41	11,719,759	1.90	285,848	6.302	80.24	94.44	684	40.29
5.000 - 5.249	72	16,610,011	2.69	230,695	7.424	81.91	91.79	633	42.98
5.250 - 5.499	157	38,071,558	6.18	242,494	7.247	80.97	93.52	634	41.82
5.500 - 5.749	210	47,850,929	7.76	227,862	7.386	80.28	92.92	633	41.53
5.750 - 5.999	231	55,111,872	8.94	238,580	7.184	79.16	90.09	633	42.14
6.000 - 6.249	193	43,229,832	7.01	223,989	7.552	80.03	92.84	627	43.98
6.250 - 6.499	280	64,195,297	10.41	229,269	7.754	81.71	93.13	626	41.93
6.500 - 6.749	294	70,039,202	11.36	238,229	7.870	80.74	91.08	626	42.15
6.750 - 6.999	289	64,129,508	10.40	221,901	8.071	81.57	90.81	625	42.20
7.000 - 7.249	220	43,206,933	7.01	196,395	8.366	82.61	92.05	617	42.33
7.250 - 7.499	189	37,865,707	6.14	200,348	8.446	81.81	89.75	615	41.98
7.500 - 7.749	222	39,411,269	6.39	177,528	8.747	82.50	89.52	606	41.97
7.750 - 7.999	168	33,562,577	5.44	199,777	8.864	83.26	87.06	602	41.74
8.000 - 8.249	235	43,262,237	7.02	184,095	9.472	83.52	88.02	586	41.56
8.250 - 8.499	4	706,170	0.11	176,542	9.095	71.76	71.76	609	35.89
8.500 - 8.749	3	543,340	0.09	181,113	10.033	98.86	98.86	610	43.92
8.750 - 8.999	2	120,488	0.02	60,244	9.864	80.00	91.39	578	47.83
10.250 - 10.499	1	58,401	0.01	58,401	11.340	90.00	90.00	551	41.49
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14

Weighted Average Gross Margin (%):	6.589
Minimum Gross Margin (%):	3.759
Maximum Gross Margin (%):	10.340
Standard Deviation (%):	0.882

The Mortgage Loans (All Collateral)

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	10	2,272,265	0.37	227,226	5.570	77.83	94.31	676	45.51
5.500 - 5.999	50	13,937,790	2.26	278,756	5.861	79.09	92.68	685	41.29
6.000 - 6.499	97	24,889,073	4.04	256,588	6.330	79.33	90.78	665	39.34
6.500 - 6.999	316	76,933,002	12.48	243,459	6.810	79.12	91.08	645	41.22
7.000 - 7.499	353	79,859,114	12.95	226,230	7.285	80.34	92.01	635	42.66
7.500 - 7.999	615	146,905,918	23.83	238,871	7.772	81.21	92.04	628	42.48
8.000 - 8.499	409	89,420,318	14.51	218,632	8.267	81.60	91.69	618	42.80
8.500 - 8.999	515	102,667,673	16.65	199,355	8.752	82.68	90.19	604	42.22
9.000 - 9.499	222	38,838,386	6.30	174,948	9.272	83.32	89.28	588	41.63
9.500 - 9.999	164	28,043,502	4.55	170,997	9.739	85.08	89.48	576	41.98
10.000 - 10.499	53	7,674,953	1.24	144,810	10.220	82.71	84.36	570	42.92
10.500 - 10.999	28	4,599,454	0.75	164,266	10.678	87.49	89.60	579	43.33
11.000 - 11.499	4	316,447	0.05	79,112	11.354	84.70	84.70	527	39.75
11.500 - 11.999	1	116,743	0.02	116,743	11.600	100.00	100.00	643	44.83
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14
Weighted Average Minimum Mortgage Rate (%):	7.951
Minimum Minimum Mortgage Rate (%):	5.075
Maximum Minimum Mortgage Rate (%):	11.600
Standard Deviation (%):	1.025

The Mortgage Loans (All Collateral)

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.000 - 11.499	8	1,720,778	0.28	215,097	5.380	77.13	92.48	688	44.31
11.500 - 11.999	49	13,662,591	2.22	278,828	5.858	79.08	92.53	686	41.13
12.000 - 12.499	94	23,777,228	3.86	252,949	6.313	79.30	90.42	667	38.78
12.500 - 12.999	281	66,576,501	10.80	236,927	6.797	78.75	89.81	648	41.07
13.000 - 13.499	330	72,690,557	11.79	220,274	7.207	80.11	91.30	638	42.13
13.500 - 13.999	507	116,076,054	18.83	228,947	7.687	80.73	90.46	631	41.94
14.000 - 14.499	450	105,141,021	17.06	233,647	8.036	81.85	92.96	619	43.08
14.500 - 14.999	459	94,503,078	15.33	205,889	8.583	82.65	90.42	608	42.30
15.000 - 15.499	343	66,334,226	10.76	193,394	8.942	82.76	92.34	597	42.77
15.500 - 15.999	174	31,140,285	5.05	178,967	9.490	84.04	90.36	583	42.34
16.000 - 16.499	86	16,181,382	2.62	188,156	9.855	83.04	89.16	576	42.85
16.500 - 16.999	37	5,847,920	0.95	158,052	10.307	87.82	90.00	576	42.81
17.000 - 17.499	9	1,366,480	0.22	151,831	10.595	86.26	90.80	566	45.73
17.500 - 17.999	9	1,339,794	0.22	148,866	10.730	92.22	92.22	571	43.38
18.500 - 18.999	1	116,743	0.02	116,743	11.600	100.00	100.00	643	44.83
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14

Weighted Average Maximum Mortgage Rate (%):	14.111
Minimum Maximum Mortgage Rate (%):	11.340
Maximum Maximum Mortgage Rate (%):	18.600
Standard Deviation (%):	1.093

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	2	463,307	0.08	231,654	8.717	80.00	94.84	562	47.39
1.500	51	10,288,687	1.67	201,739	8.839	87.97	91.99	605	43.54
2.000	4	760,555	0.12	190,139	8.914	91.54	98.68	614	49.43
3.000	2,775	603,344,350	97.87	217,421	7.938	81.24	91.08	623	42.11
5.000	5	1,617,736	0.26	323,547	7.249	86.27	97.69	619	39.33
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14

Weighted Average Initial Periodic Cap (%):	2.977
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	5.000
Standard Deviation (%):	0.226

The Mortgage Loans (All Collateral)

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	2,786	606,185,949	98.33	217,583	7.938	81.27	91.11	623	42.12
1.500	51	10,288,687	1.67	201,739	8.839	87.97	91.99	605	43.54
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14

Weighted Average Subsequent Periodic Cap (%):	1.008
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.500
Standard Deviation (%):	0.066

The Mortgage Loans (All Collateral)

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
September 2007	1	171,200	0.03	171,200	6.325	80.00	100.00	651	49.97
October 2007	1	116,502	0.02	116,502	6.850	80.00	80.00	587	39.66
April 2008	2	393,496	0.06	196,748	9.020	77.26	77.26	575	42.86
June 2008	1	189,974	0.03	189,974	8.375	80.00	100.00	607	41.63
July 2008	1	143,104	0.02	143,104	8.445	80.00	100.00	588	33.39
August 2008	15	4,069,704	0.66	271,314	7.945	80.70	95.07	635	45.68
September 2008	58	11,750,023	1.91	202,587	8.141	80.52	88.47	611	43.88
October 2008	260	47,790,306	7.75	183,809	8.239	78.66	85.71	613	41.48
November 2008	470	94,847,709	15.39	201,804	8.009	79.58	86.63	611	41.62
December 2008	711	157,179,179	25.50	221,068	7.976	81.07	91.78	616	42.35
January 2009	331	82,737,730	13.42	249,963	8.184	82.23	96.98	610	43.52
February 2009	515	117,695,126	19.09	228,534	7.665	83.14	92.85	644	41.59
March 2009	231	47,884,828	7.77	207,294	7.772	82.04	89.55	636	40.31
April 2009	1	56,121	0.01	56,121	9.125	100.00	100.00	648	50.00
July 2009	1	155,600	0.03	155,600	10.740	90.00	90.00	580	37.85
August 2009	1	422,788	0.07	422,788	8.495	80.00	95.00	626	47.88
September 2009	6	1,083,660	0.18	180,610	8.749	92.41	98.75	608	41.86
October 2009	37	6,278,709	1.02	169,695	8.974	84.99	90.88	612	42.38
November 2009	50	9,607,030	1.56	192,141	8.203	81.59	86.72	613	43.39
December 2009	38	7,132,051	1.16	187,686	7.947	81.53	90.97	635	42.05
January 2010	25	5,858,653	0.95	234,346	8.030	84.23	94.63	617	45.35
February 2010	36	8,517,597	1.38	236,600	7.721	80.33	89.03	648	42.63
March 2010	10	2,654,502	0.43	265,450	7.281	82.57	90.98	692	45.54
November 2011	1	335,617	0.05	335,617	8.750	85.00	85.00	603	43.90
December 2011	6	1,442,185	0.23	240,364	7.612	79.75	89.73	658	44.06
January 2012	5	2,042,550	0.33	408,510	7.316	88.86	96.30	642	46.65
February 2012	11	2,867,600	0.47	260,691	6.745	78.87	94.70	678	41.72
March 2012	8	1,653,356	0.27	206,669	6.302	78.01	86.62	699	37.89
December 2016	2	823,445	0.13	411,722	7.264	85.73	99.52	617	35.16
January 2017	2	574,292	0.09	287,146	7.515	85.71	98.10	620	52.53
Total:	2,837	616,474,636	100.00	217,298	7.953	81.38	91.12	622	42.14

Weighted Average Next Rate Adjustment Date:	January 2009
Minimum Next Rate Adjustment Date:	September 2007
Maximum Next Rate Adjustment Date:	January 2017

The Mortgage Loans (All Collateral)

Distribution by Geographic Distribution of Mortgaged Properties
Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
California	483	151,936,482	20.44	314,568	7.652	80.73	92.96	629	42.46
Florida	432	85,583,696	11.51	198,110	8.189	80.69	87.83	616	41.97
New Jersey	168	46,457,377	6.25	276,532	8.161	81.60	89.65	634	45.10
Illinois	230	43,871,260	5.90	190,745	8.282	82.00	89.92	628	42.30
Arizona	195	39,387,380	5.30	201,987	7.608	82.00	89.90	627	40.98
Maryland	174	39,058,711	5.25	224,475	7.841	80.35	86.51	616	40.87
New York	110	33,128,159	4.46	301,165	8.178	82.21	91.73	616	45.30
Virginia	170	32,745,462	4.41	192,620	8.258	80.55	88.57	619	41.78
Washington	135	27,800,486	3.74	205,930	7.578	82.39	93.37	637	41.39
North Carolina	169	27,234,771	3.66	161,152	8.173	82.24	89.66	618	41.68
Georgia	109	17,843,338	2.40	163,700	8.158	82.44	91.18	627	39.45
Massachusetts	70	15,096,837	2.03	215,669	7.961	82.40	92.56	624	43.38
Pennsylvania	106	14,889,041	2.00	140,463	8.331	81.83	85.70	615	40.45
Minnesota	77	14,615,351	1.97	189,810	8.107	83.52	92.48	623	43.28
Tennessee	95	12,400,649	1.67	130,533	8.322	82.57	93.19	617	40.47
Other	957	141,242,188	19.00	147,588	8.226	82.49	89.99	620	40.72
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	3,546	720,112,369	96.88	203,077	8.009	81.47	90.50	622	42.10
Investment	96	15,492,611	2.08	161,381	8.379	86.47	86.47	665	38.29
Second Home	38	7,686,209	1.03	202,269	8.174	83.61	85.27	630	38.54
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	2,669	523,292,767	70.40	196,063	8.043	81.48	89.45	621	41.38
Planned Unit Development	398	88,714,630	11.94	222,901	7.856	82.36	92.09	625	43.08
Condominium	398	73,190,607	9.85	183,896	8.070	82.66	94.83	625	43.29
Two-to-Four Family	192	54,103,720	7.28	281,790	7.958	80.38	90.83	644	44.34
Town House	20	3,276,984	0.44	163,849	8.137	75.51	83.56	629	39.17
Log Home	3	712,480	0.10	237,493	8.672	82.41	82.41	566	49.80
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	1,466	259,789,378	34.95	177,210	8.057	82.26	97.53	635	42.08
Refinance - Cashout	1,715	385,685,893	51.89	224,890	8.052	80.86	85.65	612	41.89
Refinance - Rate Term	499	97,815,917	13.16	196,024	7.780	82.73	89.90	636	42.09
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	2,322	421,789,310	56.75	181,649	7.840	82.06	89.12	619	40.95
Stated Documentation	1,135	269,707,916	36.29	237,628	8.289	80.47	91.17	635	43.40
Limited Documentation	221	51,586,285	6.94	233,422	8.052	83.63	96.27	601	43.09
Alternative Documentation	2	207,678	0.03	103,839	9.355	92.70	92.70	586	28.14
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Credit Score

Range of Credit Score	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Not Available	1	89,787	0.01	89,787	9.750	75.00	75.00	0	47.54
500 - 519	34	7,152,290	0.96	210,361	9.553	85.12	85.12	509	44.06
520 - 539	134	24,274,175	3.27	181,151	9.153	75.33	75.54	529	39.92
540 - 559	195	33,153,262	4.46	170,017	9.052	78.67	79.20	549	42.14
560 - 579	277	49,034,009	6.60	177,018	8.609	80.38	81.76	569	42.06
580 - 599	534	93,364,775	12.56	174,840	8.361	81.31	88.48	588	42.32
600 - 619	634	130,131,688	17.51	205,255	8.275	82.20	90.44	609	41.77
620 - 639	666	139,401,240	18.75	209,311	7.892	81.65	93.40	628	42.97
640 - 659	568	123,670,935	16.64	217,731	7.638	81.92	93.56	648	41.91
660 - 679	292	67,158,653	9.04	229,995	7.402	82.61	94.56	668	40.57
680 - 699	155	33,804,319	4.55	218,092	7.213	82.79	93.76	688	42.02
700 - 719	92	20,325,994	2.73	220,935	7.262	83.96	92.85	708	43.29
720 - 739	45	9,335,318	1.26	207,452	7.066	82.35	97.60	728	39.87
740 - 759	21	4,579,208	0.62	218,058	7.200	84.52	92.40	748	40.51
760 - 779	20	4,776,846	0.64	238,842	7.263	80.01	92.64	770	43.72
780 - 799	9	2,306,528	0.31	256,281	7.433	87.39	91.81	791	33.82
800 - 819	3	732,163	0.10	244,054	6.348	82.06	88.39	808	40.16
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

Non-Zero Weighted Average Credit Score:	623
Non-Zero Minimum Credit Score:	500
Maximum Credit Score:	816
Standard Deviation Credit Score:	48

The Mortgage Loans (All Collateral)

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	1,069	211,409,110	28.44	197,763	8.333	82.26	90.73	622	42.80
6	2	622,365	0.08	311,183	8.985	84.97	100.00	612	46.44
12	119	30,286,732	4.07	254,510	8.256	80.93	90.53	625	42.67
18	1	383,829	0.05	383,829	8.550	68.14	68.14	619	43.39
24	1,882	387,244,504	52.10	205,762	7.869	81.25	91.12	622	41.72
30	1	242,592	0.03	242,592	8.590	84.67	84.67	551	47.83
36	583	109,433,324	14.72	187,707	7.821	81.50	87.02	633	41.08
60	23	3,668,733	0.49	159,510	9.307	88.56	88.56	578	42.75
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Mortgage Loans (All Collateral)

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	3,471	731,862,970	98.46	210,851	7.962	81.31	90.21	624	41.95
2nd Lien	209	11,428,218	1.54	54,680	11.601	99.77	99.77	606	44.27
Total:	3,680	743,291,188	100.00	201,981	8.018	81.59	90.36	623	41.98

The Group I Mortgage Loans

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	6	994,374	0.22	165,729	7.317	76.04	76.04	619	38.40
20 Year Fixed	6	569,655	0.13	94,942	7.792	78.27	81.82	610	37.97
30 Year Fixed	513	73,015,226	16.37	142,330	8.339	83.54	86.84	626	41.51
30 Year Fixed 5 Year Interest Only	9	2,222,500	0.50	246,944	7.392	84.39	92.83	678	45.67
30 Year Fixed 10 Year Interest Only	7	1,523,828	0.34	217,690	6.950	82.37	97.01	654	38.52
15/30 Year Fixed (Balloon)	5	451,278	0.10	90,256	9.794	86.28	94.41	591	28.38
30/40 Year Fixed (Balloon)	25	5,310,442	1.19	212,418	7.990	80.86	84.78	616	42.73
30/50 Year Fixed (Balloon)	4	946,056	0.21	236,514	7.503	83.52	96.48	608	46.71
2/28 ARM	914	150,929,796	33.84	165,131	8.174	82.63	88.30	614	41.92
2/28 ARM 5 Year Interest Only	225	51,287,229	11.50	227,943	7.254	82.08	94.22	661	42.63
2/28 ARM 10 Year Interest Only	23	4,795,966	1.08	208,520	7.132	82.18	97.45	661	39.30
3/27 ARM	61	8,890,851	1.99	145,752	8.265	82.78	88.08	628	42.64
3/27 ARM 5 Year Interest Only	19	4,387,548	0.98	230,924	7.155	82.39	88.83	662	41.93
3/27 ARM 10 Year Interest Only	1	340,000	0.08	340,000	5.625	85.00	85.00	705	48.10
5/25 ARM	7	1,344,163	0.30	192,023	6.960	79.67	84.58	675	39.24
5/25 ARM 5 Year Interest Only	4	1,027,998	0.23	257,000	6.466	79.16	91.49	675	24.03
5/25 ARM 10 Year Interest Only	2	538,999	0.12	269,500	6.688	84.51	95.49	690	39.59
10/20 ARM 10 Year Interest Only	1	218,500	0.05	218,500	8.595	95.00	95.00	620	44.40
30/40 Year ARM 2/28 (Balloon)	472	98,092,056	22.00	207,822	8.118	81.95	87.93	605	42.27
30/40 Year ARM 3/27 (Balloon)	56	11,646,336	2.61	207,970	8.288	85.01	91.30	612	44.38
30/40 Year ARM 5/25 (Balloon)	5	1,119,941	0.25	223,988	7.197	81.47	94.88	657	44.52
30/50 Year ARM 2/28 (Balloon)	107	24,967,618	5.60	233,342	8.154	82.98	97.01	599	44.83
30/50 Year ARM 3/27 (Balloon)	2	601,437	0.13	300,718	7.712	85.33	98.22	635	50.49
30/50 Year ARM 5/25 (Balloon)	2	475,119	0.11	237,559	7.457	89.95	96.68	654	46.22
30/50 Year ARM 10/20 (Balloon)	1	251,852	0.06	251,852	7.625	100.00	100.00	609	35.25
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	4	842,851	0.19	210,713	5.403	74.15	84.86	694	46.01
5.500 - 5.999	33	8,717,108	1.95	264,155	5.846	79.07	89.92	690	44.09
6.000 - 6.499	74	17,402,587	3.90	235,170	6.345	80.96	91.31	664	42.63
6.500 - 6.999	266	58,592,058	13.14	220,271	6.818	80.39	88.80	644	41.97
7.000 - 7.499	293	58,001,154	13.01	197,956	7.277	81.28	89.65	639	43.60
7.500 - 7.999	487	97,917,955	21.96	201,064	7.773	81.61	89.48	625	42.07
8.000 - 8.499	323	60,096,816	13.48	186,058	8.267	82.88	90.27	617	42.82
8.500 - 8.999	442	74,475,982	16.70	168,498	8.758	84.03	88.93	603	41.08
9.000 - 9.499	196	30,168,142	6.76	153,919	9.274	84.65	88.20	588	41.86
9.500 - 9.999	159	22,414,458	5.03	140,971	9.771	86.21	88.09	576	40.51
10.000 - 10.499	53	6,961,013	1.56	131,340	10.222	83.70	85.81	572	42.91
10.500 - 10.999	56	5,679,560	1.27	101,421	10.722	89.93	90.44	583	42.00
11.000 - 11.499	21	1,381,416	0.31	65,782	11.242	93.6	93.60	586	43.24
11.500 - 11.999	23	1,262,340	0.28	54,884	11.832	97.41	98.49	600	41.63
12.000 - 12.499	27	1,149,875	0.26	42,588	12.249	96.89	97.29	594	45.97
12.500 - 12.999	19	855,870	0.19	45,046	12.682	99.57	99.57	611	44.79
13.500 - 13.999	1	29,582	0.01	29,582	13.625	100.00	100.00	628	42.67
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Weighted Average Gross Mortgage Rate (%):	8.038
Minimum Gross Mortgage Rate (%):	5.340
Maximum Gross Mortgage Rate (%):	13.625
Standard Deviation (%):	1.279

The Group I Mortgage Loans

Distribution by Statistical Cut-off Date Principal Balance

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	80	2,872,601	0.64	35,908	11.495	98.45	98.45	603	43.58
50,000.01 - 100,000.00	405	31,825,936	7.14	78,583	8.983	83.42	92.35	613	38.89
100,000.01 - 150,000.00	565	70,298,444	15.76	124,422	8.366	82.11	90.40	616	41.36
150,000.01 - 200,000.00	499	87,394,598	19.60	175,139	8.012	81.75	89.75	620	42.27
200,000.01 - 250,000.00	450	100,891,111	22.62	224,202	7.854	82.79	88.16	624	42.33
250,000.01 - 300,000.00	220	59,852,464	13.42	272,057	7.781	82.82	88.85	622	42.98
300,000.01 - 350,000.00	127	41,186,341	9.24	324,302	7.713	82.17	88.01	619	42.71
350,000.01 - 400,000.00	94	35,374,208	7.93	376,321	7.840	82.96	88.14	626	43.28
400,000.01 - 450,000.00	27	11,285,548	2.53	417,983	7.655	83.43	89.19	634	44.48
450,000.01 - 500,000.00	6	2,857,680	0.64	476,280	7.972	85.90	94.98	642	47.01
500,000.01 - 550,000.00	4	2,109,838	0.47	527,460	6.993	84.00	96.50	671	39.90
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20
Average Statistical Cut-off Date Principal Balance ($):	180,035.84
Minimum Statistical Cut-off Date Principal Balance ($):	18,384.91
Maximum Statistical Cut-off Date Principal Balance ($):	534,928.09
Standard Deviation ($):	89,055.64

The Group I Mortgage Loans

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	80	2,872,601	0.64	35,908	11.495	98.45	98.45	603	43.58
50,000.01 - 100,000.00	404	31,725,942	7.11	78,530	8.984	83.41	92.37	613	38.91
100,000.01 - 150,000.00	564	70,098,510	15.72	124,288	8.362	82.08	90.39	616	41.31
150,000.01 - 200,000.00	499	87,295,898	19.58	174,942	8.022	81.75	89.77	620	42.32
200,000.01 - 250,000.00	451	101,039,838	22.66	224,035	7.849	82.79	88.15	624	42.31
250,000.01 - 300,000.00	221	60,102,365	13.48	271,956	7.785	82.85	88.86	622	42.97
300,000.01 - 350,000.00	127	41,186,341	9.24	324,302	7.713	82.17	88.01	619	42.71
350,000.01 - 400,000.00	93	34,975,695	7.84	376,083	7.853	83.11	88.34	626	43.40
400,000.01 - 450,000.00	28	11,684,061	2.62	417,288	7.622	82.96	88.52	633	44.09
450,000.01 - 500,000.00	6	2,857,680	0.64	476,280	7.972	85.90	94.98	642	47.01
500,000.01 - 550,000.00	4	2,109,838	0.47	527,460	6.993	84.00	96.50	671	39.90
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Average Original Principal Balance ($):	180,346.93
Minimum Original Principal Balance ($):	18,400.00
Maximum Original Principal Balance ($):	536,000.00
Standard Deviation ($):	89,163.69

The Group I Mortgage Loans

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	11	1,445,652	0.32	131,423	8.090	79.24	81.78	611	35.27
231 - 240	6	569,655	0.13	94,942	7.792	78.27	81.82	610	37.97
341 - 350	1	279,224	0.06	279,224	8.875	67.96	67.96	533	39.94
351 - 360	2,459	443,654,238	99.49	180,421	8.037	82.65	89.42	621	42.23
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Weighted Average Remaining Term to Maturity (months):	357
Minimum Remaining Term to Maturity (months):	175
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	13

The Group I Mortgage Loans

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	11	1,445,652	0.32	131,423	8.090	79.24	81.78	611	35.27
240	6	569,655	0.13	94,942	7.792	78.27	81.82	610	37.97
360	2,460	443,933,462	99.55	180,461	8.038	82.64	89.41	621	42.23
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Weighted Average Original Term to Maturity (months):	359
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	13

The Group I Mortgage Loans

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
60.01 - 65.00	56	10,021,111	2.25	178,948	7.781	63.13	63.13	596	40.86
65.01 - 70.00	128	25,389,676	5.69	198,357	8.021	68.58	68.98	593	41.39
70.01 - 75.00	140	26,864,648	6.02	191,890	7.961	73.70	74.28	593	38.94
75.01 - 80.00	1,141	203,453,035	45.62	178,311	7.693	79.85	94.45	633	43.03
80.01 - 85.00	240	44,253,794	9.92	184,391	8.393	84.52	84.69	594	41.01
85.01 - 90.00	460	91,855,674	20.60	199,686	8.279	89.64	89.69	616	42.10
90.01 - 95.00	138	25,988,475	5.83	188,322	8.469	94.83	94.92	638	41.51
95.01 - 100.00	174	18,122,356	4.06	104,151	9.469	99.80	99.80	641	43.92
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Weighted Average Original Loan-to-Value Ratio (%):	82.63
Minimum Original Loan-to-Value Ratio (%):	60.43
Maximum Original Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	8.12

The Group I Mortgage Loans

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
60.01 - 65.00	56	10,021,111	2.25	178,948	7.781	63.13	63.13	596	40.86
65.01 - 70.00	125	24,912,023	5.59	199,296	8.018	68.58	68.58	591	41.37
70.01 - 75.00	135	26,257,505	5.89	194,500	7.968	73.72	73.72	592	38.82
75.01 - 80.00	259	50,412,242	11.30	194,642	7.819	79.44	79.46	603	41.12
80.01 - 85.00	237	43,836,375	9.83	184,964	8.392	84.48	84.52	595	41.04
85.01 - 90.00	456	92,086,656	20.65	201,944	8.257	89.50	89.62	618	42.07
90.01 - 95.00	219	41,139,894	9.23	187,853	8.172	89.42	94.81	642	42.06
95.01 - 100.00	990	157,282,964	35.27	158,872	7.876	82.28	99.92	642	43.76
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Weighted Average Original Combined Loan-to-Value Ratio (%):	89.38
Minimum Original Combined Loan-to-Value Ratio (%):	60.43
Maximum Original Combined Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	10.51

The Group I Mortgage Loans

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	270	45,203,720	10.14	167,421	8.108	83.24	86.28	623	23.31
30.01 - 35.00	232	36,513,706	8.19	157,387	8.182	81.14	87.07	613	32.65
35.01 - 40.00	382	64,908,142	14.56	169,917	8.015	82.31	88.12	621	37.77
40.01 - 45.00	529	99,119,786	22.23	187,372	8.074	82.15	89.78	623	42.70
45.01 - 50.00	779	141,834,659	31.81	182,073	7.992	82.49	91.01	623	47.88
50.01 - 55.00	273	55,904,903	12.54	204,780	7.965	84.59	89.49	617	52.89
Greater than or equal to 55.01	12	2,463,854	0.55	205,321	7.990	84.14	100.00	607	56.83
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Non-Zero Weighted Average Debt Ratio (%):	42.20
Non-Zero Minimum Debt Ratio (%):	3.12
Maximum Debt Ratio (%):	58.91
Standard Deviation (%):	8.83

The Group I Mortgage Loans

Distribution by Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
4.000 - 4.249	1	138,014	0.04	138,014	7.125	80.00	100.00	637	49.86
4.250 - 4.499	4	883,341	0.24	220,835	5.683	78.33	94.69	652	47.92
4.500 - 4.749	11	3,139,065	0.87	285,370	5.868	78.21	84.07	673	45.73
4.750 - 4.999	26	6,659,645	1.85	256,140	6.279	80.64	92.34	679	43.80
5.000 - 5.249	57	12,234,307	3.39	214,637	7.645	82.16	90.95	628	43.77
5.250 - 5.499	110	22,287,805	6.18	202,616	7.351	82.14	93.26	635	42.68
5.500 - 5.749	138	27,756,327	7.69	201,133	7.534	81.13	91.7	629	42.33
5.750 - 5.999	146	30,267,458	8.39	207,311	7.174	80.24	89.35	632	42.37
6.000 - 6.249	127	25,348,615	7.02	199,595	7.495	80.52	91.33	626	44.29
6.250 - 6.499	176	35,597,600	9.86	202,259	7.695	82.46	91.11	625	42.39
6.500 - 6.749	177	36,544,837	10.13	206,468	7.773	81.98	89.11	623	42.20
6.750 - 6.999	193	37,645,334	10.43	195,054	8.047	81.82	88.91	624	41.56
7.000 - 7.249	148	25,819,982	7.15	174,459	8.404	84.33	91.49	615	42.51
7.250 - 7.499	131	21,810,256	6.04	166,491	8.532	83.13	88.63	608	42.07
7.500 - 7.749	158	24,746,538	6.86	156,624	8.802	85.12	89.48	599	40.77
7.750 - 7.999	123	21,799,111	6.04	177,229	8.838	84.79	87.15	602	42.17
8.000 - 8.249	169	27,312,118	7.57	161,610	9.494	84.26	87.04	581	41.41
8.250 - 8.499	2	326,563	0.09	163,281	9.340	95.63	95.63	592	41.76
8.500 - 8.749	2	419,605	0.12	209,803	10.149	100.00	100.00	618	48.59
8.750 - 8.999	2	120,488	0.03	60,244	9.864	80.00	91.39	578	47.83
10.250 - 10.499	1	58,401	0.02	58,401	11.340	90.00	90.00	551	41.49
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Gross Margin (%):	6.603
Minimum Gross Margin (%):	4.125
Maximum Gross Margin (%):	10.340
Standard Deviation (%):	0.900

The Group I Mortgage Loans

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	5	1,114,338	0.31	222,868	5.810	75.57	88.55	679	49.15
5.500 - 5.999	33	8,717,108	2.42	264,155	5.846	79.07	89.92	690	44.09
6.000 - 6.499	64	14,952,951	4.14	233,640	6.343	80.79	91.72	664	42.25
6.500 - 6.999	199	42,608,496	11.81	214,113	6.832	80.15	90.08	643	41.86
7.000 - 7.499	232	46,535,031	12.89	200,582	7.289	81.15	90.28	635	43.61
7.500 - 7.999	399	82,609,330	22.89	207,041	7.773	81.60	90.20	623	42.13
8.000 - 8.499	268	50,505,921	13.99	188,455	8.266	82.97	90.85	616	42.93
8.500 - 8.999	369	63,947,744	17.72	173,300	8.756	84.34	89.39	602	41.70
9.000 - 9.499	153	24,233,321	6.71	158,388	9.268	84.53	88.13	585	42.15
9.500 - 9.999	116	17,551,650	4.86	151,307	9.766	86.52	88.51	573	40.92
10.000 - 10.499	40	5,327,983	1.48	133,200	10.217	83.48	85.86	567	43.06
10.500 - 10.999	19	2,378,348	0.66	125,176	10.631	91.75	92.98	580	41.10
11.000 - 11.499	4	316,447	0.09	79,112	11.354	84.70	84.70	527	39.75
11.500 - 11.999	1	116,743	0.03	116,743	11.600	100.00	100.00	643	44.83
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Minimum Mortgage Rate: (%):	7.985
Minimum Minimum Mortgage Rate (%):	5.075
Maximum Minimum Mortgage Rate (%):	11.600
Standard Deviation (%):	1.030

The Group I Mortgage Loans

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.000 - 11.499	4	842,851	0.23	210,713	5.403	74.15	84.86	694	46.01
11.500 - 11.999	33	8,717,108	2.42	264,155	5.846	79.07	89.92	690	44.09
12.000 - 12.499	63	14,641,364	4.06	232,403	6.340	80.81	91.54	665	42.14
12.500 - 12.999	178	37,276,605	10.33	209,419	6.819	79.75	88.85	647	41.62
13.000 - 13.499	224	44,838,402	12.42	200,171	7.233	80.98	90.02	637	43.34
13.500 - 13.999	338	67,641,319	18.74	200,122	7.721	81.40	88.50	626	41.79
14.000 - 14.499	291	58,380,472	16.18	200,620	8.075	82.74	92.16	616	42.83
14.500 - 14.999	328	58,553,880	16.22	178,518	8.644	84.46	89.68	606	42.22
15.000 - 15.499	222	37,019,324	10.26	166,754	9.004	83.89	90.84	591	42.38
15.500 - 15.999	124	19,461,481	5.39	156,947	9.548	86.05	89.19	576	41.76
16.000 - 16.499	54	7,989,148	2.21	147,947	9.911	83.57	85.83	568	41.82
16.500 - 16.999	31	4,312,388	1.19	139,109	10.313	89.49	92.31	576	42.22
17.000 - 17.499	6	530,456	0.15	88,409	10.482	90.45	90.45	558	41.62
17.500 - 17.999	5	593,868	0.16	118,774	10.882	88.83	88.83	536	40.38
18.500 - 18.999	1	116,743	0.03	116,743	11.600	100.00	100.00	643	44.83
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Maximum Mortgage Rate (%):	14.108
Minimum Maximum Mortgage Rate (%):	11.340
Maximum Maximum Mortgage Rate (%):	18.600
Standard Deviation (%):	1.092

The Group I Mortgage Loans

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	1	119,577	0.03	119,577	9.500	80.00	80.00	502	48.17
1.500	31	5,255,480	1.46	169,532	9.122	86.26	87.05	577	42.82
2.000	3	609,733	0.17	203,244	8.806	89.53	98.43	616	50.41
3.000	1,864	354,240,267	98.15	190,043	7.969	82.38	89.95	620	42.34
5.000	3	690,352	0.19	230,117	7.573	95.17	95.17	616	33.43
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Initial Periodic Cap (%):	2.980
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	5.000
Standard Deviation (%):	0.215

The Group I Mortgage Loans

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	1,871	355,659,929	98.54	190,091	7.971	82.42	89.97	620	42.34
1.500	31	5,255,480	1.46	169,532	9.122	86.26	87.05	577	42.82
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Subsequent Periodic Cap (%):	1.007
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.500
Standard Deviation (%):	0.063

The Group I Mortgage Loans

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
April 2008	1	279,224	0.08	279,224	8.875	67.96	67.96	533	39.94
August 2008	2	280,422	0.08	140,211	8.227	87.45	92.32	568	45.43
September 2008	26	3,962,541	1.10	152,405	8.480	80.45	84.75	603	41.88
October 2008	180	31,972,301	8.86	177,624	8.214	79.67	85.18	612	41.79
November 2008	329	63,016,610	17.46	191,540	8.011	81.25	85.81	610	42.20
December 2008	455	85,124,616	23.59	187,087	8.005	82.19	90.60	611	42.44
January 2009	211	42,017,610	11.64	199,136	8.247	83.40	95.68	605	42.97
February 2009	359	69,746,137	19.32	194,279	7.767	83.94	91.92	639	42.28
March 2009	178	33,673,204	9.33	189,175	7.849	83.14	89.66	635	42.03
September 2009	1	271,214	0.08	271,214	8.499	95.00	95.00	579	44.28
October 2009	18	2,488,976	0.69	138,276	8.701	84.47	90.57	621	42.30
November 2009	41	7,501,056	2.08	182,953	8.223	82.49	85.85	602	43.76
December 2009	31	5,317,416	1.47	171,530	7.879	83.33	90.41	637	41.17
January 2010	15	3,033,173	0.84	202,212	7.907	85.41	93.24	615	45.97
February 2010	25	5,018,088	1.39	200,724	7.993	84.72	92.81	642	43.28
March 2010	8	2,236,249	0.62	279,531	7.297	83.05	89.30	694	47.21
November 2011	1	335,617	0.09	335,617	8.750	85.00	85.00	603	43.90
December 2011	4	1,105,606	0.31	276,401	7.348	85.81	94.84	666	43.91
January 2012	2	379,942	0.11	189,971	7.178	85.67	94.09	618	32.00
February 2012	5	1,031,699	0.29	206,340	6.788	80.52	96.03	669	31.53
March 2012	8	1,653,356	0.46	206,669	6.302	78.01	86.62	699	37.89
December 2016	1	251,852	0.07	251,852	7.625	100.00	100.00	609	35.25
January 2017	1	218,500	0.06	218,500	8.595	95.00	95.00	620	44.40
Total:	1,902	360,915,409	100.00	189,756	7.987	82.48	89.93	620	42.35

Weighted Average Next Rate Adjustment Date:	January 2009
Minimum Next Rate Adjustment Date:	April 2008
Maximum Next Rate Adjustment Date:	January 2017

The Group I Mortgage Loans

Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Florida	258	50,326,064	11.29	195,062	8.119	82.13	85.81	613	41.95
California	168	45,931,962	10.30	273,405	7.514	81.59	91.33	629	43.15
Illinois	189	34,980,550	7.84	185,082	8.262	83.31	90.11	627	42.49
New Jersey	115	28,620,726	6.42	248,876	8.091	83.44	89.01	628	44.90
Arizona	138	26,798,619	6.01	194,193	7.562	81.66	87.64	624	42.13
Maryland	129	26,450,698	5.93	205,044	7.862	81.63	87.96	614	40.90
Virginia	124	21,768,881	4.88	175,555	8.210	82.03	88.12	616	41.55
Washington	102	19,891,626	4.46	195,016	7.574	82.17	92.69	636	43.76
North Carolina	125	18,536,258	4.16	148,290	8.315	83.49	89.23	613	41.63
New York	60	15,065,945	3.38	251,099	7.978	83.05	89.20	612	44.88
Minnesota	68	12,789,004	2.87	188,074	8.171	83.84	92.26	624	43.97
Georgia	81	12,588,785	2.82	155,417	8.218	83.01	90.76	625	38.00
Pennsylvania	81	11,687,290	2.62	144,288	8.332	83.18	86.65	614	40.94
Massachusetts	52	10,245,158	2.30	197,022	8.031	83.76	92.57	621	45.46
Connecticut	44	9,204,701	2.06	209,198	8.122	81.65	86.71	612	44.52
Other	743	101,062,505	22.66	136,020	8.246	83.10	90.31	620	40.82
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	2,372	428,253,801	96.03	180,545	8.028	82.42	89.44	619	42.37
Investment	83	13,829,111	3.10	166,616	8.305	88.62	88.62	671	37.91
Second Home	22	3,865,857	0.87	175,721	8.126	83.57	84.93	630	38.43
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	1,867	326,041,944	73.11	174,634	8.095	82.52	88.94	618	41.66
Planned Unit Development	236	47,367,189	10.62	200,708	7.816	82.65	89.22	622	42.90
Condominium	232	38,986,078	8.74	168,043	7.976	83.65	93.17	627	44.31
Two-to-Four Family	123	30,291,943	6.79	246,276	7.835	82.53	89.40	640	44.28
Town House	17	2,805,215	0.63	165,013	8.179	81.99	91.39	632	40.24
Log Home	2	456,400	0.10	228,200	7.652	78.15	78.15	565	46.90
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	699	90,805,254	20.36	129,907	8.133	82.85	97.18	640	43.15
Refinance - Cashout	1,346	276,532,892	62.01	205,448	8.061	82.33	86.55	611	41.85
Refinance - Rate Term	432	78,610,623	17.63	181,969	7.844	83.42	90.31	633	42.34
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	1,709	289,640,877	64.95	169,480	7.864	83.03	89.01	618	41.73
Stated Documentation	635	131,058,743	29.39	206,392	8.384	81.31	89.05	631	43.06
Limited Documentation	133	25,249,149	5.66	189,843	8.228	84.86	95.25	598	43.13
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Credit Score

Range of Credit Scores	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
500 - 519	24	3,971,458	0.89	165,477	9.686	83.78	83.78	510	42.07
520 - 539	94	16,134,837	3.62	171,647	9.089	77.77	78.05	529	40.60
540 - 559	153	25,055,659	5.62	163,762	9.085	81.49	81.84	549	43.21
560 - 579	199	35,887,190	8.05	180,338	8.561	81.77	82.63	569	42.24
580 - 599	364	60,794,917	13.63	167,019	8.318	81.62	86.62	589	42.31
600 - 619	408	73,427,048	16.47	179,968	8.211	83.65	89.12	609	41.62
620 - 639	439	77,773,982	17.44	177,162	7.845	82.09	92.06	629	42.84
640 - 659	371	69,874,671	15.67	188,341	7.703	83.25	92.52	648	42.46
660 - 679	194	37,761,244	8.47	194,646	7.435	83.56	94.72	668	41.80
680 - 699	105	20,684,266	4.64	196,993	7.333	84.22	93.42	688	41.43
700 - 719	57	10,955,289	2.46	192,198	7.090	86.01	94.05	707	44.47
720 - 739	27	4,506,886	1.01	166,922	7.081	83.34	96.09	728	40.58
740 - 759	17	3,596,020	0.81	211,531	7.256	85.01	92.70	749	39.81
760 - 779	14	3,073,021	0.69	219,502	6.958	79.78	92.04	770	44.33
780 - 799	8	1,720,117	0.39	215,015	7.704	87.99	93.93	788	32.40
800 - 819	3	732,163	0.16	244,054	6.348	82.06	88.39	808	40.16
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

Non-Zero Weighted Average Credit Score:	621
Non-Zero Minimum Credit Score:	500
Maximum Credit Score:	816
Standard Deviation Credit Score:	48

The Group I Mortgage Loans

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	767	136,083,733	30.52	177,423	8.286	83.66	90.64	620	42.78
6	1	154,566	0.03	154,566	10.590	100.00	100.00	588	48.80
12	68	13,561,383	3.04	199,432	8.389	81.62	87.47	625	41.92
18	1	383,829	0.09	383,829	8.550	68.14	68.14	619	43.39
24	1,208	221,570,034	49.69	183,419	7.914	82.13	89.47	619	42.07
30	1	242,592	0.05	242,592	8.590	84.67	84.67	551	47.83
36	431	73,952,632	16.58	171,584	7.874	82.44	87.22	628	41.51
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group I Mortgage Loans

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	2,366	440,941,480	98.88	186,366	7.996	82.43	89.26	621	42.17
2nd Lien	111	5,007,288	1.12	45,111	11.657	99.64	99.64	606	45.07
Total:	2,477	445,948,769	100.00	180,036	8.038	82.63	89.38	621	42.20

The Group II Mortgage Loans

Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
15 Year Fixed	6	545,602	0.18	90,934	8.299	70.42	70.42	650	32.05
20 Year Fixed	2	293,739	0.10	146,870	7.421	67.32	67.32	615	31.11
30 Year Fixed	229	32,232,241	10.84	140,752	8.660	81.05	84.98	625	40.17
30 Year Fixed 5 Year Interest Only	4	834,160	0.28	208,540	7.573	80.00	98.87	644	36.89
30 Year Fixed 10 Year Interest Only	7	2,851,424	0.96	407,346	7.041	81.63	85.64	707	41.65
15/30 Year Fixed (Balloon)	5	360,857	0.12	72,171	11.560	100.00	100.00	686	42.84
30/40 Year Fixed (Balloon)	12	3,280,061	1.10	273,338	8.392	85.19	88.73	619	40.94
30/50 Year Fixed (Balloon)	3	1,385,109	0.47	461,703	8.316	80.90	99.45	631	52.52
2/28 ARM	326	67,066,004	22.56	205,724	8.126	78.50	88.42	622	40.80
2/28 ARM 2 Year Interest Only	1	171,200	0.06	171,200	6.325	80.00	100.00	651	49.97
2/28 ARM 5 Year Interest Only	146	45,462,413	15.29	311,386	7.212	80.08	96.16	657	38.74
2/28 ARM 10 Year Interest Only	21	7,419,400	2.50	353,305	6.982	81.36	96.70	658	36.19
3/27 ARM	34	6,343,300	2.13	186,568	8.289	81.06	89.78	633	41.35
3/27 ARM 3 Year Interest Only	1	280,000	0.09	280,000	5.275	80.00	100.00	647	39.88
3/27 ARM 5 Year Interest Only	9	2,299,628	0.77	255,514	7.099	82.37	98.02	680	41.04
5/25 ARM	3	783,989	0.26	261,330	6.819	66.52	74.22	669	48.92
5/25 ARM 5 Year Interest Only	3	964,036	0.32	321,345	6.846	80.00	100.00	680	47.61
30/40 Year ARM 2/28 (Balloon)	224	67,029,357	22.54	299,238	8.145	80.02	90.37	614	42.54
30/40 Year ARM 3/27 (Balloon)	14	3,894,354	1.31	278,168	8.888	77.39	84.23	608	43.16
30/40 Year ARM 5/25 (Balloon)	3	1,278,467	0.43	426,156	7.338	85.57	98.14	673	45.44
30/50 Year ARM 2/28 (Balloon)	137	47,467,839	15.96	346,481	8.041	80.62	98.97	611	45.33
30/50 Year ARM 3/27 (Balloon)	9	3,363,259	1.13	373,695	8.254	82.27	97.10	625	46.19
30/50 Year ARM 5/25 (Balloon)	2	808,598	0.27	404,299	7.524	90.92	96.36	620	53.06
30/50 Year ARM 10/20 (Balloon)	2	927,384	0.31	463,692	7.008	79.65	99.57	621	43.71
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Gross Mortgage Rates

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	5	1,157,927	0.39	231,585	5.338	80.00	99.84	674	42.00
5.500 - 5.999	17	5,220,682	1.76	307,099	5.886	79.13	97.30	676	36.60
6.000 - 6.499	44	13,241,036	4.45	300,933	6.321	77.42	86.86	667	36.68
6.500 - 6.999	143	42,489,172	14.29	297,127	6.786	78.00	90.96	652	40.71
7.000 - 7.499	135	36,872,306	12.40	273,128	7.279	78.87	93.10	636	40.50
7.500 - 7.999	246	71,671,546	24.10	291,348	7.774	80.15	93.43	633	42.87
8.000 - 8.499	159	41,294,817	13.89	259,716	8.264	79.67	92.41	621	42.43
8.500 - 8.999	162	41,305,819	13.89	254,974	8.745	79.81	90.88	609	42.49
9.000 - 9.499	89	17,367,820	5.84	195,144	9.284	80.31	88.62	596	39.86
9.500 - 9.999	66	12,537,958	4.22	189,969	9.698	83.13	90.31	584	43.59
10.000 - 10.499	24	4,484,800	1.51	186,867	10.214	82.15	84.58	579	42.94
10.500 - 10.999	34	4,714,226	1.59	138,654	10.775	89.43	91.46	596	44.88
11.000 - 11.499	28	2,359,879	0.79	84,281	11.222	99.75	99.75	601	44.22
11.500 - 11.999	10	585,199	0.20	58,520	11.847	96.69	96.69	593	41.35
12.000 - 12.499	17	741,584	0.25	43,623	12.272	100.00	100.00	589	44.83
12.500 - 12.999	23	1,191,768	0.40	51,816	12.730	99.79	99.79	608	43.10
13.000 - 13.499	1	105,880	0.04	105,880	13.140	40.54	40.54	539	27.42
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Weighted Average Gross Mortgage Rate (%):	7.989
Minimum Gross Mortgage Rate (%):	5.275
Maximum Gross Mortgage Rate (%):	13.140
Standard Deviation (%):	1.453

The Group II Mortgage Loans

Distribution by Statistical Cut-off Date Principal Balance

Range of Statistical Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	41	1,605,896	0.54	39,168	11.496	88.45	88.45	595	39.16
50,000.01 - 100,000.00	141	10,749,624	3.62	76,238	9.706	77.90	81.96	606	39.54
100,000.01 - 150,000.00	180	21,925,354	7.37	121,808	8.631	76.41	85.95	614	37.09
150,000.01 - 200,000.00	217	37,863,029	12.73	174,484	7.892	76.51	89.42	627	40.74
200,000.01 - 250,000.00	181	40,285,802	13.55	222,573	7.898	79.61	92.89	625	41.00
250,000.01 - 300,000.00	92	25,070,761	8.43	272,508	7.810	79.73	93.68	625	43.54
300,000.01 - 350,000.00	64	20,700,836	6.96	323,451	7.819	80.44	95.58	627	43.09
350,000.01 - 400,000.00	50	18,894,946	6.35	377,899	7.626	80.39	96.75	641	43.83
400,000.01 - 450,000.00	68	29,195,508	9.82	429,346	8.012	82.04	91.98	626	41.74
450,000.01 - 500,000.00	80	37,966,539	12.77	474,582	7.763	82.33	92.67	630	42.74
500,000.01 - 550,000.00	33	17,374,059	5.84	526,487	8.057	80.27	92.78	623	42.44
550,000.01 - 600,000.00	23	13,216,151	4.44	574,615	7.874	83.45	93.72	631	45.33
600,000.01 - 650,000.00	9	5,631,537	1.89	625,726	7.803	83.88	94.76	644	42.61
650,000.01 - 700,000.00	15	10,193,879	3.43	679,592	7.599	80.55	89.17	647	39.88
700,000.01 - 750,000.00	6	4,335,577	1.46	722,596	7.529	80.56	93.82	662	33.00
750,000.01 - 800,000.00	3	2,332,922	0.78	777,641	7.710	84.97	91.65	629	48.64
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Average Statistical Cut-off Date Principal Balance ($):	247,167.43
Minimum Statistical Cut-off Date Principal Balance ($):	23,955.74
Maximum Statistical Cut-off Date Principal Balance ($):	788,763.06
Standard Deviation ($):	155,967.48

The Group II Mortgage Loans

Distribution by Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 50,000.00	41	1,605,896	0.54	39,168	11.496	88.45	88.45	595	39.16
50,000.01 - 100,000.00	141	10,749,624	3.62	76,238	9.706	77.90	81.96	606	39.54
100,000.01 - 150,000.00	180	21,925,354	7.37	121,808	8.631	76.41	85.95	614	37.09
150,000.01 - 200,000.00	217	37,863,029	12.73	174,484	7.892	76.51	89.42	627	40.74
200,000.01 - 250,000.00	179	39,786,723	13.38	222,272	7.907	79.54	92.86	625	41.07
250,000.01 - 300,000.00	94	25,569,840	8.60	272,020	7.798	79.83	93.71	625	43.39
300,000.01 - 350,000.00	63	20,351,139	6.84	323,034	7.825	80.27	95.68	627	43.12
350,000.01 - 400,000.00	51	19,244,643	6.47	377,346	7.624	80.57	96.63	640	43.79
400,000.01 - 450,000.00	66	28,297,248	9.52	428,746	7.999	81.94	92.20	626	41.55
450,000.01 - 500,000.00	82	38,864,799	13.07	473,961	7.777	82.39	92.49	630	42.85
500,000.01 - 550,000.00	33	17,374,059	5.84	526,487	8.057	80.27	92.78	623	42.44
550,000.01 - 600,000.00	23	13,216,151	4.44	574,615	7.874	83.45	93.72	631	45.33
600,000.01 - 650,000.00	9	5,631,537	1.89	625,726	7.803	83.88	94.76	644	42.61
650,000.01 - 700,000.00	15	10,193,879	3.43	679,592	7.599	80.55	89.17	647	39.88
700,000.01 - 750,000.00	6	4,335,577	1.46	722,596	7.529	80.56	93.82	662	33.00
750,000.01 - 800,000.00	3	2,332,922	0.78	777,641	7.710	84.97	91.65	629	48.64
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Average Original Principal Balance ($):	247,519.93
Minimum Original Principal Balance ($):	23,980.00
Maximum Original Principal Balance ($):	790,500.00
Standard Deviation ($):	156,061.67

The Group II Mortgage Loans

Distribution by Remaining Term to Maturity

Range of Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
171 - 180	11	906,459	0.30	82,405	9.597	82.19	82.19	664	36.35
231 - 240	2	293,739	0.10	146,870	7.421	67.32	67.32	615	31.11
341 - 350	5	738,095	0.25	147,619	6.695	84.62	96.84	643	44.52
351 - 360	1,185	295,404,127	99.35	249,286	7.988	80.04	91.88	627	41.68
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Weighted Average Remaining Term to Maturity (months):	357
Minimum Remaining Term to Maturity (months):	173
Maximum Remaining Term to Maturity (months):	360
Standard Deviation (months):	18

The Group II Mortgage Loans

Distribution by Original Term to Maturity

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
180	11	906,459	0.30	82,405	9.597	82.19	82.19	664	36.35
240	2	293,739	0.10	146,870	7.421	67.32	67.32	615	31.11
360	1,190	296,142,222	99.60	248,859	7.985	80.05	91.90	627	41.69
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Weighted Average Original Term to Maturity (months):	359
Minimum Original Term to Maturity (months):	180
Maximum Original Term to Maturity (months):	360
Standard Deviation (months):	18

The Group II Mortgage Loans

Distribution by Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	14	1,152,546	0.39	82,325	8.403	21.98	21.98	597	33.43
30.01 - 35.00	13	1,622,140	0.55	124,780	7.997	32.31	32.31	606	35.38
35.01 - 40.00	9	975,078	0.33	108,342	8.157	37.60	37.60	620	31.11
40.01 - 45.00	15	2,020,428	0.68	134,695	8.316	42.55	42.55	592	34.47
45.01 - 50.00	22	3,667,061	1.23	166,685	7.929	48.41	48.41	588	33.87
50.01 - 55.00	14	2,382,952	0.80	170,211	7.961	52.88	52.88	585	40.01
55.01 - 60.00	56	10,421,413	3.50	186,097	7.790	58.09	58.33	606	39.62
60.01 - 65.00	3	1,088,560	0.37	362,853	9.855	62.60	62.60	547	45.42
65.01 - 70.00	20	6,121,632	2.06	306,082	7.670	68.65	71.03	603	33.57
70.01 - 75.00	17	5,421,229	1.82	318,896	7.954	74.12	78.33	607	41.22
75.01 - 80.00	691	187,009,132	62.89	270,636	7.737	79.96	98.45	636	42.52
80.01 - 85.00	57	19,464,463	6.55	341,482	8.234	84.56	84.72	596	42.24
85.01 - 90.00	116	33,988,148	11.43	293,001	8.339	89.78	89.96	621	39.73
90.01 - 95.00	31	8,971,499	3.02	289,403	8.437	94.57	94.57	637	43.86
95.01 - 100.00	125	13,036,138	4.38	104,289	10.107	99.92	99.92	625	43.29
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Weighted Average Original Loan-to-Value Ratio (%):	80.05
Minimum Original Loan-to-Value Ratio (%):	11.36
Maximum Original Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	14.33

The Group II Mortgage Loans

Distribution by Original Combined Loan-to-Value Ratios

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Less than or equal to 30.00	14	1,152,546	0.39	82,325	8.403	21.98	21.98	597	33.43
30.01 - 35.00	13	1,622,140	0.55	124,780	7.997	32.31	32.31	606	35.38
35.01 - 40.00	9	975,078	0.33	108,342	8.157	37.60	37.60	620	31.11
40.01 - 45.00	15	2,020,428	0.68	134,695	8.316	42.55	42.55	592	34.47
45.01 - 50.00	22	3,667,061	1.23	166,685	7.929	48.41	48.41	588	33.87
50.01 - 55.00	14	2,382,952	0.80	170,211	7.961	52.88	52.88	585	40.01
55.01 - 60.00	55	10,360,309	3.48	188,369	7.787	58.08	58.08	606	39.66
60.01 - 65.00	3	1,088,560	0.37	362,853	9.855	62.60	62.60	547	45.42
65.01 - 70.00	19	5,687,266	1.91	299,330	7.706	68.82	68.82	601	33.23
70.01 - 75.00	14	4,293,181	1.44	306,656	7.979	73.93	73.93	600	39.43
75.01 - 80.00	43	10,464,837	3.52	243,368	7.612	79.60	79.60	619	36.14
80.01 - 85.00	54	19,167,687	6.45	354,957	8.217	84.55	84.55	597	42.32
85.01 - 90.00	113	33,695,766	11.33	298,193	8.285	89.47	89.76	623	39.75
90.01 - 95.00	71	21,972,372	7.39	309,470	8.260	86.36	94.72	635	42.76
95.01 - 100.00	744	178,792,235	60.13	240,312	7.902	81.39	99.93	636	42.98
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Weighted Average Original Combined Loan-to-Value Ratio (%):	91.84
Minimum Original Combined Loan-to-Value Ratio (%):	11.36
Maximum Original Combined Loan-to-Value Ratio (%):	100.00
Standard Deviation (%):	17.71

The Group II Mortgage Loans

Distribution by Debt Ratio

Range of Debt Ratios (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
0.01 - 30.00	168	35,586,127	11.97	211,822	7.658	76.77	83.65	628	20.85
30.01 - 35.00	106	20,613,774	6.93	194,470	8.020	77.96	88.26	622	32.68
35.01 - 40.00	181	40,312,928	13.56	222,723	7.999	79.42	92.22	628	37.91
40.01 - 45.00	248	63,469,992	21.35	255,927	7.887	79.77	92.85	632	42.82
45.01 - 50.00	385	107,937,890	36.30	280,358	8.196	81.20	94.30	628	47.72
50.01 - 55.00	104	25,811,766	8.68	248,190	7.842	82.14	91.62	618	53.06
Greater than or equal to 55.01	11	3,609,943	1.21	328,177	7.633	86.56	99.11	621	57.02
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Non-Zero Weighted Average Debt Ratio (%):	41.66
Non-Zero Minimum Debt Ratio (%):	3.19
Maximum Debt Ratio (%):	58.89
Standard Deviation (%):	9.66

The Group II Mortgage Loans

Distribution by Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
3.750 - 3.999	1	360,000	0.14	360,000	6.759	80.00	100.00	706	44.40
4.250 - 4.499	4	877,927	0.34	219,482	5.359	80.00	99.79	683	42.68
4.500 - 4.749	5	1,381,199	0.54	276,240	6.380	86.99	100.00	651	46.14
4.750 - 4.999	15	5,060,114	1.98	337,341	6.334	79.72	97.21	689	35.68
5.000 - 5.249	15	4,375,704	1.71	291,714	6.807	81.19	94.16	646	40.78
5.250 - 5.499	47	15,783,753	6.18	335,825	7.100	79.31	93.88	632	40.61
5.500 - 5.749	72	20,094,602	7.86	279,092	7.181	79.10	94.61	638	40.42
5.750 - 5.999	85	24,844,415	9.72	292,287	7.196	77.85	90.99	633	41.85
6.000 - 6.249	66	17,881,217	7.00	270,928	7.632	79.32	94.97	627	43.53
6.250 - 6.499	104	28,597,697	11.19	274,978	7.826	80.78	95.65	627	41.34
6.500 - 6.749	117	33,494,366	13.11	286,277	7.976	79.39	93.22	630	42.09
6.750 - 6.999	96	26,484,174	10.36	275,877	8.106	81.23	93.52	627	43.11
7.000 - 7.249	72	17,386,951	6.80	241,485	8.311	80.06	92.89	620	42.07
7.250 - 7.499	58	16,055,451	6.28	276,818	8.328	80.02	91.28	623	41.86
7.500 - 7.749	64	14,664,731	5.74	229,136	8.653	78.09	89.57	617	44.01
7.750 - 7.999	45	11,763,466	4.60	261,410	8.912	80.42	86.90	601	40.96
8.000 - 8.249	66	15,950,119	6.24	241,668	9.436	82.26	89.69	594	41.82
8.250 - 8.499	2	379,607	0.15	189,803	8.885	51.23	51.23	623	30.84
8.500 - 8.749	1	123,735	0.05	123,735	9.640	95.00	95.00	582	28.08
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85
Weighted Average Gross Margin (%):	6.569
Minimum Gross Margin (%):	3.759
Maximum Gross Margin (%):	8.640
Standard Deviation (%):	0.844

The Group II Mortgage Loans

Distribution by Minimum Mortgage Rate

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
5.000 - 5.499	5	1,157,927	0.45	231,585	5.338	80.00	99.84	674	42.00
5.500 - 5.999	17	5,220,682	2.04	307,099	5.886	79.13	97.30	676	36.60
6.000 - 6.499	33	9,936,122	3.89	301,095	6.309	77.14	89.37	666	34.96
6.500 - 6.999	117	34,324,506	13.43	293,372	6.782	77.83	92.32	647	40.43
7.000 - 7.499	121	33,324,083	13.04	275,406	7.279	79.20	94.42	635	41.32
7.500 - 7.999	216	64,296,589	25.16	297,669	7.771	80.71	94.41	634	42.93
8.000 - 8.499	141	38,914,397	15.23	275,989	8.269	79.83	92.79	620	42.64
8.500 - 8.999	146	38,719,929	15.15	265,205	8.745	79.94	91.51	608	43.07
9.000 - 9.499	69	14,605,065	5.71	211,668	9.278	81.30	91.18	595	40.77
9.500 - 9.999	48	10,491,851	4.11	218,580	9.695	82.67	91.10	582	43.75
10.000 - 10.499	13	2,346,970	0.92	180,536	10.227	80.97	80.97	577	42.60
10.500 - 10.999	9	2,221,107	0.87	246,790	10.728	82.92	85.99	579	45.73
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85

Weighted Average Minimum Mortgage Rate: (%):	7.904
Minimum Minimum Mortgage Rate (%):	5.275
Maximum Minimum Mortgage Rate (%):	10.990
Standard Deviation (%):	1.008

The Group II Mortgage Loans

Distribution by Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
11.000 - 11.499	4	877,927	0.34	219,482	5.359	80.00	99.79	683	42.68
11.500 - 11.999	16	4,945,483	1.94	309,093	5.881	79.09	97.15	679	35.91
12.000 - 12.499	31	9,135,863	3.57	294,705	6.271	76.89	88.62	671	33.41
12.500 - 12.999	103	29,299,896	11.47	284,465	6.770	77.48	91.02	650	40.35
13.000 - 13.499	106	27,852,155	10.90	262,756	7.167	78.71	93.36	640	40.18
13.500 - 13.999	169	48,434,734	18.95	286,596	7.639	79.80	93.20	637	42.15
14.000 - 14.499	159	46,760,549	18.30	294,092	7.987	80.75	93.97	622	43.40
14.500 - 14.999	131	35,949,198	14.07	274,421	8.484	79.69	91.62	612	42.43
15.000 - 15.499	121	29,314,902	11.47	242,272	8.865	81.33	94.25	603	43.26
15.500 - 15.999	50	11,678,804	4.57	233,576	9.395	80.70	92.31	594	43.31
16.000 - 16.499	32	8,192,234	3.21	256,007	9.801	82.53	92.40	584	43.86
16.500 - 16.999	6	1,535,532	0.60	255,922	10.292	83.11	83.50	575	44.49
17.000 - 17.499	3	836,024	0.33	278,675	10.667	83.59	91.02	571	48.33
17.500 - 17.999	4	745,927	0.29	186,482	10.609	94.93	94.93	599	45.77
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85

Weighted Average Maximum Mortgage Rate (%):	14.116
Minimum Maximum Mortgage Rate (%):	11.340
Maximum Maximum Mortgage Rate (%):	17.759
Standard Deviation (%):	1.094

The Group II Mortgage Loans

Distribution by Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	1	343,730	0.13	343,730	8.445	80.00	100.00	583	47.12
1.500	20	5,033,207	1.97	251,660	8.543	89.76	97.14	635	44.30
2.000	1	150,822	0.06	150,822	9.350	99.67	99.67	609	45.49
3.000	911	249,104,084	97.47	273,440	7.893	79.63	92.69	627	41.78
5.000	2	927,384	0.36	463,692	7.008	79.65	99.57	621	43.71
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85

Weighted Average Initial Periodic Cap (%):	2.974
Minimum Initial Periodic Cap (%):	1.000
Maximum Initial Periodic Cap (%):	5.000
Standard Deviation (%):	0.247

The Group II Mortgage Loans

Distribution by Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1.000	915	250,526,021	98.03	273,799	7.892	79.64	92.73	626	41.80
1.500	20	5,033,207	1.97	251,660	8.543	89.76	97.14	635	44.30
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85

Weighted Average Subsequent Periodic Cap (%):	1.010
Minimum Subsequent Periodic Cap (%):	1.000
Maximum Subsequent Periodic Cap (%):	1.500
Standard Deviation (%):	0.072

The Group II Mortgage Loans

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
September 2007	1	171,200	0.07	171,200	6.325	80.00	100.00	651	49.97
October 2007	1	116,502	0.05	116,502	6.850	80.00	80.00	587	39.66
April 2008	1	114,272	0.04	114,272	9.375	100.00	100.00	676	50.00
June 2008	1	189,974	0.07	189,974	8.375	80.00	100.00	607	41.63
July 2008	1	143,104	0.06	143,104	8.445	80.00	100.00	588	33.39
August 2008	13	3,789,281	1.48	291,483	7.924	80.20	95.27	640	45.70
September 2008	32	7,787,482	3.05	243,359	7.969	80.56	90.36	615	44.89
October 2008	80	15,818,005	6.19	197,725	8.291	76.61	86.77	615	40.85
November 2008	141	31,831,099	12.46	225,752	8.005	76.27	88.24	614	40.48
December 2008	256	72,054,563	28.19	281,463	7.942	79.74	93.17	622	42.24
January 2009	120	40,720,120	15.93	339,334	8.118	81.01	98.33	615	44.09
February 2009	156	47,948,989	18.76	307,365	7.515	81.97	94.20	650	40.59
March 2009	53	14,211,623	5.56	268,144	7.590	79.42	89.28	639	36.21
April 2009	1	56,121	0.02	56,121	9.125	100.00	100.00	648	50.00
July 2009	1	155,600	0.06	155,600	10.740	90.00	90.00	580	37.85
August 2009	1	422,788	0.17	422,788	8.495	80.00	95.00	626	47.88
September 2009	5	812,447	0.32	162,489	8.832	91.54	100.00	618	41.05
October 2009	19	3,789,734	1.48	199,460	9.154	85.34	91.09	606	42.42
November 2009	9	2,105,974	0.82	233,997	8.133	78.40	89.82	652	42.05
December 2009	7	1,814,635	0.71	259,234	8.146	76.25	92.61	629	44.62
January 2010	10	2,825,480	1.11	282,548	8.163	82.97	96.13	620	44.70
February 2010	11	3,499,509	1.37	318,137	7.330	74.04	83.62	657	41.69
March 2010	2	418,253	0.16	209,126	7.200	80.00	100.00	682	36.59
December 2011	2	336,580	0.13	168,290	8.480	59.85	72.92	629	44.57
January 2012	3	1,662,609	0.65	554,203	7.348	89.59	96.80	648	50.00
February 2012	6	1,835,901	0.72	305,983	6.722	77.94	93.95	682	47.45
December 2016	1	571,592	0.22	571,592	7.105	79.44	99.31	621	35.12
January 2017	1	355,792	0.14	355,792	6.851	80.00	100.00	620	57.52
Total:	935	255,559,227	100.00	273,325	7.904	79.84	92.82	627	41.85

Weighted Average Next Rate Adjustment Date:	January 2009
Minimum Next Rate Adjustment Date:	September 2007
Maximum Next Rate Adjustment Date:	January 2017

The Group II Mortgage Loans

Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
California	315	106,004,520	35.65	336,522	7.712	80.35	93.67	629	42.16
Florida	174	35,257,632	11.86	202,630	8.288	78.64	90.71	621	42.00
New York	50	18,062,215	6.07	361,244	8.345	81.51	93.84	620	45.65
New Jersey	53	17,836,651	6.00	336,541	8.273	78.63	90.67	642	45.44
Maryland	45	12,608,014	4.24	280,178	7.796	77.66	83.47	620	40.80
Arizona	57	12,588,760	4.23	220,855	7.707	82.73	94.72	635	38.53
Virginia	46	10,976,581	3.69	238,621	8.353	77.61	89.48	623	42.23
Illinois	41	8,890,710	2.99	216,847	8.361	76.87	89.20	635	41.58
North Carolina	44	8,698,514	2.93	197,693	7.870	79.60	90.59	630	41.78
Washington	33	7,908,860	2.66	239,662	7.589	82.94	95.08	641	35.42
Georgia	28	5,254,553	1.77	187,663	8.015	81.10	92.2	630	42.93
South Carolina	28	5,213,982	1.75	186,214	8.223	80.42	87.22	629	39.07
Texas	41	4,969,211	1.67	121,200	8.382	81.88	94.67	623	36.11
Massachusetts	18	4,851,679	1.63	269,538	7.814	79.51	92.52	630	38.99
Tennessee	18	3,349,643	1.13	186,091	7.866	80.05	95.46	635	42.42
Other	212	34,870,894	11.73	164,485	8.222	81.03	89.77	618	39.76
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Primary	1,174	291,858,568	98.16	248,602	7.980	80.06	92.06	627	41.70
Second Home	16	3,820,351	1.28	238,772	8.222	83.65	85.62	630	38.66
Investment	13	1,663,500	0.56	127,962	8.995	68.58	68.58	622	41.39
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Single Family	802	197,250,823	66.34	245,949	7.957	79.75	90.29	625	40.91
Planned Unit Development	162	41,347,441	13.91	255,231	7.901	82.02	95.38	628	43.28
Condominium	166	34,204,528	11.50	206,051	8.178	81.53	96.72	624	42.13
Two-to-Four Family	69	23,811,777	8.01	345,098	8.113	77.66	92.65	649	44.42
Town House	3	471,770	0.16	157,257	7.885	36.98	36.98	613	32.80
Log Home	1	256,080	0.09	256,080	10.490	90.00	90.00	569	54.96
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Purchase	767	168,984,124	56.83	220,318	8.016	81.95	97.71	633	41.50
Refinance - Cashout	369	109,153,001	36.71	295,808	8.030	77.13	83.39	615	42.01
Refinance - Rate Term	67	19,205,294	6.46	286,646	7.519	79.92	88.24	646	41.06
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Full Documentation	613	132,148,432	44.44	215,577	7.788	79.93	89.35	619	39.26
Stated Documentation	500	138,649,173	46.63	277,298	8.198	79.68	93.18	640	43.71
Limited Documentation	88	26,337,136	8.86	299,286	7.883	82.45	97.26	605	43.04
Alternative Documentation	2	207,678	0.07	103,839	9.355	92.70	92.70	586	28.14
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Credit Score

Range of Credit Scores	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
Not Available	1	89,787	0.03	89,787	9.750	75.00	75.00	0	47.54
500 - 519	10	3,180,832	1.07	318,083	9.387	86.78	86.78	509	46.55
520 - 539	40	8,139,338	2.74	203,483	9.280	70.48	70.56	529	38.57
540 - 559	42	8,097,603	2.72	192,800	8.951	69.92	71.04	549	38.81
560 - 579	78	13,146,819	4.42	168,549	8.739	76.61	79.36	569	41.55
580 - 599	170	32,569,857	10.95	191,587	8.441	80.72	91.95	587	42.32
600 - 619	226	56,704,640	19.07	250,905	8.358	80.32	92.16	610	41.96
620 - 639	227	61,627,258	20.73	271,486	7.952	81.10	95.10	628	43.14
640 - 659	197	53,796,265	18.09	273,077	7.554	80.20	94.91	648	41.20
660 - 679	98	29,397,408	9.89	299,974	7.360	81.39	94.36	668	38.98
680 - 699	50	13,120,053	4.41	262,401	7.023	80.53	94.29	688	42.94
700 - 719	35	9,370,704	3.15	267,734	7.463	81.56	91.45	710	41.90
720 - 739	18	4,828,432	1.62	268,246	7.053	81.43	99.01	728	39.21
740 - 759	4	983,188	0.33	245,797	6.998	82.72	91.32	746	43.09
760 - 779	6	1,703,825	0.57	283,971	7.813	80.43	93.73	769	42.63
780 - 799	1	586,411	0.20	586,411	6.640	85.61	85.61	797	37.98
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

Non-Zero Weighted Average Credit Score:	627
Non-Zero Minimum Credit Score:	500
Maximum Credit Score:	797
Standard Deviation Credit Score:	49

The Group II Mortgage Loans

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
None	302	75,325,377	25.33	249,422	8.417	79.73	90.90	625	42.82
6	1	467,800	0.16	467,800	8.455	80.00	100.00	620	45.66
12	51	16,725,349	5.62	327,948	8.148	80.37	93.01	626	43.28
24	674	165,674,470	55.72	245,808	7.808	80.08	93.32	626	41.25
36	152	35,480,692	11.93	233,426	7.710	79.54	86.61	644	40.19
60	23	3,668,733	1.23	159,510	9.307	88.56	88.56	578	42.75
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

The Group II Mortgage Loans

Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Statistical Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Statistical Cut-off Date Principal Balance	Average Statistical Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original Loan-to- Value (%)	Weighted Average Original Combined Loan-to- Value (%)	Weighted Average Credit Score	Weighted Average Debt Ratio (%)
1st Lien	1,105	290,921,490	97.84	263,277	7.910	79.61	91.66	628	41.62
2nd Lien	98	6,420,929	2.16	65,520	11.557	99.87	99.87	606	43.64
Total:	1,203	297,342,419	100.00	247,167	7.989	80.05	91.84	627	41.66

PROSPECTUS
April 27, 2007

HSI Asset Securitization Corporation
Depositor

Asset-Backed Securities
(Issuable in Series)

HSI Asset Securitization Corporation from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust consisting primarily of

•
a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them;

•
pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies; or

•	mortgage-backed securities issued by non-government or non-government sponsored agencies, as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust. The notes of a series will evidence indebtedness of the trust. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

You should consider carefully the risk factors beginning on page 1 of this prospectus and under “Risk Factors” in the related prospectus supplement.

The securities will represent obligations of the issuing entity only and will not represents interests in or obligations of the sponsor, the depositor or any other entity. Neither the depositor nor any of the depositor’s affiliates, including HSBC Holdings plc, HSBC Bank USA, National Association, and HSBC Securities (USA) Inc., will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

HSBC

The date of this prospectus is April 27, 2007

We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

___________________________

This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

-ii-

-iii-

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities	18
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	19
Assets of Trust Are Limited	19
Rating of the Securities Are Limited and May be Withdrawn or Lowered	20
The Securities May Not Be Suitable Investments	21
DEFINED TERMS	21
THE TRUSTS	21
Residential Loans	22
Mortgage Securities	27
Agency Securities	28
Stripped Agency Securities	33
Additional Information Concerning the Trusts	33
USE OF PROCEEDS	36
YIELD CONSIDERATIONS	36
MATURITY AND PREPAYMENT CONSIDERATIONS	38
THE SPONSOR	40
General	41
Securitization Program	41
THE DEPOSITOR	42
THE ISSUING ENTITY	43
AFFILIATIONS	43
RESIDENTIAL LOANS	43
Underwriting Standards	43
Representations by Unaffiliated Sellers; Repurchases	44
Sub-Servicing	45
DESCRIPTION OF THE SECURITIES	45
General	45
Assignment of Assets of the Trust	47
Deposits to the Trust Account	51
Pre-Funding Account	51
Payments on Residential Loans	51
Payments on Mortgage Securities and Agency Securities	52
Distributions	53
Principal and Interest on the Securities	54
The Indices	56
Available Distribution Amount	57
Subordination	58
Advances	60
Statements to Holders of Securities	60
Exchangeable Securities	63
Book-Entry Registration of Securities	65
Collection and Other Servicing Procedures	69
Realization on Defaulted Residential Loans	70
Retained Interest, Administration Compensation and Payment of Expenses	72
Evidence as to Compliance	73
Certain Matters Regarding the Master Servicer, the Depositor and the Trustee	73
Deficiency Events	76
Events of Default	77
Amendment	81
Termination	82
Voting Rights	82
DESCRIPTION OF PRIMARY INSURANCE COVERAGE	82
Primary Credit Insurance Policies	83
FHA Insurance and VA Guarantees	83
Primary Hazard Insurance Policies	85
DESCRIPTION OF CREDIT SUPPORT	87
Pool Insurance Policies	88
Special Hazard Insurance Policies	90
Bankruptcy Bonds	92
Repurchase Bond	93
Reserve Funds	93
Subordination	93
Cross-Support Provisions	93
Letter of Credit	94
Insurance Policies and Surety Bonds	94
Excess Spread	94
Overcollateralization	94
DERIVATIVES	94
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS	96
General	96
Mortgage Loans	97
Cooperative Loans	98
Tax Aspects of Cooperative Ownership	99
Manufactured Housing Contracts Other Than Land Contracts	99
Foreclosure on Mortgages	101
Foreclosure on Cooperative Shares	104

-iv-

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts	105
Rights of Redemption with respect to Residential Properties	106
Notice of Sale; Redemption Rights with respect to Manufactured Homes	106
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders	106
Junior Mortgages	109
Consumer Protection Laws	109
“High Cost” Loans and Predatory Lending Laws	111
Enforceability of Certain Provisions	111
Prepayment Charges and Prepayments	112
Subordinate Financing	113
Applicability of Usury Laws	113
Alternative Mortgage Instruments	114
Environmental Legislation	114
Servicemembers Civil Relief Act and the California Military and Veterans Code	116
Forfeiture for Drug, RICO and Money Laundering Violations	116
FEDERAL INCOME TAX CONSEQUENCES	117
General	117
REMICs	118
General	118
Taxation of Owners of Regular Securities	121
Taxation of Owners of Residual Securities	130
Taxes That May Be Imposed on the REMIC Pool	138
Liquidation of the REMIC Pool	139
Administrative Matters	140
Limitations on Deduction of Certain Expenses	140
Taxation of Certain Foreign Investors	141
Backup Withholding	143
Reporting Requirements	143
Tax Treatment of Exchangeable Securities	144
Grantor Trusts	147
Classification of Grantor Trusts	147
Standard Securities	147
Stripped Securities	150
Reporting Requirements and Backup Withholding	154
Partnership Trusts	154
Classification of Partnership Trusts	154
Characterization of Investments in Partnership Securities and Debt Securities	155
Taxation of Holder of Debt Securities	155
Taxation of Owners of Partnership Securities	156
Reportable Transactions	160
STATE AND OTHER TAX CONSEQUENCES	161
ERISA CONSIDERATIONS	161
General	161
The Underwriter Exemption	162
Additional Considerations for Securities which are Notes	166
Additional Fiduciary Considerations	167
LEGAL INVESTMENT	168
PLAN OF DISTRIBUTION	169
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	171
LEGAL MATTERS	171
FINANCIAL INFORMATION	172
STATIC POOL INFORMATION	172
ADDITIONAL INFORMATION	173
REPORTS TO SECURITYHOLDERS AND TO THE SEC	173
RATING	173
GLOSSARY OF TERMS	A-1
ANNEX I	I-1

-v-

Important Notice about Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

(1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

(2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

________________________________

If you require additional information, the mailing address of our principal executive offices is HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the telephone number is (212) 525-4010.

-vi-

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

The single family mortgage loans assigned and transferred to a trust may include mortgage loans underwritten in accordance with the underwriting standards for “non-conforming credits.” These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

A mortgage loan made to a “non-conforming credit” means a residential loan that is:

•
ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

•	made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

•	made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

Mortgage loans made to borrowers who are characterized as “non-conforming credits” may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to “non-conforming credits” are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See “Residential Loans — Underwriting Standards” in this prospectus.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Residential Loans—Underwriting Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Assets of the Trust May Include Delinquent and Sub-Performing Residential Loans

The assets of the trust may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust could increase the risk that you will suffer losses because:

•	the rate of defaults and prepayments on the residential loans could increase; and

•	in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

See “The Trusts — Residential Loans” in this prospectus.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•	“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•
“interest-only” mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments. In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid. Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See“—Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See“—Risks Associated with Mortgage Loans Providing for Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Recently, the Subprime Mortgage Loan Market has Experienced  Increasing Levels of Delinquencies and Defaults

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. In light of the foregoing, you should consider the heightened risk associated with purchasing the offered securities, and that your investment in the securities may perform worse than you anticipate.

Risks Associated with Mortgage Loans Providing for Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage rate.

If applicable, the presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also“—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Liquidation Proceeds May Be Less than Mortgage Values; Delay In Receipt of Liquidation Proceeds

Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

•	an overall decline in the residential real estate market in the areas in which the residential properties are located;

•	a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

•	a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

•	foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

•
foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

•	in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

•	incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

•	incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Applicable state laws generally:

•	regulate interest rates and other charges;

•	require certain disclosures; and

•	require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

•	may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

•	may entitle the borrower to a refund of amounts previously paid; and

•	could subject the master servicer to damages and administrative sanctions.

See “Certain Legal Aspects of Residential Loans” in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

A borrower’s obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower’s loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

•	the related trust, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

•
if a default occurs under an unsecured home improvement contract, the related trust will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower;

•
in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower’s obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower’s assets made available to pay the amount due and owing to the related trust as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

•	the borrower may not demonstrate the same degree of concern over performance of the borrower’s obligations as if these obligations were secured by the real estate owned by the borrower.

Special Default Risk of Junior Lien Mortgage Loans

If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by junior liens on the related mortgaged properties, these junior lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Default Risk on High-Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Risks Relating to Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•	Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•
Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•
Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•
Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Borrower May Be Unable to Make Balloon Payment

Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on its ability to:

•	timely refinance the loan; or

•	timely sell the related residential property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related residential property;

•	the financial condition of the borrower; and

•	the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Environmental Risks
Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an “owner or operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust there would be an increased risk that you might not receive all payments to which you are entitled. See “Certain Legal Aspects of Residential Loans — Environmental Legislation” in this prospectus.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•
The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•
The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•
To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield Considerations” and“Maturity and Prepayment Considerations” in this prospectus and “Prepayment and Yield Considerations” in the prospectus supplement.

Credit Enhancement Is Limited in Amount and Coverage

Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See “Description of Credit Support” in this prospectus.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities. See “Description of Primary Insurance Coverage — Primary Credit Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected. See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•	in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

•	in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Yield Is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust. In particular, variations on this rate will include:

•	the extent of prepayments of the residential loans and, in the case of mortgage securities and agency securities, the underlying loans, comprising the trust;

•	the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

•	the exercise of any right of optional termination; and

•	the rate and timing of payment defaults and losses incurred with respect to the assets of the trust.

Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust. These repurchases may lead to prepayments of principal. Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur. The rate of prepayment of the residential loans comprising or underlying the assets of the trust may affect the yield to maturity on your securities. See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

The rate of prepayments is influenced by a number of factors, including:

•	prevailing mortgage market interest rates;

•	local and national interest rates;

•	homeowner mobility; and

•	the ability of the borrower to obtain refinancing.

Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See “Description of the Securities — Distributions” and “— Principal and Interest on the Securities” in this prospectus.

Originators and Servicers May Be Subject to Litigation of Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers’ Collection Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the master servicer or the servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments. See “Description of the Securities — Collection and Other Servicing Procedures” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or a Servicer

If the master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities. See “Description of the Securities — Collection and Other Servicing Procedures” in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Mortgage Loans

The residential loans may also be subject to federal laws, including:

•	the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

•
the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent. This Act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

•	impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

•	impose specific statutory liabilities on creditors who fail to comply with their provisions; and

•	affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The Home Improvement Contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

•	protect the homeowner from defective craftsmanship or incomplete work by a contractor;

•	permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•
subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See “Certain Legal Aspects of Residential Loans” in this prospectus.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to the seller, from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

•
the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

•
your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

•
you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities— Book-Entry Registration of Securities” in this prospectus.

Assets of Trust Are Limited

The trust for your series constitutes the sole source of payment for your securities. The trust will consist of, among other things:

•	payments with respect to the assets of the trust; and

•	any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

•	all payments due on the securities of your series;

•	adequate provision for future payments on certain classes of securities; and

•	any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust assets.

The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Unless otherwise specified in the related prospectus supplement, although the sponsor, in its capacity as seller, may, in its sole discretion, repurchase or substitute for defective loans, in the event an unaffiliated seller is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of such unaffiliated seller to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur.

We cannot assure you that the market value of the assets of the trust or any other assets of a trust will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

•	the adequacy of the value of the assets of the trust;

•	any credit enhancement with respect to the class; and

•	the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

•	the likelihood that principal prepayments on the related residential loans will be made;

•	the degree to which prepayments might differ from those originally anticipated; or

•	the likelihood of early optional termination of the series of securities.

You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

•	the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

•	the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

•	if in the judgment of the rating agency, circumstances in the future so warrant;

•	any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series; or

•	an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

•	that the historical data supporting the actuarial analysis will accurately reflect future experience;

•	that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

•	that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See “Rating” in this prospectus.

A rating agency’s withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, hybrid loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

DEFINED TERMS

We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus either upon the terms first use or under the caption “Glossary of Terms” in this prospectus on page A-1.

THE TRUSTS

Generally, unless otherwise specified in the related prospectus supplement, the depositor will select each asset of the trust from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, based on certain factors, which may include from time to time:

•	the related loan-to-value ratio;

•
the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the depositor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•	the related borrower’s credit score;

•	the related borrower’s debt-to-income ratio; or

•	whether it is discovered that there are any material documentation defects related to the mortgage loan.

Residential Loans

The residential loans may consist of any combination of:

•	Mortgage loans secured by first or junior liens on one -to four-family residential properties;

•	Multifamily Loans;

•	Home Improvement Contracts;

•	Home Equity Loans;

•	Cooperative Loans; or

•	Manufactured Housing Contracts.

The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

(1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

(2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

(3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

(4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

(5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

(6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan; or

(7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower’s option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity.

The index applicable to any adjustable rate loan will be the six-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation, or any other index or indices as described in this prospectus or the prospectus supplement.

The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

The related prospectus supplement may specify that the assets of a trust will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. A trust will not contain any non-performing residential loans as of the related Cut-Off Date.

Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

•	detached and attached dwellings;

•	townhouses;

•	rowhouses;

•	individual condominium units;

•	individual units in planned-unit developments; and

•	individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

•	If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes; and

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust as holder of the junior lien receives any payments in respect of the mortgage loan.

If a servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

•
In order for the debt related to the mortgage loan included in the trust to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

•
If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

•	the risk of loss if the deficiency judgment is not realized on; and

•	the risk that deficiency judgments may not be available in certain jurisdictions.

•	In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

The related prospectus supplement may specify that the Multifamily Loans:

•	contain a Lockout Period;

•	prohibit prepayments entirely; or

•	require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a “manufactured home” is defined as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term “manufactured home” shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See “The Trusts — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

•	an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the “buydown funds”); and

•	investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See “Residential Loans — Underwriting Standards” in this prospectus.

FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

There are two primary FHA insurance programs that are available for Multifamily Loans:

•
Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

•
Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended. The Servicemen’s Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

•	Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

(1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus

(2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

•
Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender’s consent.

We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See “Description of the Securities” and “Description of Credit Support” in this prospectus.

Mortgage Securities

The related prospectus supplement may specify that the trust underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may evidence interests in, or be collateralized by, residential loans, agency securities or other mortgage securities as described in this prospectus and in the related prospectus supplement.

The mortgage securities either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the mortgage securities: (1) neither the issuer of the mortgage securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage securities and the related series of securities to be issued; (2) neither the issuer of the mortgage securities nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the mortgage securities without registration under the Securities Act of 1933, as amended. If the issuer of the mortgage securities is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the issuer of the mortgage securities. The issuer of the mortgage securities generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the issuer of the mortgage securities may be one of our affiliates where the mortgage securities have been previously registered under the Securities Act of 1933, as amended or the mortgage securities themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the issuer of the mortgage securities generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The issuer of the mortgage securities will not generally have guaranteed any of the assets conveyed to the related trust or any of the mortgage securities issued under the underlying pooling and servicing agreement or trust agreement, as applicable. Additionally, although the mortgage loans underlying the mortgage securities may be guaranteed by an agency or instrumentality of the United States, the mortgage securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the mortgage securities and the basis on which the market price was determined. Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust that includes mortgage securities, the related prospectus supplement will include a description of:

•	the mortgage securities;

•	any related credit enhancement;

•	the residential loans underlying the mortgage securities;

•	any other residential loans included in the trust relating to the series; and

•	the market price of the mortgage securities and the basis on which the market price was determined.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

Agency Securities

The agency securities will consist of any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates. Each GNMA Certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust including GNMA Certificates will set forth additional information regarding:

•	the GNMA guaranty program;

•	the characteristics of the pool underlying the GNMA Certificates;

•	the servicing of the related pool;

•	the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

•	other relevant matters with respect to the GNMA Certificates.

Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder’s proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates’ pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder’s proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

GNMA will have approved the issuance of each of the GNMA Certificates included in a trust in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

•	collecting payments from borrowers and remitting the collections to the registered holder;

•	maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

•	maintaining primary hazard insurance; and

•
advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

The GNMA Certificates included in a trust may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

•	must meet the applicable standards of the Fannie Mae purchase program;

•	is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

•	is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust including Fannie Mae Certificates will set forth additional information regarding:

•	the Fannie Mae program;

•	the characteristics of the pool underlying the Fannie Mae Certificates;

•	the servicing of the related pool;

•	payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

•	other relevant matters with respect to the Fannie Mae Certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

The Fannie Mae Certificates included in a trust may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust including Freddie Mac Certificates will set forth additional information regarding:

•	the Freddie Mac guaranty program;

•	the characteristics of the pool underlying the Freddie Mac Certificate;

•	the servicing of the related pool;

•	payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

•	other relevant matters with respect to the Freddie Mac Certificates.

Except as described below with respect to Stripped Agency Securities:

•
Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

•
Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share. Freddie Mac’s guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

•
Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

•	foreclosure sale;

•	payment of the claim by any mortgage insurer; and

•	the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

The Freddie Mac Certificates included in a trust may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

•	an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

•
in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

•	additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

•	the payments of principal and interest on the Stripped Agency Securities and

•	other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trusts

Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans, mortgage securities or agency securities contained in the related trust, including, but not limited to:

•	the original principal balance of the assets of the trust;

•	the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust as of the applicable Cut-Off Date;

•	the types and percentages of related residential properties—e.g.,

•	one- to four-family dwellings,

•	multifamily residential properties,

•	shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

•	condominiums and planned-unit development units,

•	vacation and second homes, and

•	new or used manufactured homes;

•	the range of original terms to maturity;

•	the range of outstanding principal balances;

•	the earliest origination date and latest maturity date;

•	with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

•	the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

•	the interest rates or range of interest rates borne by the residential loans or residential loans underlying the mortgage securities or agency securities;

•	the geographical distribution of the residential properties on a state-by-state basis;

•
with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans;

•	the delinquency status as of the Cut-Off Date;

•
with respect to adjustable rate loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

•
whether the loan provides for an interest only period and whether the principal balance of that Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan.

•	if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the loans;

•	the range of ages or seasoning of the loans, including the weighted average thereof;

•	the weighted average term-to-stated maturity of the loans and the range of remaining terms-to-stated maturity;

•	the servicer distribution, if different servicers are servicing the loans;

•	the amortization period;

•	the purpose of the loans (e.g. whether a purchase or refinance);

•	the range of loan-to-value ratios for the loans and if applicable, combined loan-to-value ratios;

•	the intended use of the loan;

•	the percentage of loans (by outstanding principal balance as of the Cut-Off Date) that are not covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond relating to the loans;

•	the number and range of any prepayment premiums or any other similar fees;

•	the originator distribution, if more than one originator originated the loans in the trust;

•	the level and type of origination documentation provided for the loans.

•	the range of credit scores applicable to the borrowers of the related loans; and

•	information as to the payment characteristics of the residential loans.

If specific information respecting the assets of the trust is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

The depositor will cause the residential loans comprising each trust, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See “Residential Loans” and “Description of the Securities” in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See “Description of the Securities — Assignment of Assets of the Trust” in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases”; “— Sub-Servicing” and “Description of the Securities — Assignment of Assets of the Trust.” In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under “Description of the Securities — Advances” or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The depositor will cause the mortgage securities or agency securities comprising each trust to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of mortgage securities or agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the mortgage securities or agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on mortgage securities or agency securities to which the trust is entitled will be made directly to the trustee.

The trustee will administer the assets comprising any trust including mortgage securities or agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The mortgage securities or agency securities and any moneys attributable to distributions on the mortgage securities or agency securities, as applicable, will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the mortgage securities or agency securities to the holders of the related securities without deduction, other than for:

•	any applicable trust administration fee payable to the trustee,

•	certain expenses of the trustee, if any, in connection with legal actions relating to the mortgage securities or agency securities,

•	any applicable withholding tax required to be withheld by the trustee and

•	as otherwise described in the related prospectus supplement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to purchase the related assets of the trust;

•	to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust;

•	to establish any Reserve Funds or other funds described in this prospectus and specified in the related prospectus supplement; and

•	to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust for a series may be effected by an exchange of securities with the seller of the assets of the trust.

YIELD CONSIDERATIONS

The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust is calculated—generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

•	in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

•	in later months in the case of mortgage securities or agency securities; or

•	in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of mortgage securities or agency securities are entitled to a full month’s interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

•	payments to senior lienholders,

•	legal fees and costs of legal action,

•	real estate taxes, and

•	maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

•	limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

•	entitle the borrower to a refund of amounts previously paid, and

•	subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the assets in a given trust may vary depending on the type of residential loans or the residential loans underlying the mortgage securities or agency securities included in the trust. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust. The related prospectus supplement may specify that the residential loans or residential loans underlying the mortgage securities or agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the mortgage securities or agency securities will affect the life of the related securities.

The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the mortgage securities or agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

It is unlikely that prepayment of the assets of the trust will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

•	homeowner mobility;

•	economic conditions;

•	enforceability of due-on-sale clauses;

•	market interest rates and the availability of funds;

•	the existence of lockout provisions and prepayment penalties;

•	the inclusion of delinquent or sub-performing residential loans in the assets of the trust;

•	the relative tax benefits associated with the ownership of property; and

•	in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust, the assets of the trust are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust.

Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

•	the amounts of the underlying senior mortgage loans;

•	the interest rates on the underlying senior mortgage loans;

•	the use of first mortgage loans as long-term financing for home purchase; and

•	the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

•	home improvement;

•	education expenses; and

•	purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

In addition, acceleration of payments on the residential loans or residential loans underlying the mortgage securities or agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain “due-on-sale” provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, “due-on-sale” clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

In addition, Multifamily Loans may contain “due-on-encumbrance” clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a “due-on-sale” or “due-on-encumbrance” clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender’s right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

With respect to a series of securities evidencing interests in a trust including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Description of the Securities — Collection and Other Servicing Procedures” and “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “—Prepayment Charges and Prepayments” in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also “Description of the Securities — Termination” in this prospectus for a description of the possible early termination of any series of securities. See also “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities — Assignment of Assets of the Trust” in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

With respect to a series of securities evidencing interests in a trust including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

In addition, the mortgage securities included in the trust may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

THE SPONSOR

HSBC Bank USA, National Association is a national banking association and, unless otherwise indicated in the related prospectus supplement, will act as sponsor.

General

The sponsor is the principal subsidiary of HSBC USA Inc. (“HSBC USA”), a New York state-based bank holding company registered under the Bank Holding Company Act of 1956, as amended. HSBC USA had its origin in Buffalo, New York in 1850 as The Marine Trust Company, which later became Marine Midland Banks, Inc. In 1980, The Hongkong and Shanghai Banking Corporation (now HSBC Holdings plc (“HSBC Holdings”)) acquired 51 percent of the common stock of Marine Midland Banks, Inc. and the remaining 49 percent in 1987. In December 1999, HSBC Holdings acquired Republic New York Corporation and merged it with HSBC USA. The address of the sponsor’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).

HSBC USA and the sponsor are indirect wholly owned subsidiaries of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings’ ordinary shares are listed or admitted to trading on the London Stock Exchange, and are listed on the Hong Kong Stock Exchange, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange, and its American depository. The shares are listed on the New York Stock Exchange in the form of American Depositary Shares.

The sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of the Currency. The sponsor’s deposits are insured by the FDIC up to applicable limits. The sponsor’s domestic operations are primarily in New York State. The sponsor also has banking branch offices and/or representative offices in Florida, California, New Jersey, Delaware, Pennsylvania, Washington, Oregon, Massachusetts, Virginia and Washington, D.C. In addition to its domestic offices, the sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The sponsor offers a full range of commercial banking products and services to individuals, including high net worth individuals, small businesses, corporations, institutions and governments. The affiliation with HSBC Holdings enables the sponsor to offer its three million customers access to global markets and services. In turn, the sponsor plays a role in the delivery and processing of other HSBC products. The sponsor also has mortgage banking operations and is an international dealer in derivative instruments denominated in U.S. dollars and other currencies, focusing on structuring transactions to meet client needs, as well as for proprietary purposes.

Securitization Program

The sponsor has not generally been directly engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

Pursuant to a service level agreement between the sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the “Service Provider”), the sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the “Mortgage Assets”) through wholesale and retail channels. Such mortgage loans are originated pursuant to such third party originator’s independent underwriting criteria. Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Mortgage Assets are sold by the sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Mortgage Assets or secured by the Mortgage Assets. The sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Mortgage Assets. If it is later determined the Mortgage Assets fail to conform to the specified representations and warranties, the sponsor may have an obligation to repurchase such Mortgage Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Mortgage Assets. To mitigate these risks, however, the sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Mortgage Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

The sponsor has participated in the securitization of residential mortgage loans since 2005. No events of default or early amortization events, or other trigger events based on pool performance, have occurred in any of the sponsor’s prior securitization transactions. Neither the sponsor nor any of its affiliates are engaged in the servicing of securitization assets or in the retention of any servicing rights in any of the sponsor’s prior securitization transactions.

The sponsor has in the past and may in the future provide warehouse financing to a third party originator of Mortgage Assets, which Mortgage Assets may eventually be included in one or more of the sponsor’s securitized pools.

The sponsor does not rely on the securitization program as a material source of funds.

THE DEPOSITOR

The depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005. The principal office of the depositor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119. The depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

Since its incorporation, the business operations of the depositor have been limited to the acquisition of residential mortgage loans from the sponsor and the sale and pooling of such loans by the depositor through the creation of one or more securitization trusts, which trusts, in exchange for the mortgage loans, issue mortgage pass-through certificates or notes evidencing an interest in, or secured by a pledge or assignment of, such mortgage loan assets.

It is expected that the depositor’s future business operations will be limited to the acquiring and pooling of residential mortgage loans and securities, offering agency securities or other mortgage-or assets-related securities, and related activities. The depositor does not have, nor is it expected in the future to have, any significant assets.

After the sale and pooling of mortgage loan assets and other related securities to a securitization trust in exchange for the issuance of mortgage-backed securities issued by such entity, the depositor may be required (to the extent specified in the related securitization documents) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases”;

•
to make all initial filings establishing or creating a security interest over the mortgage loans and other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the Loans and any such related assets;

•
if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and other yield supplement agreements in the event the applicable derivative instrument issued in the related securitization transaction is terminated early;

•	to prepare and file certain reports required under the Securities Exchange Act of 1934, as amended;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related securitization agreements; and

•	to provide the applicable trustee, securities administrator and master servicer with any information such entities may reasonably require to comply with the terms of the securitization agreements.

Generally, however, it is expected that certain of the above functions will be performed by the depositor’s agents or one or more of the securities administrator and the master servicer in accordance with the related pooling and servicing agreements and related securitization agreements, as described in the related prospectus supplement.

THE ISSUING ENTITY

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the pooling and servicing agreement and formed under the laws of the State of New York or as a statutory trust created under a trust agreement and formed under the laws of the State of Delaware (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and if described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

AFFILIATIONS

The depositor is a wholly owned indirect subsidiary of HSBC Bank USA, National Association which, unless otherwise specified in the related prospectus supplement, will act as sponsor. If so provided in the related prospectus supplement, an affiliate of the sponsor may also act as servicer or subservicer and may be one of the originators. Any such affiliations, and any affiliations with a trustee, a significant obligor, an enhancement or support provider or any other material parties, if any, will be described, to the extent applicable, in the related prospectus supplement.

RESIDENTIAL LOANS

Underwriting Standards

The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

•
that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	if the trust includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

•
if the trust includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

•	that the residential property was free from damage and was in good repair;

•	that there were no delinquent tax or assessment liens against the residential property;

•	that each residential loan was current as to all required payments; and

•	that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

•	the unpaid principal balance of the residential loans;

•
unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer’s servicing fee is calculated if the sub-servicer is the purchaser; and

•	if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

Neither the sponsor, the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under any sub-servicing agreement.

DESCRIPTION OF THE SECURITIES

General

The certificates of each series evidencing interests in a trust will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuing entity will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuing entity is an owner trust, the ownership of the trust will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust will consist of:

•	residential loans, including any mortgage securities or agency securities, exclusive of

•	any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest (“Retained Interest”) and

•	principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

•	funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

•	with respect to trusts that include residential loans:

•
property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

•	any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

•	any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

•	the rights of the trustee to any cash advance reserve fund or surety bond as described under “—Advances” in this prospectus;

•	if specified in the related prospectus supplement, the reserve fund; and

•	any other assets described in this prospectus and specified in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of any combination of:

•
one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

•	one or more classes of securities (or components thereof) which will be entitled to:

•	principal distributions, with disproportionate, nominal or no interest distributions; or

•	interest distributions, with disproportionate, nominal or no principal distributions;

•
two or more classes of securities (or components thereof) that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities;

•
one or more classes of securities consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating rate, accrual, accretion directed, interest-only, principal-only or planned amortization payment characteristics. The component securities may be subordinate or senior securities; or

•	other types of classes of securities (or components thereof), as described in this prospectus and specified in the related prospectus supplement.

Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See “—Principal and Interest on the Securities” in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust

At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust or mortgage securities included in the related trust to be assigned to the trustee. The residential loan, mortgage security or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust. Each asset of the trust will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

•	information as to the outstanding principal balance of each trust asset after application of payments due on or before the Cut-Off Date;

•	the maturity of the mortgage note, cooperative note, Manufactured Housing Contract, mortgage securities or agency securities;

•	any Retained Interest, with respect to a series of securities evidencing interests in a trust including mortgage securities or agency securities;

•	the pass-through rate on the mortgage securities or agency securities;

•	and with respect to a series of securities evidencing interests in residential loans, for each loan:

•	information respecting its interest rate;

•	its current scheduled payment of principal and interest;

•	its Loan-to-Value Ratio; and

•	certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

•	the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS® System;

•
the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

•	an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

•	as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

•
with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

•	with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee’s ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee’s interest in the contracts could be defeated.

Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

•	the related cooperative note;

•	the original security agreement;

•	the proprietary lease or occupancy agreement;

•	the related stock certificate and related stock powers endorsed in blank; and

•	a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee’s interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

•	the original Manufactured Housing Contract endorsed to the order of the trustee; and

•	if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust.

Mortgage Securities and Agency Securities. Mortgage securities and agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the mortgage securities or agency securities to which the trust is entitled will be made directly to the trustee.

Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” or, in certain cases, substitute for the residential loan.

We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Conveyance of Subsequent Loans. With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related agreement;

•	the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants.

Assignment of Depositor’s Rights with Respect to Representations and Warranties. At the time of issuance of the securities of a series, the depositor will assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by each Unaffiliated Seller in respect of the loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “Residential Loans — Representations by Unaffiliated Sellers; Repurchases.”

Deposits to the Trust Account

The master servicer or the trustee shall, as to each trust, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the funding period. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. In addition, no more than 50% of the proceeds of the offering of a particular series of securities may be used to fund the pre-funding account.

Prior to the application of amounts on deposit in a pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “Description of the Securities — Deposits to the Trust Account” for a description of the types of eligible investments that may be permitted under the applicable agreements. Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the loans included in the related trust as of the closing date, subject to the exceptions stated in the related prospectus supplement.

Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

(1) all payments on account of principal, including principal prepayments, on the residential loans;

(2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

(3) all proceeds of

•
any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and

•
any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies;

(4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

(5) any advances made as described under “—Advances” in this prospectus;

(6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under “—Subordination” in this prospectus;

(7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases,” exclusive of any Retained Interest applicable to the loan;

(8) all proceeds of any residential loan repurchased as described under “—Termination” in this prospectus;

(9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Coverage — Primary Hazard Insurance Policies” in this prospectus;

(10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

(11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

(12) any distributions received on any mortgage securities included in the related trust.

Payments on Mortgage Securities and Agency Securities

The mortgage securities or agency securities included in a trust will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the mortgage securities or agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related mortgage securities or agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

Distributions will be made either:

•
by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

•	by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

The rate of payments on the assets of the trust for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust. See “Maturity and Prepayment Considerations” in this prospectus. In addition, substantial losses on the assets of the trust in a given period, even though within the limits of the protection afforded by the instruments described under “Description of Credit Support,” in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

•	substantial payments of principal on the assets of the trust,

•	low rates then available for reinvestment of payments on assets of the trust,

•	substantial Realized Losses or

•	some combination of the foregoing, and

•	based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

If the security interest rate of an adjustable-rate security is determined based upon an index, the index will be one of the following:

•	CMT;

•	CODI;

•	COFI;

•	COSI;

•	Fed Funds Rate;

•	FHLB Index;

•	GBP LIBOR;

•	LIBOR;

•	LIBORSWAP;

•	MTA;

•	National Average Contract Mortgage Rate;

•	National Monthly Median COFI;

•	Prime Rate;

•	SIBOR;

•	SWAPLIBOR; and

•	T-Bill.

Each of these indices is described in more detail under “—The Indices” below.

Some classes of securities will not be entitled to interest payments.

With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See “—Distributions—Final Distribution Date” in this prospectus.

Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust and other assets included in the related trust. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust that includes residential loans, by the amount of any Realized Losses allocated to the securities.

Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust as of the applicable Cut-Off Date.

The aggregate of the initial Cash Flow Values of the assets of the trust included in the trust for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

•	the decline in the aggregate Cash Flow Values of the assets of the trust during the related Due Period, calculated in the manner prescribed in the related agreement; minus

•
with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under “Description of Credit Support” in this prospectus, the portion of the Cash Flow Value of the assets of the trust corresponding to the Realized Loss.

Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

The Indices

The adjustable or variable index applicable to any security may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

Available Distribution Amount

As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the “Available Distribution Amount” which consists of the following amounts:

(1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

(2) any principal and/or interest advances made with respect to the distribution date, if applicable;

(3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See “Description of Credit Support — Special Hazard Insurance Policies” in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust in excess of the Available Subordination Amount.

Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

The related prospectus supplement, with respect to any series of securities evidencing interests in a trust that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See “Description of Credit Support” in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust includes mortgage securities, the master servicer’s advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

(1) any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

(2) the amount of cashflows received and the sources thereof for distributions, fees and expenses;

(3) the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

(4) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

(5) the amount of the distribution, if any, allocable to interest;

(6) the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

(7) the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

(8) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

(9) if applicable, the aggregate amount, terms and general purpose of any advances included in this distribution, including the general use of funds advanced and the general source of funds for reimbursements, and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

(10) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(11) the number and aggregate principal balance of any residential loans in the related trust (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

(12) with respect to any Subsequent Loans, if applicable, the number and aggregate scheduled principal balance of any such loans included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account;

(13) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

(14) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(15) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

(16) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

(17) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

(18) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(19) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

(20) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(21) the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

(22) any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

(23) delinquency and loss information for the distribution period with respect to the assets in the trust;

(24) the beginning and ending balances of the trust account, reserve fund or other transaction account and any material account activity during the related period;

(25) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

(26) information with respect to material breaches of pool asset representations or warranties or transaction covenants;

(27) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

(28) information regarding any changes to the trust assets, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

(29) the amounts on deposit in any Pre-Funding Account;

(30) information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional trust assets acquired during a pre-funding or revolving period or in connection with a substitution; and

(31) with respect to any series of securities as to which the trust includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are Exchangeable Securities. In any of these series, the holders of one or more of the classes of Exchangeable Securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of Exchangeable Securities for proportionate interests in one or more other specified classes of Exchangeable Securities in such series.

If a series includes Exchangeable Securities as described in the related prospectus supplement, all of these classes of Exchangeable Securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Securities will be referred to as a “combination.” Each combination of Exchangeable Securities will be issued by the related trust. The classes of Exchangeable Securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust. At any time after their initial issuance, any class of Exchangeable Securities may be exchanged for the related class or classes of Exchangeable Securities. In some cases, multiple classes of Exchangeable Securities may be exchanged for one or more classes of related Exchangeable Securities.

The descriptions in the related prospectus supplement of the securities of a series that includes Exchangeable Securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA, also will apply to each class of Exchangeable Securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Securities.

Exchanges. If a holder of Exchangeable Securities elects to exchange its Exchangeable Securities for related Exchangeable Securities, then:

•
the aggregate principal balance of the related Exchangeable Securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Securities so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Securities will have a principal balance of zero);

•
the aggregate amount of interest payable on each distribution date with respect to the related Exchangeable Securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the Exchangeable Securities so exchanged; and

•	the class or classes of Exchangeable Securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Securities that differ in their interest characteristics include:

•
A class of Exchangeable Securities with an interest rate that varies directly with changes in an index and a class of Exchangeable Securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Securities with a fixed interest rate. In such a combination, the classes of Exchangeable Securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Securities with the fixed interest rate.

•
An interest-only class and a principal-only class of Exchangeable Securities may be exchangeable, together, for a related class of Exchangeable Securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Securities.

•
Two classes of principal and interest classes of Exchangeable Securities with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related Exchangeable Securities would be equal to the aggregate principal balance of the two classes of Exchangeable Securities, and the single class of related Exchangeable Securities would have a fixed interest rate that, when applied to the principal balance of the two classes of Exchangeable Securities, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Securities.

In some series, a holder may be able to exchange its Exchangeable Securities for other related Exchangeable Securities that have different principal payment characteristics. Some examples of combinations of Exchangeable Securities that differ in the principal payment characteristics include:

•
A class of Exchangeable Securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Securities, and a second class of Exchangeable Securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related Exchangeable Securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of Exchangeable Securities that is a planned amortization class, and a class of Exchangeable Securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Securities to effect an exchange. For example, the holder must own, at the time of the proposed exchange, the class or classes of Exchangeable Securities necessary to make the exchange in the necessary proportions. If a holder does not own the necessary classes of Exchangeable Securities or does not own the necessary classes of Exchangeable Securities in the proper proportions, the holder may not be able to obtain the desired classes of Exchangeable Securities. The holder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Securities may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Securities.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Securities. A holder of an Exchangeable Security will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the holder regarding delivery of the Exchangeable Securities and payment of the administrative fee. A holder’s notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Securities in book entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Payments on an Exchangeable Security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the holder of record as of the applicable record date.

Book-Entry Registration of Securities

If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking Luxembourg or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as “DTC.” Clearstream Banking Luxembourg is referred to as “Clearstream.” The Euroclear System is referred to as “Euroclear.”

The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only “holders” of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC’s records. The ownership interest of each Security Owner is in turn to be recorded on the Participants’ or Securities Intermediaries’ records. The Securities Intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner’s Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC’s records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuing entity or agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuing entity or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Federal Income Tax Consequences” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

(1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

(2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

(3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

Residential Loans. The master servicer, directly or through sub-servicers, will be required to

•	make reasonable efforts to collect all required payments under the residential loans and

•
follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under “Description of Primary Insurance Coverage” or “Description of Credit Support” in this prospectus.

With respect to any series of securities as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust. See “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

Mortgage Securities and Agency Securities. The trustee will be required, if it has not received a distribution with respect to any mortgage security or agency security by the date specified in the related prospectus supplement in accordance with the terms of its mortgage security or agency security, as applicable, to request the issuing entity or guarantor, if any, of the mortgage security or agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuing entity or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the mortgage securities or agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

(1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

(2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

•	the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

•	the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

•	the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement

•	the trust will realize a loss in the amount of this difference.

If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Coverage” and “Description of Credit Support” in this prospectus.

With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Certain Legal Aspects of Residential Loans — Foreclosure on Cooperative Shares” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust asset.

With respect to a series of securities as to which the trust includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer’s primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust asset, these amounts will decrease as the assets of the trust amortize.

As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to mortgage securities or agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans, mortgage securities or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of mortgage securities or agency securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer’s knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

•	the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

•	shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

•
the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer’s obligations and responsibilities under the servicing agreement.

Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

•	against any liability for any breach of warranties or representations made in the servicing agreement; or

•	against any specific liability imposed on the master servicer; or

•	by the terms of the servicing agreement; or

•	by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

•	by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

•	entitled to indemnification by the trust and

•
will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

•	any loss, liability, or expense related to any specific residential loan or residential loans,

•	any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

•
any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

The related prospectus supplement may specify that the master servicer’s duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

•	the agreement or the securities;

•	any Pool Insurance Policy;

•	any special hazard insurance policy and the Bankruptcy Bond

•	any mortgage securities; or

•	any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities, the mortgage securities, or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust.

If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses of the trust, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust. Any direction to sell the trust will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust. In the absence of this direction, the trustee may not sell all or any portion of the trust.

Events of Default

Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

•
any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

•	any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

•
the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

•
the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

•	the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

•	exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

•
institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

•
any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

•	any other servicing default specified in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuing entity or the trustee or trust, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

•	a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

•
failure to perform any other covenant of the issuing entity or the trust in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the issuing entity or the trust in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the trust; and

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

•	maintain possession of the collateral securing the notes of the series and

•	continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•	the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

•	the trustee satisfies the other requirements as may be set forth in the related indenture.

If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

•	the holder previously has given to the trustee written notice of default and the continuance of a default;

•	the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

•	have made written request to the trustee to institute the proceeding in its own name as trustee; and

•	have offered to the trustee reasonable indemnity;

•	the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

•	exercise any of the trusts or powers vested in it by the indenture or

•	institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

(1) to cure any ambiguity;

(2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

(3) to make any other provisions with respect to matters or questions arising under the agreement; and

(4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause (4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

(a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust which are required to be distributed on any security without the consent of the holder of the security; or

(b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

•	the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

•	the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust asset remaining in the related trust or,

•	the purchase of all of the assets of the trust by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the trust as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under “Description of Credit Support.”

The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under “Description of the Securities — Realization on Defaulted Residential Loans” in this prospectus.

The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

•	advance or discharge

•	hazard insurance premiums; and

•	as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

•	tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower’s control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

•	war,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	nuclear reactions,

•	wet or dry rot,

•	vermin, rodents, insects or domestic animals,

•	theft, and,

•	in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

(1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

(2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, this clause generally provides that the insurer’s liability if a partial loss occurs does not exceed the greater of:

(1) the replacement cost of the improvements less physical depreciation; and

(2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

(1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

(2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

DESCRIPTION OF CREDIT SUPPORT

The related prospectus supplement will specify if the trust that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount, these components include, but are not limited to, the following:

•	a Pool Insurance Policy;

•	a special hazard insurance policy;

•	a Bankruptcy Bond;

•	a repurchase bond;

•	a reserve fund;

•	subordination;

•	cross-support provisions;

•	a letter of credit;

•	insurance policies and surety bonds;

•	excess spread; and

•	overcollateralization.

Additional methods of credit support may be set forth in the related prospectus supplement. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

•	an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

•
premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

•
if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

•
the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

(1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

(2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

(1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

(2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” and
“—Repossession with respect to Manufactured Housing Contracts that are not Land Contracts” in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

Claims under each special hazard insurance policy will generally be limited to:

(1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust;

(2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust; or

(3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

•
loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

•	loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

•	normal wear and tear,

•	war,

•	civil insurrection,

•	certain governmental actions,

•	errors in design,

•	faulty workmanship or materials,

•	except under certain circumstances, nuclear or chemical reaction or contamination,

•	flood, if the property is located in a federally designated flood area, and

•	certain other risks.

Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

(1) the cost of repair to the property; and

(2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

(a)	accrued interest at the interest rate to the date of claim settlement and

(b)	certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

(a)	the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

(b)	any amount paid as the cost of repair of the property.

Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

•	Primary Hazard Insurance Policy premiums,

•	flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

•	real estate property taxes, if applicable,

•	property protection and preservation expenses and

•	foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the seller will be obligated to repurchase any mortgage loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the mortgage loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the seller.

Reserve Funds

The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust.

Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Subordination

See “Description of the Securities — Subordination.”

Cross-Support Provisions

The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trusts.

Letter of Credit

The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

The related prospectus supplement may specify that the subordination provisions of a trust may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

DERIVATIVES

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See “The Trusts—Residential Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

General

All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust also contains:
(1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

(2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

(3) Manufactured Housing Contracts evidencing both

•	the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

•
the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by

•	the law of the state in which the real property is located,

•	the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

•	in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations

(1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

(2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Cooperative Shares” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code, of a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.
The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor’s rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

•	the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

•
in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower’s default was neither willful nor in bad faith and that the mortgagee’s action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee’s sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

(1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

(2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

(1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

(2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that “‘reasonably equivalent value’, for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State’s foreclosure law have been complied with.” The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than “fair consideration” under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

Generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ and trustee’s fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender’s own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

•
in some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

•
in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property;

•
finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust.

Foreclosure on Cooperative Shares

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

(1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

(2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

(3) Sale proceeds are to be applied first to repossession expenses —expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling— and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with respect to Residential Properties

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

States have taken a number of approaches to anti-deficiency and related legislation:

•	Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

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In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

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Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

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In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

•
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in,” i.e., bid up to the amount of the debt, at the sale of the asset. See “—Foreclosure on Mortgages” above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor’s principal residence is due before the final date for payment under a debtor’s Chapter 13 plan —which date could be up to five years after the debtor emerges from bankruptcy—under a case recently decided by an intermediate appellate court, the debtor’s rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender’s claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court’s decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor’s emergence from bankruptcy.

In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor’s principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender’s security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower’s unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “— Foreclosure on Mortgages” in this prospectus.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

•	the federal Truth-in-Lending Act and Regulation Z,

•	Real Estate Settlement Procedures Act and Regulation X,

•	Equal Credit Opportunity Act and Regulation B,

•	Fair Credit Billing Act,

•	Fair Credit Reporting Act,

•	Fair Housing Act, Housing and Community Development Act,

•	Home Mortgage Disclosure Act,

•	Federal Trade Commission Act,

•	Fair Debt Collection Practices Act,

•	Uniform Consumer Credit Code,

•	Consumer Credit Protection Act,

•	Riegle Act,

•	Depository Institutions Deregulation and Monetary Control Act,

•	Gramm-Leach-Bliley Act, and

•	related statutes and regulations.

In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

•	the disclosures required to be made to borrowers,

•	licensing of originators of residential loans,

•	debt collection practices,

•	origination practices, and

•	servicing practices.

These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

•	limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

•	subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

•	subject the trust to an administrative enforcement action,

•	provide the borrower with the right to rescind the loan, and

•	provide the borrower with set-off rights against the trust.

Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

“High Cost” Loans and Predatory Lending Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of “due-on-sale” clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

•	prohibiting prepayment for a specified period after origination,

•	prohibiting partial prepayments entirely or

•	requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

The laws of certain states may

•	render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

•
limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision , referred to as the “OTS”, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower —as junior loans often do— and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

(1) state-chartered banks may originate “alternative mortgage instruments,” including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

(3) all other non-federally chartered housing creditors, including without limitation

•	state-chartered savings and loan associations,

•	savings banks and mutual savings banks and

•	mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

(a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust to take these actions with respect to the affected residential property; and

(b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust to take the actions necessary to comply with these laws.

See “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences” in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of four general types:

(1)	REMIC Securities,

(2)	Exchangeable Securities;

(3)	Grantor Trust Securities,

(4)	Partnership Securities; and

(5)	Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust, the prospectus supplement will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion:

(1) references to a “holder of securities” or a “holder” are to the beneficial owner of a security,

(2) references to “REMIC Pool” are to an entity or portion of an entity as to which a REMIC election will be made, and

(3) references to mortgage loans include mortgage securities and agency securities as specified in the related prospectus supplement.

The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

Classification of REMICs. When each series of REMIC Securities is issued, McKee Nelson LLP, Mayer, Brown, Rowe & Maw LLP or such other counsel to the depositor specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

(1) the related trust, or each applicable portion of the related trust, will qualify as a REMIC, and

(2) the REMIC securities offered with respect to the related trust will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” in this prospectus.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

(i)	in exchange for any qualified mortgage within a three-month period after that date; or

(ii)	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes

(i)	a mortgage in default or as to which default is reasonably foreseeable;

(ii)	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(iii)	a mortgage that was fraudulently procured by the borrower; and

(iv)	a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

A mortgage loan that is “defective,” as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

(1)	one or more classes of regular interests or

(2)	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

•	issued on the Startup Day with fixed terms,

•	designated as a regular interest,

•	unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

•
provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.

In addition, the Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” for purposes of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

Original Issue Discount. Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income. The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount —a so-called “super-premium” class— as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1) the sum of:

(a)	the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)	the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1) the yield to maturity of the Regular Security at the issue date,

(2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

(3) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

(1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

(2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

(1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

(2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

(1) the issue price does not exceed the original principal balance by more than a specified amount, and

(2) the interest compounds or is payable at least annually at current values of:

(a)	one or more “qualified floating rates,”

(b)	a single fixed rate and one or more qualified floating rates,

(c)	a single “objective rate,” or

(d)	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

(1)	within the control of the issuing entity or a related party, or

(2)	unique to the circumstances of the issuing entity or a related party.

A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

(1)	a fixed rate, or

(2)	a variable rate that is:

(a)	a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

(b)	the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

(c)	the weighted average of rates on some or all of the qualified mortgages,

(d)	the product:

i.	of a rate in (a) through (c) above and a fixed multiplier, or

ii.	plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

(e)	a rate in (a) through (c) above plus or minus a constant number of basis points,

(f)	a rate in (a) through (e) above that is subject to one or more caps or floors,

(g)	a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

(h)	a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount.” The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial “teaser rates” cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security:

(1) is exceeded by the then-current principal amount of the Regular Security, or

(2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

(1) on the basis of a constant interest rate, or

(2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which an election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under “—Original Issue Discount,” remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

(1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

(2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

(1) the cost of the Regular Security to the seller,

(2) increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security, and

(3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

(1) if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

(3) to the extent that the gain does not exceed the excess, if any, of:

(a)	the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

(b)	the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

Taxation of REMIC Income. Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(2) all bad loans will be deductible as business bad debts, and

(3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes:

(1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

(2) reduced by amortization of any premium on the mortgage loans,

(3) plus income from amortization of issue premium, if any, on the Regular Securities,

(4) plus income on reinvestment of cash flows and reserve assets, and

(5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool’s deductions include:

(1) interest and original issue discount expense on the Regular Securities,

(2) servicing fees on the mortgage loans,

(3) other administrative expenses of the REMIC Pool, and

(4) realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of “excess inclusions” below under “— Limitations on Offset or Exemption of REMIC Income.” The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder’s after-tax rate of return.

Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

(1)	first, by a cash distribution from the REMIC Pool, and

(2)	second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under “—Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense” and “—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities,” without regard to the de minimis rule described in this prospectus, and
“— Premium,” below.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool’s basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under
“—Taxation of Owners of Regular Securities—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

(1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

(2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Securityholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder’s excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Certain Foreign Investors — Residual Securities” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

(1)	could not be offset by net operating losses of its shareholders,

(2)	would constitute unrelated business taxable income for tax-exempt shareholders, and

(3)	would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Pending the issuance of those regulations, the IRS has issued Notice 2006-97, providing guidance to real estate investment trusts and regulated investment companies regarding the method for allocating excess inclusion income among their shareholders and the obligation of those entities to inform the shareholders of the allocations. In general, the Notice requires that a real estate investment trust or regulated investment company allocate excess inclusion income among its shareholders in proportion to the dividends paid by the real estate investment trust or regulated investment company.

Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

(1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

(2) the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

(1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

(2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

For these purposes,

(1)	“Disqualified Organization” means:

(a)	the United States,

(b)	any state or political subdivision of the United States or any state,

(c)	any foreign government,

(d)	any international organization,

(e)
any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

(f)	any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

(g)
any organization, other than a farmers’ cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

(3) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

(1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

(2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest,” as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer:

(1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

(2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

(1)	the transferor

(a)	conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

(b)	found that the transferee historically paid its debts as they came due, and

(c)	found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

(2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

(3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

(4)	one of the following two tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b)	(i)
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)
the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses,” of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder’s Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income:

(1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

(2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a “taxable mortgage pool,” or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

(1)	the disposition of a qualified mortgage other than for:

(a)
substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default, or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

(2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

(3) the receipt of compensation for services, or

(4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call —generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

(1) a default or reasonably foreseeable default,

(2) an assumption of the mortgage loan,

(3) the waiver of a due-on-sale or due-on-encumbrance clause, or

(4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

(1) during the three months following the Startup Day,

(2) made to a qualified Reserve Fund by a Residual Securityholder,

(3) in the nature of a guarantee,

(4) made to facilitate a qualified liquidation or clean-up call, and

(5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

(2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

(1) the certification described above be provided by the partners rather than by the foreign partnership and

(2) the partnership provide certain information, including a United States taxpayer identification number.

In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that:

(1) the mortgage loans were issued after July 18, 1984, and

(2) the trust or segregated pool of assets in that trust, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”

Effective August 1, 2006, temporary regulations issued by the IRS have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a non-U.S. Person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular non-U.S. Person, if the first allocation of income from the residual interest to the non-U.S. Person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a non-U.S. Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a non-U.S. Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the non-U.S. Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a non-U.S. Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a non-U.S. Person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on “reportable payments.” Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

•	corporations,

•	non-calendar year taxpayers,

•	securities or commodities dealers,

•	real estate investment trusts,

•	investment companies,

•	common trusts,

•	thrift institutions and

•	charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter —41 days after the end of a quarter under proposed Treasury regulations— in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under “—Limitations on Deduction of Certain Expenses” above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Characterization of Investments in REMIC Securities.”

Tax Treatment of Exchangeable Securities

General. If a series of securities includes Exchangeable Securities, each class of Exchangeable Securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Securities is discussed below

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Security. Each beneficial owner of such an Exchangeable Security should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Security as described under “REMICs—Taxation of Owners of Regular Securities.” If a beneficial owner of an Exchangeable Security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Security were aggregated for OID purposes and a beneficial owner of an Exchangeable Security were to (i) exchange that Exchangeable Security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Security as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Security could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an Exchangeable Security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Security were aggregated, the timing of accruals of OID applicable to an Exchangeable Security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Security. The tax consequences to a beneficial owner of an Exchangeable Security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an Exchangeable Security must treat the Exchangeable Security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Security is determined in the same manner as described with respect to REMIC regular interests under “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount.”

If the Exchangeable Security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Section 1286 of the Code, a beneficial owner of an Exchangeable Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Security, (ii) the beneficial owner sells some, but not all, of the Exchangeable Securities, and (iii) the combination of retained Exchangeable Securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Securities sold and the part of the REMIC regular interests underlying the Exchangeable Securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Exchangeable Securities retained for the amount of the basis allocated to the retained Exchangeable Securities, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Securities and retains all the Exchangeable Securities, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Security. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Security (or portion of the cost of REMIC regular interests allocable to the Exchangeable Security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “REMICs—Treatment of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Securities in this regard.

It is not clear whether Exchangeable Securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an Exchangeable Security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Securities under these provisions of the Code.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Securities exchanges them for the related Exchangeable Securities in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Grantor Trusts

Classification of Grantor Trusts

With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust.

Standard Securities

General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as “Stripped Securities,” as defined below under “—Stripped Securities,” the holder of each security in the series, referred to in this prospectus as “Standard Securities,” will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder’s method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

(1) interest at the coupon rate on the mortgage loans,

(2) original issue discount, if any,

(3) prepayment fees,

(4) assumption fees, and

(5) late payment charges received by the servicer.

A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status. Tax Counsel has advised the depositor that:

(1) A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans. . . secured by an interest in real property which is. . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

(2) A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust consist of qualified assets. Interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(3) A Standard Security owned by a REMIC will be considered to represent an “obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities —Premium.”

Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans. See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs — Taxation of Owners of Regular Securities — Market Discount,” except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation —“excess servicing”— will cause the mortgage loans to be treated under the “stripped bond” rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

(1) if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as “Stripped Securities.” The securities will be subject to those rules if:

(1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

(2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Securities — Recharacterization of Servicing Fees”), and

(3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security’s allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

(1) the Grantor Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

(2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuing entity to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

(1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

(2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

(1) “real estate assets” within the meaning of Code Section 856(c)(5)(B),

(2) “obligation[s]. . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and

(3) “loans. . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See “—Standard Securities — Tax Status” above.

Taxation of Stripped Securities. Original Issue Discount. Except as described above under
“—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities.” However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “— General,” the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder’s Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in that Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities — Sale or Exchange of Regular Securities.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

(1) one installment obligation consisting of the Stripped Security’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security’s pro rata share of the payments attributable to interest on each mortgage loan,

(2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

(3) a separate installment obligation for each mortgage loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under “—REMICs—Backup Withholding.”

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.” These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trusts

Classification of Partnership Trusts

With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes:

(1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and

(2) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

(1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

(2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” above, and

(3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust:

(1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

(2) if a single beneficial owner owns all of the Partnership Securities in a trust, the trust will be ignored for federal income tax purposes and the assets and Debt Securities of the trust will be treated as assets and indebtedness of this beneficial owner.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. We anticipate that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trusts—Standard Securities—General,” and “—Premium and Discount” and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust for each Due Period equal to the sum of:

(1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

(2) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

(3) any other amounts of income payable to the holders of securities for the applicable Due Period.

That allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor’s capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

A share of expenses of the Partnership Trust, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trusts—Standard Securities — General.” Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “—Grantor Trusts—Standard Securities — General” and “— Premium and Discount.” Regardless of that description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “—Grantor Trusts—Standard Securities—Premium and Discount” in this prospectus. As previously indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

Section 708 Termination. Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust —the “old partnership”— to a new Partnership Trust —the “new partnership”— in exchange for interests in the new partnership. The interests in a new Partnership Trust would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold. A holder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

Allocations Between Transferors and Transferees. In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder’s Partnership Security exceeds the adjusted basis of that holder’s interest in the security. To the extent that the amount of money distributed exceeds that holder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder’s interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust and will report each holder’s allocable share of items of Partnership Trust income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

(1)	the name, address and taxpayer identification number of the nominee and

(2)	as to each beneficial owner:

(x)	the name, address and identification number of the beneficial owner,

(y)	whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

(z)	certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder’s own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in securities may cause the Primary Assets and other assets included in a related trust to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 as effectively modified by Section 3(42) of ERISA (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust constitute plan assets, certain activities involved in the operation of the trust may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to HSBC Securities (USA) Inc., (Prohibited Transaction Exemption (“PTE”) 96-84; 61 Fed. Reg. 58234 (Nov. 13, 1996) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) HSBC Securities (USA) Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with HSBC Securities (USA) Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1) The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings (each, a “Rating Agency”);

(3) In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated securities issued by the trust in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust) which are secured by the same collateral;

(4) Assets of the type included in a particular trust have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of securities in reliance on the Exemption;

(5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7) The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap, or if purchased by or on behalf of the trust, an interest-rate cap contract (collectively, a “Swap” or “Interest Rate Swap Agreement”) is a permitted trust asset if it:

(1) is an “eligible Swap;”

(2) is with an “eligible counterparty;”

(3) is purchased by a “qualified plan investor;”

(4) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5) permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

b. pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Interest Rate Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Interest Rate Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Interest Rate Swap Agreement (at which time the earlier Interest Rate Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Interest Rate Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Interest Rate Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Interest Rate Swap Agreement (at which time the earlier Interest Rate Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Interest Rate Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust with respect to securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e. it is entered into between the trust and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust. A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust; (2) the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the offered certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the offered certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the Prospectus Supplement, certain classes of securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of securities which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage related securities.” As so defined, “residential mortgage related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any securities issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by HSBC Securities (USA) Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

Alternatively, the related prospectus supplement may specify that the securities will be distributed by HSBC Securities (USA) Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If HSBC Securities (USA) Inc. acts as agent in the sale of securities, HSBC Securities (USA) Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that HSBC Securities (USA) Inc. elects to purchase securities as principal, HSBC Securities (USA) Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

The depositor will indemnify HSBC Securities (USA) Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments HSBC Securities (USA) Inc. and any underwriters may be required to make in respect of any liability.

The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

In the ordinary course of business, HSBC Securities (USA) Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor’s residential loans pending the sale of residential loans or interests in residential loans, including the securities.

The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by the depositor or otherwise.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All current reports on Form 8-K filed or caused to be filed by the depositor pursuant to the Exchange Act with respect to each series of securities offered by this prospectus, prior to the termination of the offering of that series of securities shall be deemed to be “incorporated by reference” into this prospectus and the applicable prospectus supplement. This means that the depositor can disclose important information to any investor by referring the investor to these current reports on Form 8-K. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC on Form 8-K that relates to the trust for any series of securities will automatically update and supersede this information.

We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018, Attention: Norman Chaleff, or by telephone at (212) 525-4010.

We filed a registration statement (Registration No. 333-140923) relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval — EDGAR — system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, Washington, D.C. or Mayer, Brown, Rowe & Maw LLP, New York, New York.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans;

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

ADDITIONAL INFORMATION

This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC’s offices.

REPORTS TO SECURITYHOLDERS AND TO THE SEC

Periodic and annual reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “Description of the Securities — Statements to Holders of Securities.”

Additionally, these periodic and annual reports will be filed with the SEC. Each trust will be assigned a separate file number by the SEC, which will be provided in the related prospectus supplement. Reports filed with the SEC with respect to a trust will be available under the trust’s SEC file number and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus

RATING

It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the assets of the trust and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency’s assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

(1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

(2) the degree to which the rate of prepayments might differ from that originally anticipated or

(3) the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

GLOSSARY OF TERMS

“1986 Act” is the Tax Reform Act of 1986.

“Accrual Securities” are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

“Accrued Security Interest” is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

“Available Distribution Amount” is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

(1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust;

(2) any principal and/or interest advances made with respect to the distribution date, if applicable;

(3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

“Available Subordination Amount” is an amount equal to the difference between

(1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust as specified in the related prospectus supplement and

(2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

“Bankruptcy Bond” is a bond insuring residential loans which covers

(1) certain losses resulting from

(a)	an extension of the maturity of a residential loan, or

(b)	a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

(2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Buydown Loans” are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

“California Military Code” is the California Military and Veterans Code, as amended.

“Cash Flow Value” is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust, can be supported by either:

(1) the future scheduled payments on the assets of the trust, with the interest on the assets adjusted to the Net Interest Rate;

(2) the proceeds of the prepayment of the assets of the trust, together with reinvestment earnings on the assets of the trust, if any, at the applicable assumed reinvestment rate; or

(3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

“CERCLA” is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Clearstream” is Clearstream Banking Luxembourg.

“Code” is the Internal Revenue Code of 1986, as amended.

“Collateral Value” is

(1) with respect to a residential property or cooperative unit, it is the lesser of:

(a)	the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

(b)	the sales price of the property.

(2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

“Cooperative” is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

“Cooperative Loans” are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

“Cut-Off Date” is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

“Debt Securities” are securities which represent indebtedness of a Partnership Trust for federal income tax purposes.

“Definitive Security” is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

“Deposit Period” is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

“DTC” is The Depository Trust Company.

“Due Period” is the period of time specified in the related prospectus supplement.

“Equity Certificates” are certificates, with respect to a series of notes where the issuing entity is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

“ERISA Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Euroclear” is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Exchangeable Securities” are securities where the holder of one or more classes of securities are entitled to exchange all or a portion of such securities for proportionate interests in one or more other specified classes of such securities of the same series.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fannie Mae Certificates” are guaranteed mortgage pass-through securities issued by the Fannie Mae.

“FHA Insurance” is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

“Freddie Mac Certificates” are mortgage participation certificates issued by the Freddie Mac.

“Garn-St. Germain Act” is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

“GNMA Certificates” are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

“Grantor Trust” is the applicable portion of the related trust which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

“Grantor Trust Securities” are securities which represent interests in a grantor trust as to which no REMIC election will be made.

“Home Equity Loans” are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

“Home Improvement Contracts” are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

“Insurance Instrument” is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

“Insurance Proceeds” are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“IRS” is the federal Internal Revenue Service.

“Land Contracts” are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

“Liquidation Proceeds” are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

“Lockout Period” is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

“Manufactured Housing Contracts” are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

(1) new or used manufactured homes;

(2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

(3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

“Multifamily Loans” are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

“Net Interest Rate” with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

“Non-Pro Rata Security” is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

“OID Regulations” are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

“OTS” means the federal Office of Thrift Supervision.

“Participants” are participating organizations through which a Security Owner can hold its book-entry security.

“Partnership Securities” are securities which represent interests in a Partnership Trust.

“Partnership Trust” is a trust which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

“Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Pool Insurance Policy” is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

“Prepayment Assumption” is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

“Prepayment Period” is a period that may be particularly specified in the related prospectus supplement which may commence on:

(1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

(2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

“Primary Assets” any combination of the following, to the extent and as specified in the prospectus supplement: residential mortgage loans, mortgage securities, agency securities or Stripped Agency Securities.

“Primary Credit Insurance Policy” is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

“Primary Hazard Insurance Policy” is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

“PTCE” is the Prohibited Transaction Class Exemption.

“Qualified Insurer” is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

“Refinance Loan” are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

“Regular Securities” are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

“Regular Securityholder” is a holder of a Regular Security.

“Relief Act” is the Servicemembers Civil Relief Act.

“REMIC” is a real estate mortgage investment conduit as described in the REMIC Provisions.

“REMIC Pool” is an entity or portion of an entity as to which a REMIC election will be made.

“REMIC Provisions” are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

“REMIC Regulations” are the Treasury regulations issued under the REMIC Provisions.

“REMIC Securities” are securities which represent interests in a trust, or a portion of a trust, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

“Reserve Fund” is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

“Residual Securities” are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

“Residual Securityholder” is a holder of a Residual Security.

“Restricted Group” consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the certificates.

“Retained Interest” are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust which are retained by the depositor, any of its affiliates or its predecessor in interest.

“Retained Interest Rate” is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

“SEC” is the U.S. Securities and Exchange Commission.

“Securities Intermediary” is an entity that maintains the Security Owner’s account and records the Security Owner’s ownership of securities on that account.

“Security Owner” is a person who has beneficial ownership interests in a security.

“Security Register” is a record where exchanges or transfers of securities are registered by the Security Registrar.

“Security Registrar” is one who registers exchanges or transfers of securities in the Security Register.

“Similar Law” is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Security” has the meaning given such term in “Federal Income Tax Consequences - Standard Securities”.

“Startup Day” is the date the REMIC securities are issued.

“Stripped Agency Securities” are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

(1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

(2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

“Subsequent Loan” is a loan acquired with funds deposited in a Pre-Funding Account to be established with the trustee, from time to time during the time period specified in the related prospectus supplement.

“Title V” is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

“Trust Accounts” are one or more accounts included in each trust established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

“UCC” is the Uniform Commercial Code in effect in the relevant jurisdiction.

“Unaffiliated Sellers” are sellers of residential loans to the depositor that are not affiliated with the depositor.

“U.S. Person” is

(1) A citizen or resident of the United States,

(2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“VA Guarantee” is a guarantee of residential loans by the VA under the Serviceman’s Readjustment of 1944, as amended.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuing entity of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

•
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

•	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

•	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

•
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

•	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

•	certifying that the nonqualified intermediary is not acting for its own account,

•
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

•
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream Banking Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.